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Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-214806

PROSPECTUS

Johnson Controls International plc

Offers to Exchange
All Outstanding Notes of the Series Specified Below
and Solicitation of Consents to Amend the Related Indentures

Early Consent Date: 5:00 p.m., New York City Time, December 9, 2016, unless extended

Expiration Date: 11:59 p.m., New York City Time, December 23, 2016, unless extended

          Johnson Controls International plc (the "Company," "Johnson Controls," "JCI plc," "we" or "us") is offering to exchange any and all validly tendered and accepted notes of the following series issued by Johnson Controls, Inc. ("JCI Inc.") or Tyco International Finance S.A. ("TIFSA") for notes to be issued by Johnson Controls (the "JCI plc Notes") as described in, and for the consideration summarized in, the tables below.

				Exchange Consideration(1)(2)		Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
	Series of Notes Issued by JCI Inc. to Be Exchanged (collectively, the "JCI Inc. Notes")
Aggregate Principal Amount (mm)		CUSIP No./ISIN	Series of JCI plc Notes to Be Issued by Johnson Controls	JCI plc Notes (principal amount)	Cash	JCI plc Notes (principal amount)	JCI plc Notes (principal amount)	Cash
$45.896	2.355% Senior Notes due 2017	478373AA1/ US478373AA13	2.355% Senior Notes due 2017	$970	$1	$30	$1,000	$1
$150	7.125% Notes Due July 15, 2017	478366AG2/ US478366AG24	7.125% Notes Due July 15, 2017	$970	$1	$30	$1,000	$1
$300	1.400% Senior Notes due 2017	478373AB9/ US478373AB95	1.400% Senior Notes due 2017	$970	$1	$30	$1,000	$1
$500	5.000% Senior Notes due 2020	478366AU1/ US478366AU18	5.000% Senior Notes due 2020	$970	$1	$30	$1,000	$1
$500	4.25% Senior Notes due 2021	478366AX5/ US478366AX56	4.25% Senior Notes due 2021	$970	$1	$30	$1,000	$1
$450	3.750% Senior Notes due 2021	478366BA4/ US478366BA45	3.750% Senior Notes due 2021	$970	$1	$30	$1,000	$1
$500	3.625% Senior Notes due 2024	478373AC7/ US478373AC78	3.625% Senior Notes due 2024	$970	$1	$30	$1,000	$1
$400	6.000% Notes due 2036	478366AN7/ US478366AN74	6.000% Notes due 2036	$970	$1	$30	$1,000	$1
$300	5.70% Senior Notes due 2041	478366AW7/ US478366AW73	5.70% Senior Notes due 2041	$970	$1	$30	$1,000	$1
$250	5.250% Senior Notes due 2041	478366BB2/ US478366BB28	5.250% Senior Notes due 2041	$970	$1	$30	$1,000	$1
$450	4.625% Senior Notes due 2044	478373AD5/ US478373AD51	4.625% Senior Notes due 2044	$970	$1	$30	$1,000	$1
$125	6.950% Debentures due December 1, 2045	478366AF4/ US478366AF41	6.950% Debentures due December 1, 2045	$970	$1	$30	$1,000	$1
$450	4.950% Senior Notes due 2064	478373AE3/ US478373AE35	4.950% Senior Notes due 2064	$970	$1	$30	$1,000	$1

				Exchange Consideration(1)(2)		Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
	Series of Notes Issued by TIFSA to Be Exchanged (collectively, the "TIFSA Notes")
Aggregate Principal Amount (mm)		CUSIP No./ISIN	Series of JCI plc Notes to Be Issued by Johnson Controls	JCI plc Notes (principal amount)	Cash	JCI plc Notes (principal amount)	JCI plc Notes (principal amount)	Cash
$67.08	3.750% Notes due 2018	902118BP2/ US902118BP22	3.750% Notes due 2018	$970	$1	$30	$1,000	$1
$42.166	4.625% Notes due 2023	902118BQ0/ US902118BQ05	4.625% Notes due 2023	$970	$1	$30	$1,000	$1
€500	1.375% Notes due 2025 (the "TIFSA Euro Notes")	902118BR8/ XS1195465676	1.375% Notes due 2025 (the "JCI plc Euro Notes")	€970	€1	€30	€1,000	€1
$750	3.900% Notes due 2026	902118BS6/ US902118BS60	3.900% Notes due 2026	$970	$1	$30	$1,000	$1
$750	5.125% Notes due 2045	902118BT4/ US902118BT44	5.125% Notes due 2045	$970	$1	$30	$1,000	$1

(1)
Consideration, representing principal amount of JCI plc Notes, per $1,000 principal amount of JCI Inc. Notes or TIFSA Notes, or per €1,000 principal amount of TIFSA Euro Notes, as applicable, validly tendered, subject to any rounding as described herein.

(2)
The term "JCI plc Notes" refers, in each case, to the series of JCI plc Notes corresponding to the series of JCI Inc. Notes or TIFSA Notes, as applicable, of like tenor and coupon.

(3)
Includes the Early Participation Premium for JCI Inc. Notes and TIFSA Notes, as applicable, validly tendered before the Early Consent Date described below and not validly withdrawn.

          In exchange for each $1,000 principal amount of JCI Inc. Notes or TIFSA Notes (other than the TIFSA Euro Notes) (together, "Subsidiary Dollar Notes"), as applicable, that is validly tendered prior to 5:00 p.m., New York City time, on December 9, 2016 (the "Early Consent Date") and not validly withdrawn, holders will receive the total exchange consideration set out in the table above (the "Total Consideration"), which consists of $1,000 principal amount of JCI plc Notes and a cash amount of $1 (the "Subsidiary Dollar Note Consent Fee"). In exchange for each €1,000 principal amount of TIFSA Euro Notes (together with the Subsidiary Dollar Notes, the "Subsidiary Notes") that is validly tendered prior to 5:00 p.m., New York City time, on the Early Consent Date and not validly withdrawn, holders will receive the Total Consideration, which consists of €1,000 principal amount of JCI plc Euro Notes and a cash amount of €1 (the "TIFSA Euro Notes Consent Fee," and each of the Subsidiary Dollar Note Consent Fee and the TIFSA Euro Note Consent Fee a "Consent Fee"). In respect of all Subsidiary Notes, the Total Consideration includes the early participation premium set out in the table above (the "Early Participation Premium"), which consists of $30 principal amount of JCI plc Notes or €30 principal amount of JCI plc Euro Notes, as applicable.

          In exchange for each $1,000 principal amount of Subsidiary Dollar Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will receive only the exchange consideration set out in the table above (the "Exchange Consideration"), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of JCI plc Notes and the Subsidiary Dollar Note Consent Fee. In exchange for each €1,000 principal amount of TIFSA Euro Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium and so consists of €970 principal amount of JCI plc Euro Notes and the TIFSA Euro Notes Consent Fee.

          If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date, but you will not receive the Early Participation Premium unless you validly re-tender before the Early Consent Date. If the valid withdrawal of your tender occurs before the Early Consent Date, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs after the Early Consent Date, then, as described in this prospectus, you may not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

          Each JCI plc Note issued in exchange for a Subsidiary Note will have an interest rate and maturity that are identical to the interest rate and maturity of the tendered Subsidiary Note, as well as identical interest payment dates, and will accrue interest from (and including) the most recent interest payment date of the tendered Subsidiary Note (which will be the first interest payment date falling after the Settlement Date in the case of any tendered Subsidiary Note for which the corresponding regular record date falls before the Expiration Date). No accrued but unpaid interest will be paid in connection with the exchange offers, except in certain limited circumstances described herein. The principal amount of each JCI plc Note will be rounded down, if necessary, to the nearest whole multiple of $1,000 or €1,000, as applicable, and JCI plc will pay cash (USD in the case of the Subsidiary Dollar Notes and Euros in the case of the TIFSA Euro Notes) equal to the remaining portion, if any, of the exchange price of such Subsidiary Note.

          The exchange offers will expire immediately following 11:59 p.m., New York City time, on December 23, 2016, unless extended (the "Expiration Date"). You may withdraw tendered Subsidiary Notes at any time prior to the Expiration Date. As of the date of this prospectus, there was $4,420,896,000 aggregate principal amount of outstanding JCI Inc. Notes, $1,609,246,000 aggregate principal amount of outstanding TIFSA Notes (other than the TIFSA Euro Notes) and €500,000,000 aggregate principal amount of outstanding TIFSA Euro Notes.

          Concurrently with the exchange offers, Johnson Controls is also soliciting consents from each holder of the Subsidiary Notes, on behalf of JCI Inc. and TIFSA and upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the "proposed amendments") to each series of Subsidiary Notes governed by, as applicable:

  (i)
  The Indenture, dated as of January 17, 2006, between JCI Inc. and U.S. Bank National Association (the "JCI Inc. Trustee") (as successor to JPMorgan Chase Bank, N.A.), as trustee (as supplemented and amended with respect to each series of the

    JCI Inc. Notes issued thereunder by the terms thereof established, as applicable, pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated January 17, 2006 (the "2006 Officers' Certificate"), pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated March 9, 2010 (the "2010 Officers' Certificate"), pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated February 4, 2011 (the "February 2011 Officers' Certificate"), pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated December 2, 2011 (the "December 2011 Officers' Certificate"), and pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated June 13, 2014 (the "2014 Officers' Certificate"), collectively, the "JCI Inc. 2006 Indenture");

  (ii)
  The Indenture, dated as of March 16, 2009, between JCI Inc. and the JCI Inc. Trustee, as trustee (as supplemented and amended with respect to each series of the JCI Inc. Notes issued thereunder by the terms thereof established, as applicable, by Supplemental Indenture No. 1, dated as of March 16, 2009, and Supplemental Indenture No. 2, dated as of March 1, 2012 (the "Second JCI 2009 Supplemental Indenture"), collectively, the "JCI Inc. 2009 Indenture");

  (iii)
  The Indenture, dated as of February 22, 1995, between JCI Inc. and the JCI Inc. Trustee (as successor to Chemical Bank Delaware), as trustee (as supplemented and amended with respect to each series of the JCI Inc. Notes issued thereunder by the terms thereof established, as applicable, pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated July 11, 1997 (the "1997 Officers' Certificate") and pursuant to that certain Officers' Certificate Pursuant to Section 3.01 of the Indenture, dated December 12, 1995 (the "1995 Officers' Certificate"), collectively, the "JCI Inc. 1995 Indenture," and together with the JCI Inc. 2006 Indenture and the JCI Inc. 2009 Indenture, the "JCI Inc. Indentures");

  (iv)
  The Indenture, dated as of February 25, 2015, among TIFSA, Tyco International plc ("Tyco"), Tyco Fire & Security Finance S.C.A. ("TFSSCA"), and Deutsche Bank Trust Company Americas (the "TIFSA Trustee"), as trustee (as supplemented and amended with respect to each series of the TIFSA Notes issued thereunder by the terms thereof established, as applicable, by the First Supplemental Indenture, dated as of February 25, 2015 (the "First TIFSA 2015 Supplemental Indenture"), the Second Supplemental Indenture, dated as of September 14, 2015 (the "Second TIFSA 2015 Supplemental Indenture"), and the Third Supplemental Indenture, dated as of September 14, 2015 (the "Third TIFSA 2015 Supplemental Indenture"), collectively, the "TIFSA 2015 Indenture"); and

  (v)
  The Indenture, dated as of January 9, 2009, by and among TIFSA, Tyco, TFSSCA, and the TIFSA Trustee, as trustee (as supplemented and amended with respect to each series of the TIFSA Notes issued thereunder by the terms thereof established, as applicable, by the Fourth Supplemental Indenture, dated as of January 12, 2011 (the "Fourth TIFSA 2009 Supplemental Indenture"), the Fifth Supplemental Indenture, dated as of January 12, 2011 (the "Fifth TIFSA 2009 Supplemental Indenture"), and Supplemental Indenture 2014-1 to 2009 Indenture, dated as of November 17, 2014, collectively, the "TIFSA 2009 Indenture," and together with the TIFSA 2015 Indenture, the "TIFSA Indentures").

          Each of the TIFSA Indentures and the JCI Inc. Indentures is referred to herein as a "Subsidiary Indenture" and the TIFSA Indentures and JCI Inc. Indentures are collectively referred to herein as the "Subsidiary Indentures."

          You may not consent to the proposed amendments to the relevant Subsidiary Indenture without tendering your Subsidiary Notes in the appropriate exchange offer, and you may not tender your Subsidiary Notes for exchange without consenting to the applicable proposed amendments. By tendering your Subsidiary Notes for exchange, you will be deemed to have (a) if you are receiving the prospectus in a Member State of the European Economic Area (a "Member State") or are resident in, located in, established in, incorporated in, acting from a branch or place of business in, or have your central management and control or center of main interests in, a Member State, represented to Johnson Controls, the dealer managers and the exchange agent that you are a "qualified investor" for the purposes of the Irish Prospectus Regulations and the EU Prospectus Directive (as each such term is defined below) and (b) validly delivered your consent to the proposed amendments to the applicable Subsidiary Indenture under which those Subsidiary Notes were issued with respect to that specific series, as described under "The Proposed Amendments." You may revoke your consent at any time before the Early Consent Date but you may not be able to revoke your consent after the Early Consent Date as described in this prospectus.

          The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations," including, among other things, the receipt of valid consents to the proposed amendments on behalf of at least a majority of the outstanding aggregate principal amount of the applicable series of Subsidiary Notes subject to such exchange offer (the "Requisite Consents"). Johnson Controls may, at its option and in its sole discretion, waive any such conditions.

          Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, eliminate various covenants, event of default provisions and other provisions under the applicable Subsidiary Indenture. The supplemental indenture for each series of the TIFSA Notes will also release certain guarantees by Johnson Controls and TFSSCA (as described below). Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.

          Johnson Controls plans to issue the JCI plc Notes promptly on or about the second business day following the Expiration Date (the "Settlement Date"). The Subsidiary Notes (except the TIFSA Euro Notes) are not listed on any securities exchange. The TIFSA Euro Notes are listed on the New York Stock Exchange (the "NYSE"). Johnson Controls intends to list the JCI plc Notes on the NYSE. Trading in the JCI plc Notes is expected to begin within 30 days of the settlement date.

          This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see the section entitled "Risk Factors" beginning on page 22 of this prospectus for a discussion of the risks that you should consider in connection with your investment in the JCI plc Notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          None of Johnson Controls, JCI Inc., TIFSA, the exchange agent, the information agent, the JCI Inc. Trustee, the TIFSA Trustee, the trustee under the indentures governing the JCI plc Notes or the dealer managers makes any recommendation as to whether holders of Subsidiary Notes should exchange their notes in the exchange offers and deliver consents to the proposed amendments to the relevant Subsidiary Indenture.

The joint lead dealer managers for the exchange offers and the consent solicitations are:

BofA Merrill Lynch	Citigroup

The date of this prospectus is December 19, 2016

The dealer managers for the exchange offers and the consent solicitations are:

Barclays	J.P. Morgan	MUFG	Wells Fargo Securities

i

ABOUT THIS PROSPECTUS

        As used in this prospectus, unless otherwise specified or unless the context otherwise requires, the terms "Johnson Controls," the "Company," the "combined company," "we," "us," and "our" refer to Johnson Controls International plc and its consolidated subsidiaries, and "JCI plc" refers to Johnson Controls International plc and not to any of its subsidiaries.

        The information contained in this prospectus is not complete and may be changed. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representations. This prospectus constitutes an offer to sell only the JCI plc Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus is current only as of the respective dates of such documents. Johnson Controls is not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

        This prospectus is part of a registration statement that Johnson Controls has filed with the Securities and Exchange Commission (the "SEC" or the "Commission"). You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits thereto and the additional information described under the heading "Where You Can Find More Information."

NOTICE TO INVESTORS

        This prospectus is not a prospectus within the meaning of the Companies Act 2014 of Ireland, the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) (the "Irish Prospectus Regulations") or Directive 2003/71/EC of the European Parliament and of the Council (as amended by Directive 2010/73/EU of the European Parliament and of the Council) (the "EU Prospectus Directive"). Any offer of securities to the public (within the meaning of the Irish Prospectus Regulations or the EU Prospectus Directive) pursuant to this document is made on the basis that it is, pursuant to Regulation 9(1) of the Irish Prospectus Regulations and Article 3.2 of the EU Prospectus Directive, an offer to which no obligation to publish a prospectus applies.

        If you are receiving the prospectus in a Member State of the European Economic Area (a "Member State") or are resident in, located in, established in, incorporated in, acting from a branch or place of business in, or have your central management and control or center of main interests in, a Member State, by reading this prospectus or by tendering your Subsidiary Notes (as defined below) for exchange, you shall be deemed to have represented that you are a qualified investor for the purposes of, and within the meaning of, each of the Irish Prospectus Regulations and the EU Prospectus Directive.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement or any document incorporated by reference may contain statements that are forward-looking and, therefore, subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements." Statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Forward-looking statements are based on current expectations of future events. The forward-looking statements are, and will be, based on Johnson Controls management's current views and assumptions regarding future events and operating performance and speak only as of their dates. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls' control, that could cause Johnson Controls' actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are only made as of the date of the document in which they are included, unless otherwise specified, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document, except as required by applicable law or regulations.

        The following are some important factors that could cause the actual results of Johnson Controls to differ from its current expectations:

  •
  any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient plc;

  •
  changes in tax laws, regulations, rates, policies or interpretations;

  •
  the loss of key senior management;

  •
  the tax treatment of recent portfolio transactions;

  •
  significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions;

  •
  the risk that disruptions from recent transactions will harm Johnson Control's business;

  •
  the strength of the U.S. or other economies;

  •
  energy and commodity prices;

  •
  the availability of raw materials and component products;

  •
  currency exchange rates; and

  •
  cancellation of or changes to commercial arrangements.

        The foregoing list sets forth many, but not all, of the factors that could impact Johnson Controls' ability to achieve results described in any forward-looking statements. See also the factors set forth under "Risk Factors" in this prospectus and in Item 1A of our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

WHERE YOU CAN FIND MORE INFORMATION

        Johnson Controls and JCI Inc. file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that Johnson Controls or JCI Inc. file at the Public Reference Room of the SEC at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access Johnson Controls' and JCI Inc.'s SEC filings, including (for Johnson Controls) the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

        The SEC allows registrants to "incorporate by reference" the information filed with it, which means that Johnson Controls can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Johnson Controls and JCI Inc. file later with the SEC will automatically update and supersede this information. The documents listed below and any future filings Johnson Controls and JCI Inc. make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus, are incorporated herein by reference:

1.
Johnson Controls International plc (formerly known as Tyco International plc, or "Tyco")

(a)
the Annual Report of Johnson Controls on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 23, 2016;

(b)
the Annual Report of Tyco on Form 10-K for the fiscal year ended September 25, 2015 filed with the SEC on November 13, 2015 (as recast in part in Tyco's Current Report on Form 8-K filed with the SEC on March 11, 2016);

(c)
the Quarterly Report of Tyco on Form 10-Q for the period ended June 30, 2016 filed with the SEC on July 29, 2016;

(d)
the portions of Tyco's Proxy Statement on Schedule 14A for its 2016 annual general meeting of shareholders filed with the SEC on January 15, 2016 that are incorporated by reference into Tyco's Annual Report on Form 10-K for the fiscal year ended September 25, 2015; and

(e)
the Current Reports of Johnson Controls on Form 8-K filed with the SEC on September 6, 2016 (as amended by Amendment No. 1 filed with the SEC on October 3, 2016), October 31, 2016 and December 12, 2016.

2.
Johnson Controls, Inc.

(a)
the Annual Report of JCI Inc. on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 23, 2016; and

(b)
The Current Reports of JCI Inc. on Form 8-K filed with the SEC on September 6, 2016, October 31, 2016 and December 12, 2016.

        You may request a copy of Johnson Controls', Tyco's and JCI Inc.'s filings, at no cost, by writing or telephoning Shareholder Services, Johnson Controls, 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Telephone: (800) 524-6220 or by going to Johnson Controls' Internet website at www.johnsoncontrols.com. Johnson Controls' Internet website address is provided as an inactive textual reference only. The information provided on Johnson Controls' Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference.

SUMMARY

        This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the exchange offers and consent solicitations fully, you should carefully read this prospectus and the documents incorporated by reference. Please also read "Where You Can Find More Information." References to other portions of this prospectus have been included to direct you to a more complete description of the topics presented in this summary. You should also read "Risk Factors" in this prospectus as well as Item 1A "Risk Factors," incorporated by reference into this prospectus from Johnson Controls' most recent Annual Report on Form 10-K, for more information about important risks that you should consider before making an investment decision in any of the exchange offers and consent solicitations.

        Unless otherwise indicated or the context requires, pro forma financial information presented in this prospectus give effect to (i) the completion of the acquisition of Tyco and the transactions related thereto and (ii) the separation of Johnson Controls' Automotive Experience business into a newly formed company, Adient plc ("Adient") and distribution of Adient shares to the Johnson Controls shareholders with respect to all of the Subsidiary Notes as of, and for, the periods indicated.

Information about Johnson Controls

        Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Johnson Controls' 128,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Johnson Controls' commitment to sustainability dates back to its roots in 1885, with the invention of the first electric room thermostat. Johnson Controls is currently organized under the laws of Ireland and was originally incorporated in the State of Wisconsin in 1885. On September 2, 2016, Johnson Controls, Inc. ("JCI Inc.") merged with a wholly owned subsidiary of Tyco, with JCI Inc. surviving the merger as a wholly owned subsidiary of Tyco. Following the merger, the combined company changed its name to Johnson Controls International plc and is referred to in this prospectus as "Johnson Controls." Johnson Controls completed the spin-off of its automotive seating and interiors business, Adient plc, on October 31, 2016.

Credit Agreement Amendment

        On November 1, 2016, Johnson Controls, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders thereunder amended (the "Credit Agreement Amendment") the US$2,000,000,000 revolving credit agreement (as so amended, the "Credit Agreement") to facilitate the exchange offers and consent solicitations. Pursuant to the Credit Agreement Amendment, the definition of "Qualified Exchange Offer" was amended to mean one or more exchange offers in which at least a majority in aggregate principal amount of (a) the JCI Notes and (b) TIFSA Notes are, in each case, exchanged for JCI plc Notes. Under the Credit Agreement, upon closing of a Qualified Exchange Offer, (a) JCI plc will automatically become the "Principal Borrower" under and as defined therein, (b) JCI Inc. will automatically be released from all obligations as, and shall cease to be, the Principal Borrower and (c) each of JCI plc, TFSSCA and TIFSA will be automatically released from all of its obligations as, and shall cease to be, a guarantor under the Credit Agreement.

Corporate Information

        Johnson Controls' global headquarters are located at 1 Albert Quay, Cork, Ireland, and its telephone number is 353-21-426-0000. Johnson Controls' Internet website is www.johnsoncontrols.com. The information provided on this Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:
Why is Johnson Controls making the exchange offers and consent solicitations?

A:
Johnson Controls is conducting the exchange offers to simplify its capital structure, to give existing holders of Subsidiary Notes the option to obtain securities issued by the Johnson Controls parent entity and to centralize its reporting obligations under the combined company's various debt instruments. Johnson Controls is conducting the consent solicitations to eliminate various covenants, event of default provisions and other provisions under the Subsidiary Indentures and Subsidiary Notes, and, with respect to the TIFSA Notes, to release the guarantees by each of Johnson Controls and TFSSCA of the due and punctual payment of the principal of, premium, if any, and interest on, the TIFSA Notes when and as the same shall become due and payable (collectively, the "Guarantees") under the TIFSA Indentures. Completion of the exchange offers and consent solicitations is expected to ease administration of the combined company's indebtedness.

Q:
What will I receive if I tender my Subsidiary Notes in the exchange offers and consent solicitations?

A:
Subject to the conditions described in this prospectus, for each Subsidiary Note that is validly tendered prior to 11:59 p.m., New York City time, on December 23, 2016 (the "Expiration Date"), and not validly withdrawn, you will be eligible to receive a JCI plc Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate and have the same interest payment dates and maturity date as the Subsidiary Note for which it was exchanged. Specifically:

•
in exchange for each $1,000 principal amount of Subsidiary Notes (other than TIFSA Euro Notes) that is validly tendered prior to 5:00 p.m., New York City time, on the Early Consent Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of $1,000 principal amount of JCI plc Notes and the Subsidiary Dollar Note Consent Fee, and includes the Early Participation Premium of $30 principal amount of JCI plc Notes;

•
in exchange for each $1,000 principal amount of Subsidiary Notes (other than TIFSA Euro Notes) that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of $970 principal amount of JCI plc Notes and the Subsidiary Dollar Note Consent Fee;

•
in exchange for each €1,000 principal amount of TIFSA Euro Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Consent Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of €1,000 principal amount of JCI plc Notes and the TIFSA Euro Notes Consent Fee, and includes the Early Participation Premium of €30 principal amount of JCI plc Notes; and

•
in exchange for each €1,000 principal amount of TIFSA Euro Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of €970 principal amount of JCI plc Notes and the TIFSA Euro Notes Consent Fee.

  The JCI plc Notes will be issued under and governed by the terms of the JCI plc Indenture described under "The Exchange Offers and Consent Solicitations." The JCI plc Notes (other than the JCI plc Euro Notes) will be issued only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The JCI plc Euro Notes will be issued only in denominations of €100,000 and whole multiples of €1,000 in excess thereof. See "Description of JCI plc Notes—General." In order to be eligible to receive JCI plc Notes pursuant to any exchange offer, a holder must validly offer for exchange a nominal amount of the Subsidiary Notes at least equal to such minimum denomination. If, with respect to any tender of Subsidiary Notes of a particular series, Johnson Controls would be required to issue a JCI plc Note in a denomination other than $2,000 or a whole multiple of $1,000, or a JCI plc Euro Note in a denomination other than €100,000 or a whole multiple of €1,000, Johnson Controls will, in lieu of such issuance:

  •
  issue a JCI plc Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 or €1,000, as applicable; and

  •
  pay a cash amount equal to:

  •
  the difference between (i) the principal amount of the JCI plc Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the JCI plc Note actually issued in accordance with this paragraph; plus

  •
  unpaid interest on the principal amount representing such difference to, but excluding the Settlement Date.

  Except as otherwise set forth in the immediately preceding paragraph, instead of receiving a payment for accrued interest on Subsidiary Notes that you exchange, the JCI plc Notes you receive in exchange for those Subsidiary Notes will accrue interest from (and including) the most recent interest payment date on those Subsidiary Notes (which will be the first interest payment date falling after the Settlement Date in the case of any tendered Subsidiary Note for which the corresponding regular record date falls before the Expiration Date). Except as set forth in the immediately preceding paragraph, no accrued but unpaid interest will be paid in connection with the exchange offers with respect to Subsidiary Notes tendered for exchange.

  You may not consent to the proposed amendments to the relevant Subsidiary Indenture without tendering your Subsidiary Notes in the appropriate exchange offer, and you may not tender your Subsidiary Notes for exchange without consenting to the applicable proposed amendments. By tendering your Subsidiary notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Subsidiary Indenture under which those notes were issued with respect to that specific series, as described under "The Proposed Amendments." You may revoke your consent at any time prior to the Early Consent Date by withdrawing the Subsidiary Notes you have tendered, but as described below, you may not be able to revoke your consent after the Early Consent Date.

  If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date, but you will not receive the Early Participation Premium unless you validly re-tender before the Early Consent Date. If the valid withdrawal of your tender occurs before the Early Consent Date, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs after the Early Consent Date and before the Expiration Date, then, as described below, you may not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

  Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, effectuate the proposed amendments to the applicable Subsidiary Indenture with effect from the Settlement Date. Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.

Series of JCI Inc. Notes to Be Exchanged	Series of JCI plc Notes to Be Issued
2.355% Senior Notes due 2017	2.355% Senior Notes due 2017
7.125% Notes Due July 15, 2017	7.125% Notes Due July 15, 2017
1.400% Senior Notes due 2017	1.400% Senior Notes due 2017
5.000% Senior Notes due 2020	5.000% Senior Notes due 2020
4.25% Senior Notes due 2021	4.25% Senior Notes due 2021
3.750% Senior Notes due 2021	3.750% Senior Notes due 2021
3.625% Senior Notes due 2024	3.625% Senior Notes due 2024
6.000% Notes due 2036	6.000% Notes due 2036
5.70% Senior Notes due 2041	5.70% Senior Notes due 2041
5.250% Senior Notes due 2041	5.250% Senior Notes due 2041
4.625% Senior Notes due 2044	4.625% Senior Notes due 2044
6.950% Debentures due December 1, 2045	6.950% Debentures due December 1, 2045
4.950% Senior Notes due 2064	4.950% Senior Notes due 2064

Series of TIFSA Notes to Be Exchanged	Series of JCI plc Notes to Be Issued
3.750% Notes due 2018	3.750% Notes due 2018
4.625% Notes due 2023	4.625% Notes due 2023
1.375% Notes due 2025	1.375% Notes due 2025
3.900% Notes due 2026	3.900% Notes due 2026
5.125% Notes due 2045	5.125% Notes due 2045
Q:
What are the proposed amendments?

A:
The proposed amendments will eliminate various covenants, event of default provisions and other provisions under the Subsidiary Indentures and Subsidiary Notes, and, with respect to the TIFSA Notes, will release the Guarantees.

  If the Requisite Consents with respect to any series of TIFSA Notes have been received and have not been validly revoked prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, with respect to such series of TIFSA Notes, all of the sections or provisions listed below under the TIFSA Indenture for that series of TIFSA Notes will be deleted (or modified as indicated):

  •
  Section 1.3(1) of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture—Limitation on Liens;

  •
  Section 1.3(2) of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture—Limitation on Sale/Leaseback Transactions;

  •
  Section 1.3(3) of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture—Change of Control Triggering Event;

  •
  Section 10.01 of the TIFSA 2015 Indenture and TIFSA 2009 Indenture—Consolidation, Merger and Sale of Assets; and

  •
  Article XV of the TIFSA 2015 Indenture and TIFSA 2009 Indenture—Guarantees.

  In addition, Section 1.4 of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture (rights in respect of defaults in payment, and cross-acceleration, of other material indebtedness) and Section 6.01(a)(5) of the TIFSA 2015 Indenture and TIFSA 2009 Indenture (events of default with respect to Guarantees) will, in each case, be deleted and the Guarantees will be released.

  If the Requisite Consents with respect to any series of JCI Inc. Notes have been received and have not been validly revoked prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, with respect to such series of JCI Inc. Notes, all of the sections or provisions listed below under the JCI Inc. Indenture for that series of JCI Inc. Notes will be deleted (or modified as indicated):

  •
  Section 5.05 of the JCI Inc. 2006 Indenture and JCI Inc. 1995 Indenture and Section 5.01 of the Second JCI 2009 Supplemental Indenture—Limitation on Secured Debt;

  •
  Section 5.06 of the JCI Inc. 2006 Indenture and JCI Inc. 1995 Indenture and Section 5.02 of the Second JCI 2009 Supplemental Indenture—Sale and Leaseback Transactions;

  •
  Section 5.07 of the JCI Inc. 2006 Indenture and JCI Inc. 1995 Indenture and Section 5.03 of the Second JCI 2009 Supplemental Indenture—Restrictions on Transfer of Principal Property to Unrestricted Subsidiaries;

  •
  Section 7 of the 2010 Officers' Certificate; Section 12 of the February 2011 Officers' Certificate; Section 9 of the December 2011 Officers' Certificate; the 2014 Officers' Certificate and Article IV of the Second JCI Inc. 2009 Supplemental Indenture—Change of Control Triggering Event; and

  •
  Section 12.01 of the JCI Inc. 2006 Indenture, JCI Inc. 1995 Indenture and JCI 2009 Indenture—Company May Consolidate, etc., on Certain Terms.

  Conforming Changes, etc.    The proposed amendments would amend the Subsidiary Indentures and Subsidiary Notes to make certain conforming or other changes to the Subsidiary Indentures and Subsidiary Notes, including modification or deletion of certain definitions and cross-references.

  The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit Johnson Controls and its subsidiaries to take actions that could be adverse to the interests of the holders of any Subsidiary Notes outstanding after the Expiration Date but would not be similarly adverse to the interests of the holders of the JCI plc Notes. See "Description of the Differences Between the JCI plc Notes and the Subsidiary Notes," "The Exchange Offers and Consent Solicitations," "The Proposed Amendments" and "Description of JCI plc Notes."

  If the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, the Guarantees will be released.

Q:
What are the consequences of not participating in the exchange offers and consent solicitations before the Early Consent Date?

A:
Holders that fail to tender their Subsidiary Notes (and thereby fail to deliver valid and unrevoked consents) before the Early Consent Date but who do so prior to the Expiration Date and do not validly withdraw their Subsidiary Notes before the Expiration Date will receive the Exchange Consideration but will not receive the Early Participation Premium.

  If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date, but you will not receive the Early Participation Premium unless you validly re-tender before the Early Consent Date. If the valid withdrawal of your tender occurs before the Early Consent Date, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs after the Early Consent Date, then, as described below, you may not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

  Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, effectuate the proposed amendments to the applicable Subsidiary Indenture with effect from the Settlement Date. Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.

Q:
What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:
If the proposed amendments with respect to a given series of Subsidiary Notes have been adopted, the amendments will apply to all Subsidiary Notes of that series that are not validly tendered and accepted in the applicable exchange offer, even though the holders of those Subsidiary Notes did not consent to the proposed amendments. As a result, if the proposed amendments are adopted and you continue to hold Subsidiary Notes following the consummation of the exchange offers, your Subsidiary Notes will be governed by the relevant Subsidiary Indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those securities compared to those currently in the Subsidiary Indentures or those applicable to the JCI plc Notes. For example, holders of the Subsidiary Notes under the amended Subsidiary Indentures will no longer be entitled to the benefits of various covenants, event of default provisions and other provisions, including provisions that relate to a change of control, and will not receive the benefit of having the Johnson Controls parent entity as the primary obligor of their notes. Further, holders of TIFSA Notes will no longer be entitled to the benefits of the Guarantees.

  In addition, it is expected that certain credit ratings on the Subsidiary Notes that remain outstanding will be withdrawn upon the completion of the exchange offers, and that the TIFSA Euro Notes will no longer be listed on the NYSE following completion of applicable exchange offer. The trading market for any remaining Subsidiary Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Subsidiary Notes that are not tendered and accepted more volatile. Each of JCI Inc. and TIFSA also expects to cease reporting pursuant to Section 13 or 15(d) of the Exchange Act if the exchange offers are successfully consummated. Accordingly, JCI and TIFSA will not file periodic reports or information with the SEC, the trustee or any holders of the JCI Inc. or TIFSA Notes, although Johnson Controls expects that certain financial information regarding TIFSA will continue to be included in JCI plc's periodic reports. Consequently, the liquidity, market value and price volatility of Subsidiary Notes that remain outstanding may be materially and adversely affected. Therefore, if your Subsidiary Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Subsidiary Notes after the exchange offers.

  See "Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Subsidiary Indentures will afford reduced protection to remaining holders of Subsidiary Notes" and "—The Liquidity of the Subsidiary Notes that are not exchanged will be reduced."

Q:
How do the Subsidiary Notes differ from the JCI plc Notes to be issued in the exchange offers?

A:
The JCI Inc. Notes are the obligations solely of JCI Inc. and are governed by the relevant JCI Inc. Indenture. The TIFSA Notes are the obligations of TIFSA, guaranteed by JCI plc and TFSSCA, and are governed by the relevant TIFSA Indenture. The JCI plc Notes will be the obligations solely of JCI plc, will not be guaranteed by any of its subsidiaries and will be governed by the JCI plc Indenture. The Subsidiary Indentures and the JCI plc Indenture are substantially similar, but differ in certain respects, as described under "Description of the Differences Between the JCI plc Notes and the Subsidiary Notes" below.

Q:
What is the ranking of the JCI plc Notes?

A:
The JCI plc Notes will be unsecured, unsubordinated obligations of JCI plc, will rank equally in right of payment with all other existing and future unsubordinated indebtedness and other obligations of JCI plc and will be effectively subordinated in right of payment to all existing and future secured indebtedness and other obligations of Johnson Controls (to the extent of the value of the collateral securing such obligations).

  The JCI plc Notes offered will also be structurally subordinated to all obligations of the subsidiaries of Johnson Controls with respect to the assets of such subsidiaries (including JCI Inc., TIFSA and their respective subsidiaries), other than any subsidiaries that may guarantee the JCI plc Notes in the future.

  As of September 30, 2016, after giving pro forma effect to the spin-off of Adient and the transactions related thereto and the repayment of $1,304 million of debt on or about the date of this prospectus, but without giving effect to the Credit Agreement Amendment or the exchange offers, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $184 million of which would constitute debt of subsidiaries of JCI Inc. to which the JCI Inc. Notes would have been structurally subordinated, and $4,457 million of which would constitute debt of the subsidiaries of TIFSA to which the TIFSA Notes would have been structurally subordinated.

  As of September 30, 2016, after giving pro forma effect to the spin-off of Adient and the transactions related thereto, and after giving effect to the repayment of $1,304 million of debt on or about the date of this prospectus, the Credit Agreement Amendment and completion of the exchange offers:

  •
  assuming all of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $4,641 million of which would constitute debt of the subsidiaries of the consolidated company to which the JCI plc Notes would have been structurally subordinated; or

  •
  assuming only 50.1% of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $8,056 million of which would constitute debt of the subsidiaries of the consolidated company to which the JCI plc Notes would have been structurally subordinated.

  As of September 30, 2016, Johnson Controls would have had no secured indebtedness outstanding.

  We expect the level of indebtedness at our subsidiaries to decrease over time.

  See "Risk Factors—Risks Related to the JCI plc Notes—The JCI plc Notes will be effectively junior to all of JCI plc's existing and future secured obligations and to the existing and future secured and unsecured obligations of JCI plc's subsidiaries, including JCI Inc. and TIFSA."

Q:
What consents are required to effect the proposed amendments to the Subsidiary Indentures and consummate the exchange offers?

A:
Each Subsidiary Indenture may be amended so that such amendments affect only a particular series of Subsidiary Notes or so that such amendments affect all notes issued under that Subsidiary Indenture. In order for the proposed amendments to a Subsidiary Indenture to be adopted with respect to a series of Subsidiary Notes, holders of not less than a majority in aggregate principal amount of the outstanding Subsidiary Notes of the series affected by the proposed amendments must consent to them, and those consents must be received prior to the Expiration Date for the exchange offer as relates to such series.

Q:
May I Tender my Subsidiary Notes in the Exchange Offers without Delivering a Consent in the Consent Solicitations?

A:
No. By tendering your Subsidiary Notes of a series for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the Subsidiary Indenture with respect to that specific series, as further described under "The Proposed Amendments." You may not consent to the proposed amendments to the applicable Subsidiary Indenture and Subsidiary Notes without tendering your Subsidiary Notes in the appropriate exchange offer and you may not tender your Subsidiary Notes for exchange without consenting to the applicable proposed amendments.

Q:
May I Deliver a Consent in the Consent Solicitation without Tendering my Subsidiary Notes in the Exchange Offers?

A:
No. As a holder of Subsidiary Notes, you may deliver your consent to the proposed amendments to a Subsidiary Indenture only by tendering the Subsidiary Notes governed by such Subsidiary Indenture in one of the exchange offers.

Q:
Can I Revoke my Consent without Withdrawing my Subsidiary Notes?

A:
No. You may revoke your consent only by withdrawing the Subsidiary Notes you have tendered. If the valid withdrawal of your tender occurs before the later of the Early Consent Date and the date on which the Requisite Consents for the applicable series of Subsidiary Notes is received, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs thereafter, you will not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

Q:
What are the conditions to the exchange offer and consent solicitations?

A:
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations," including, among other things, the receipt of the Requisite Consents with respect to the applicable series of Subsidiary Notes subject to such exchange offer. Johnson Controls may, at its option and in its sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. For information about other conditions to Johnson Controls' obligations to complete the exchange offers, see "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations."

Q:
Will Johnson Controls accept all tenders of Subsidiary Notes?

A:
Subject to the satisfaction or waiver of the conditions to the exchange offers, Johnson Controls will accept for exchange any and all Subsidiary Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date.

Q:
When will Johnson Controls issue JCI plc Notes and pay the cash consideration?

A:
Assuming the conditions to the exchange offers are satisfied or waived, Johnson Controls will issue JCI plc Notes in book-entry form and pay the cash consideration promptly on or about the second business day following the Expiration Date (the "Settlement Date").

Q:
Will I be Paid the Accrued and Unpaid Interest on my Subsidiary Notes Accepted for Exchange on the Settlement Date?

A:
No, such interest will not be paid in cash on the Settlement Date but rather the JCI plc Notes received in exchange for the tendered Subsidiary Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Subsidiary Notes (which will be the first interest payment date falling after the Settlement Date in the case of any tendered Subsidiary Note for which the corresponding regular record date falls before the Expiration Date). However, interest will only accrue with respect to the aggregate principal amount of JCI plc Notes you receive, which will be less than the principal amount of Subsidiary Notes you tendered for exchange if you tender your Subsidiary Notes after the Early Consent Date but prior to the Expiration Date.

Q:
When will the proposed amendments to the Subsidiary Indentures become effective?

A:
If the Requisite Consents with respect to any series of Subsidiary Notes are received before the Expiration Date, the proposed amendments to the Subsidiary Indentures with respect to such series will become effective on the Settlement Date even if we execute a supplemental indenture with respect to the affected series of Subsidiary Notes prior to the Settlement Date. This assumes that all other conditions of the exchange offers and Consent Solicitations are satisfied or, in Johnson Controls' sole discretion, waived.

Q:
When will the exchange offers expire?

A:
Each exchange offer will expire immediately following 11:59 p.m., New York City time, on December 23, 2016, unless Johnson Controls, in its sole discretion, extends the exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See "The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments."

Q:
Can I withdraw after I tender my Subsidiary Notes and deliver my consent?

A:
Tenders of Subsidiary Notes may be validly withdrawn at any time prior to the Expiration Date. Consents to the proposed amendments may be revoked at any time before the later of the Early

  Consent Date and the date on which the Requisite Consents are obtained for such series of Subsidiary Notes.

  Following the Expiration Date, tenders of Subsidiary Notes may not be validly withdrawn unless Johnson Controls is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Subsidiary Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Withdrawal of Tenders and Revocation of Corresponding Consents."

Q:
How do I exchange my Subsidiary Notes if I am a beneficial owner of Subsidiary Notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Subsidiary Notes for me?

A:
Currently, all of the Subsidiary Notes are held in book-entry form and can only be tendered through the applicable procedures of The Depository Trust Company (together with its successors, "DTC") or, with respect to the TIFSA Euro Notes, the applicable procedures of Clearstream Banking S.A. (together with its successors, "Clearstream") and Euroclear Bank S.A./N.V., as operator of the Euroclear System (together with its successors, "Euroclear"). However, if any Subsidiary Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering."

Q:
Are there Procedures for Guaranteed Delivery of Subsidiary Notes?

A:
No. There are no guaranteed delivery procedures applicable to the exchange offers. All holders wishing to participate in the exchange offers must validly tender their Subsidiary Notes in accordance with the procedures described in this prospectus before the Early Consent Date, in order to be eligible to receive the Total Consideration, or prior to the Expiration Date, in order to be eligible to receive the Exchange Consideration.

Q:
Will the JCI plc Notes be eligible for listing on an exchange?

A:
Johnson Controls intends to list the JCI plc Notes on the NYSE and expects trading in the JCI plc Notes to begin within 30 days of the settlement date. There can be no assurance that such notes will be accepted for listing. There can be no assurance as to the development or liquidity of any market for the JCI plc Notes. See "Risk Factors—Risks Related to the JCI plc Notes—You may not be able to sell your JCI plc Notes if active trading markets for the JCI plc Notes do not develop."

Q:
To whom should I direct any questions?

A:
Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the joint lead dealer managers:

BofA Merrill Lynch	Citigroup Global Markets Inc.
Attn: Liability Management Group	Attn: Liability Management Group
214 North Tryon Street, 14th Floor	390 Greenwich Street, 1st Floor
Charlotte, North Carolina 28255	New York, New York 10013
Toll-Free: (888) 292-0070	Toll-Free: (800) 558-3745
Collect: (980) 683-3215	Collect: (212) 723-6106

  Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent:

D.F. King & Co., Inc.

In New York:
48 Wall Street, 22nd Floor
New York, New York 10005
Attn: Peter Aymar
Bank and Brokers Call Collect: (212) 269-5550
All Others, Please Call Toll-Free: (866) 416-0576

In London:
125 Wood Street
London EC2V 7AN
United Kingdom
Telephone: +44 20 7920 9700

Email: jci@dfking.com
Website: www.dfking.com/jci

Amendments and Supplements

        Johnson Controls may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under "Where You Can Find More Information."

Risk Factors

        An investment in the JCI plc Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See "Risk Factors" beginning on page 22.

The Exchange Offers and Consent Solicitations

Exchange Offers	Johnson Controls is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, any and all of each series of outstanding Subsidiary Notes listed on the front cover of this prospectus for newly issued series of JCI plc Notes with identical interest rates, interest payment dates and maturity dates as the corresponding series of Subsidiary Notes. See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations."
Consent Solicitations
Johnson Controls is soliciting consents to the proposed amendments of the Subsidiary Indentures from holders of the Subsidiary Notes, on behalf of JCI Inc. and TIFSA and upon the terms and conditions set forth in this prospectus. You may not tender your Subsidiary Notes for exchange without delivering a consent to the proposed amendments to the Subsidiary Indenture under which the respective series of Subsidiary Notes was issued. See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations."
The Proposed Amendments
The proposed amendments, if effected, will eliminate various covenants, event of default provisions and other provisions under the Subsidiary Indentures and Subsidiary Notes, and, with respect to the TIFSA Notes, will release the Guarantees. See "The Proposed Amendments."
Requisite Consents
For the proposed amendments to be adopted with respect to a series of Subsidiary Notes, the consents of the holders of at least a majority of the then outstanding aggregate principal amount of Subsidiary Notes of that series must be obtained before the Expiration Date. See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations."
Procedures for Participating in the Exchange Offers and Consent Solicitations
Otherwise than in respect of the TIFSA Euro Notes held in Clearstream or Euroclear, if you wish to participate in an exchange offer and consent solicitation, you must cause the book-entry transfer of your Subsidiary Notes to the exchange agent's account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and an agent's message transmitted pursuant to DTC's Automated Tender Offer Program, by which each tendering holder will agree to be bound by the terms of the exchange offers set forth herein.

In respect of TIFSA Euro Notes held in Clearstream or Euroclear, if you wish to participate in an exchange offer and consent solicitation you must cause a valid instruction in the form specified in the relevant European Clearing System Notice (as such term is defined below) for submission by Direct Participants (as such term is defined below) to be received by the exchange agent.
See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering."
Total Consideration; Early Participation Premium on Early Consent Date
In exchange for each $1,000 principal amount of Subsidiary Notes (other than TIFSA Euro Notes) that is validly tendered prior to 5:00 p.m., New York City time, on the Early Consent Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of $1,000 principal amount of JCI plc Notes and the Subsidiary Dollar Note Consent Fee. This includes the Early Participation Premium of $30 principal amount of JCI plc Notes.

In exchange for each $1,000 principal amount of Subsidiary Notes (other than TIFSA Euro Notes) that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of $970 principal amount of JCI plc Notes and the Subsidiary Dollar Note Consent Fee and does not include the Early Participation Premium.

In exchange for each €1,000 principal amount of TIFSA Euro Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Consent Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of €1,000 principal amount of JCI plc Euro Notes and the TIFSA Euro Note Consent Fee. This includes the Early Participation Premium, which consists of €30 principal amount of JCI plc Euro Notes.

In exchange for each €1,000 principal amount of TIFSA Euro Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of €970 principal amount of JCI plc Notes and the TIFSA Euro Note Consent Fee and does not include the Early Participation Premium.

If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date, but you will not receive the Early Participation Premium unless you validly re-tender before the Early Consent Date. If the valid withdrawal of your tender occurs before the Early Consent Date, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs after the Early Consent Date, then, as described below, you may not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, effectuate the proposed amendments to the applicable Subsidiary Indenture with effect from the Settlement Date. Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.
Expiration Date
Each of the exchange offers and consent solicitations will expire at 11:59 p.m., New York City time, on December 23, 2016, or a later date and time to which Johnson Controls extends it with respect to one or more series of Subsidiary Notes.
Withdrawal and Revocation
Tenders of Subsidiary Notes may be validly withdrawn at any time before the Expiration Date of the particular exchange offer or, if such Subsidiary Notes have not been accepted for payment, on or after January 26, 2017, the forty-first business day after the commencement of the exchange offers. Consents to the proposed amendments may be revoked at any time before the later of the Early Consent Date and the date on which the Requisite Consents are obtained for the applicable series of Subsidiary Notes, but may not be revoked thereafter.

In the event of termination of an exchange offer, the Subsidiary Notes tendered pursuant to that exchange offer will be promptly returned to the tendering holders. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Withdrawal of Tenders and Revocation of Corresponding Consents."
Conditions
The consummation of each exchange offer is subject to and conditional upon the satisfaction or waiver of the conditions discussed under "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations," including, among other things, the receipt of the Requisite Consents with respect to the applicable series of Subsidiary Notes subject to such exchange offer. Johnson Controls may, at its option and in its sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. For information about other conditions to Johnson Controls' obligations to complete the exchange offers, see "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations."

Acceptance of Subsidiary Notes and Consents and Delivery of JCI plc Notes
You may not consent to the proposed amendments to the relevant Subsidiary Indenture without tendering your Subsidiary Notes in the appropriate exchange offer, and you may not tender your Subsidiary Notes for exchange without consenting to the applicable proposed amendments.

Subject to the satisfaction or waiver by Johnson Controls in its sole discretion of the conditions to the exchange offers and consent solicitations, Johnson Controls will accept for exchange any and all Subsidiary Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; likewise, because the act of validly tendering Subsidiary Notes will also constitute valid delivery of consents to the proposed amendments to the Subsidiary Indenture with respect to the series of Subsidiary Notes so tendered, Johnson Controls will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. Consents to the proposed amendments may not be revoked after the later of the Early Consent Date and the date on which the Requisite Consents are obtained for the applicable series of Subsidiary Notes, regardless of when they were delivered. All Subsidiary Notes exchanged will be cancelled. Johnson Controls will return to you any Subsidiary Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date.

The JCI plc Notes (other than the JCI plc Euro Notes) issued pursuant to the exchange offers will be issued in book-entry form, represented by one or more global notes, and delivered through the facilities of DTC promptly on the Settlement Date. The JCI plc Euro Notes issued pursuant to the exchange offers will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary for the accounts Clearstream and Euroclear. See "The Exchange Offers and Consent Solicitations—Acceptance of Subsidiary Notes for Exchange; JCI plc Notes; Effectiveness of Proposed Amendments."

Consequences of Not Exchanging Subsidiary Notes for JCI plc Notes
If the proposed amendments with respect to a given series of Subsidiary Notes have been adopted, the amendments will apply to all Subsidiary Notes of that series that are not validly tendered and accepted in the applicable exchange offer, even though the holders of those Subsidiary Notes did not consent to the proposed amendments. As a result, if the proposed amendments are adopted and you continue to hold Subsidiary Notes following the consummation of the exchange offer, your Subsidiary Notes will be governed by the relevant Subsidiary Indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those securities compared to those currently in the Subsidiary Indentures or those applicable to the JCI plc Notes. For example, holders of the Subsidiary Notes under the amended Subsidiary Indentures will no longer be entitled to the benefits of various covenants, event of default provisions and other provisions, including provisions that relate to a change of control and will not receive the benefit of having Johnson Controls parent entity as the primary obligor of their notes. Further, holders of the TIFSA Notes will no longer be entitled to the benefits of the Guarantees.

In addition, it is expected that certain credit ratings on the Subsidiary Notes that remain outstanding will be withdrawn upon the completion of the exchange offers, and that the TIFSA Euro Notes will no longer be listed on the NYSE following completion of applicable exchange offer. The trading market for any remaining Subsidiary Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Subsidiary Notes that are not tendered and accepted more volatile. Each of JCI Inc. and TIFSA also expects to cease reporting pursuant to Section 13 or 15(d) of the Exchange Act if the exchange offers are successfully consummated. Accordingly, JCI and TIFSA will not file periodic reports or information with the SEC, the trustee or any holders of the JCI Inc. or TIFSA Notes, although Johnson Controls expects that certain financial information regarding TIFSA will continue to be included in JCI plc's periodic reports. Consequently, the liquidity, market value and price volatility of Subsidiary Notes that remain outstanding may be materially and adversely affected. Therefore, if your Subsidiary Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Subsidiary Notes.

See "Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Subsidiary Indentures will afford reduced protection to remaining holders of Subsidiary Notes" and "—The Liquidity of the Subsidiary Notes that are not exchanged will be reduced."
U.S. Federal Income Tax Considerations
Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange offers and consent solicitations. See "Certain U.S. Federal Income Tax Consequences."

Irish Tax Considerations
Holders should consider certain Irish tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange offers and consent solicitations. See "Certain Irish Tax Consequences."
Use of Proceeds	Johnson Controls will not receive any cash proceeds from the exchange offers.
Exchange Agent, Information Agent and Dealer Managers	D.F. King & Co, Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations.
Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as the joint lead dealer managers.

Johnson Controls has other business relationships with the exchange agent and the dealer managers, as described in "The Exchange Offers and Consent Solicitations—Exchange Agent" and "—Dealer Managers."
No Guaranteed Delivery Procedures
No guaranteed delivery procedures are being offered in connection with the exchange offers and consent solicitations. You must tender your Subsidiary Notes and deliver your consent by the Expiration Date in order to participate in the exchange offers.
No Recommendation
None of Johnson Controls, JCI Inc., TIFSA, the dealer managers, the information agent, the exchange agent, the JCI Inc. Trustee, the TIFSA Trustee or the trustee under the JCI plc Indenture makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of Subsidiary Notes should tender or refrain from tendering all or any portion of the principal amount of that holder's Subsidiary Notes (and in so doing, consent to the adoption of the proposed amendments to the Subsidiary Indentures), and no one has been authorized by any of them to make such a recommendation.
Risk Factors
For risks related to the exchange offers and consent solicitations, please read the section entitled "Risk Factors" beginning on page 22 of this prospectus and Item 1A in our Annual Report on Form 10-K for the year ended September 30, 2016, incorporated by reference in this prospectus.
Further Information	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the joint lead dealer managers:
BofA Merrill Lynch Attn: Liability Management Group 214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 Toll-Free: (888) 292-0070 Collect: (980) 683-3215

Citigroup Global Markets Inc. Attn: Liability Management Group 390 Greenwich Street, 1st Floor New York, New York 10013 Toll-Free: (800) 558-3745 Collect: (212) 723-6106
Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent:
D.F. King & Co., Inc.
In New York: 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Peter Aymar Bank and Brokers Call Collect: (212) 269-5550 All Others, Please Call Toll-Free: (866) 416-0576
In London: 125 Wood Street London EC2V 7AN United Kingdom Telephone: +44 20 7920 9700
Email: jci@dfking.com Website: www.dfking.com/jci

Johnson Controls may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under "Where You Can Find More Information."
The JCI plc Notes
Issuer	Johnson Controls International plc, a public limited company organized under the laws of Ireland.
Notes Offered	$45,896,000 aggregate principal amount of 2.355% Senior Notes due 2017
$150,000,000 aggregate principal amount of 7.125% Notes Due July 15, 2017
$300,000,000 aggregate principal amount of 1.400% Senior Notes due 2017
$500,000,000 aggregate principal amount of 5.000% Senior Notes due 2020
$500,000,000 aggregate principal amount of 4.25% Senior Notes due 2021
$450,000,000 aggregate principal amount of 3.750% Senior Notes due 2021
$500,000,000 aggregate principal amount of 3.625% Senior Notes due 2024

$400,000,000 aggregate principal amount of 6.000% Notes due 2036
$300,000,000 aggregate principal amount of 5.70% Senior Notes due 2041
$250,000,000 aggregate principal amount of 5.250% Senior Notes due 2041
$450,000,000 aggregate principal amount of 4.625% Senior Notes due 2044
$125,000,000 aggregate principal amount of 6.950% Debentures due December 1, 2045
$450,000,000 aggregate principal amount of 4.950% Senior Notes due 2064
$67,080,000 aggregate principal amount of 3.750% Notes due 2018
$42,166,000 aggregate principal amount of 4.625% Notes due 2023
€500,000,000 aggregate principal amount of 1.375% Notes due 2025
$750,000,000 aggregate principal amount of 3.900% Notes due 2026
$750,000,000 aggregate principal amount of 5.125% Notes due 2045
Interest Rates; Interest Payment Dates; Maturity Dates
Each new series of JCI plc Notes will have the same interest rates, maturity dates and interest payment dates as the corresponding series of Subsidiary Notes for which they are being offered in exchange.

Each JCI plc Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Subsidiary Note (which will be the first interest payment date falling after the Settlement Date in the case of any tendered Subsidiary Note for which the corresponding regular record date falls before the Expiration Date). Holders of Subsidiary Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from JCI Inc. or TIFSA, as applicable, in respect of interest accrued from such interest payment date in respect of their Subsidiary Notes until the date of the issuance of the JCI plc Notes. Consequently, holders of JCI plc Notes who tendered their Subsidiary Notes before the Expiration Date will receive the same interest payments that they would have received had they not exchanged their Subsidiary Notes in the applicable exchange offer, provided, that interest will only accrue with respect to the aggregate principal amount of JCI plc Notes you receive, which will be less than the principal amount of Subsidiary Notes you tendered if you tender your Subsidiary Notes after the Early Consent Date but prior to the Expiration Date. No accrued but unpaid interest will be paid in connection with exchange offers with respect to any Subsidiary Notes validly tendered and not validly withdrawn prior to the Expiration Date.

Interest Rates and Maturity Dates	Interest Payment Dates	First Interest Payment Date
2.355% Senior Notes due March 31, 2017	March 31 and September 30	March 31, 2017
7.125% Notes Due July 15, 2017	January 15 and July 15	January 15, 2017
1.400% Senior Notes due November 2, 2017	May 2 and November 2	May 2, 2017
5.000% Senior Notes due March 30, 2020	March 30 and September 30	March 30, 2017
4.25% Senior Notes due March 1, 2021	March 1 and September 1	March 1, 2017
3.750% Senior Notes due December 1, 2021	June 1 and December 1	June 1, 2017
3.625% Senior Notes due July 2, 2024	January 2 and July 2	January 2, 2017
6.000% Notes due January 15, 2036	January 15 and July 15	January 15, 2017
5.70% Senior Notes due March 1, 2041	March 1 and September 1	March 1, 2017
5.250% Senior Notes due December 1, 2041	June 1 and December 1	June 1, 2017
4.625% Senior Notes due July 2, 2044	January 2 and July 2	January 2, 2017
6.950% Debentures due December 1, 2045	June 1 and December 1	June 1, 2017
4.950% Senior Notes due July 2, 2064	January 2 and July 2	January 2, 2017
3.750% Notes due January 15, 2018	January 15 and July 15	January 15, 2017
4.625% Notes due January 15, 2023	January 15 and July 15	January 15, 2017
1.375% Notes due February 25, 2025	February 25	February 25, 2017
3.900% Notes due February 14, 2026	February 14 and August 14	February 14, 2017
5.125% Notes due September 14, 2045	March 14 and September 14	March 14, 2017

Use of Proceeds	Johnson Controls will not receive any cash proceeds from the issuance of the JCI plc Notes in connection with the exchange offers. In exchange for issuing the JCI plc Notes and paying the cash consideration, Johnson Controls will receive Subsidiary Notes that will be cancelled and not reissued. See "Use of Proceeds."
Ranking
The JCI plc Notes will be unsecured, unsubordinated obligations of Johnson Controls, will rank equally in right of payment with all other existing and future unsubordinated indebtedness and other obligations of Johnson Controls and will be effectively subordinated in right of payment to all existing and future secured indebtedness and other obligations of Johnson Controls (to the extent of the value of the collateral securing such obligations). The JCI plc Notes will also be structurally subordinated to all obligations of the subsidiaries of Johnson Controls with respect to the assets of such subsidiaries (including JCI Inc., TIFSA and their respective subsidiaries), other than any subsidiaries that may guarantee the JCI plc Notes in the future.
Optional Redemption
Johnson Controls may redeem the JCI plc Notes of certain series before their stated maturity in whole, or in part, from time to time, at the redemption prices described under "Description of JCI plc Notes—Optional Redemption."
Redemption for Tax Reasons
Johnson Controls may redeem all, but not less than all, of the JCI plc Notes of any series under the conditions described under "Description of JCI plc Notes—Redemption Upon Changes in Withholding Taxes."

Change of Control Triggering Event Offer
If a Change of Control Triggering Event (as defined below) occurs, the holders of the JCI plc Notes (other than the 6.000% Notes due 2036, the 7.125% Note Due July 15, 2017 and the 6.950% Debentures due December 1, 2045) will have the right to require Johnson Controls to repurchase the JCI plc Notes (other than the 6.000% Notes due 2036, the 7.125% Note Due July 15, 2017 and the 6.950% Debentures due December 1, 2045), in whole or in part, at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase. For a more complete description of the change of control provisions of the JCI plc Notes, see "Description of JCI plc Notes—Offer to Repurchase Upon Change of Control Triggering Event."
Covenants	The JCI plc Indenture will limit the ability of Johnson Controls and its restricted subsidiaries to, among other things:
• incur certain liens and engage in certain sale/leaseback transactions; and
• in the case of Johnson Controls, merge or consolidate with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any person.
See "Description of JCI plc Notes—Certain Covenants."
No Trading Market
Each series of JCI plc Notes constitutes a new issue of securities, for which there is no existing trading market. Johnson Controls intends to list the JCI plc Notes on the NYSE and expects trading in the JCI plc Notes to begin within 30 days of the settlement date. There can be no assurance that such notes will be accepted for listing. There can be no assurance as to the development or liquidity of any market for the JCI plc Notes.
Risk Factors
For risks related to an investment in the JCI plc Notes, please read the section entitled "Risk Factors" beginning on page 22 of this prospectus and Item 1A in our Annual Report on Form 10-K for the year ended September 30, 2016, incorporated by reference in this prospectus.

RISK FACTORS

        An investment in the JCI plc Notes involves a number of risks. You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to invest in the JCI plc Notes. In particular, you are urged to consider carefully the factors set forth below and under Item 1A. "Risk Factors" in Johnson Controls' Annual Report on Form 10-K for the fiscal year ended September 30, 2016, which is incorporated by reference herein.

Risks Related to the JCI plc Notes

The JCI plc Notes will be effectively junior to all of JCI plc's existing and future secured obligations and to the existing and future secured and unsecured obligations of JCI plc's subsidiaries, including JCI Inc. and TIFSA.

        The JCI plc Notes will rank senior in right of payment to JCI plc's existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the JCI plc Notes; equal in right of payment to JCI plc's existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc's secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc's subsidiaries (including the Subsidiary Notes not tendered in conjunction with the exchange offers and any other existing and future indebtedness and other obligations of JCI Inc. and TIFSA).

        As such, in the event of a bankruptcy, examination, liquidation, administration, dissolution, reorganization or similar proceeding involving JCI plc or any of its subsidiaries, the assets of the affected entity could not be used to pay you until after:

  •
  all secured claims against JCI plc or any other affected entity have been fully paid; and

  •
  all other claims against any affected entity that is a subsidiary, including trade payables, have been fully paid.

        Holders of the JCI plc Notes will participate ratably in Johnson Controls' remaining assets with all holders of its other unsecured, unsubordinated debt that is deemed to be of the same class as the JCI plc Notes and potentially with all of its other general creditors based upon the respective amounts owed to each holder or creditor. If any of the foregoing events were to occur, Johnson Controls cannot assure you that there will be sufficient assets to pay amounts due on the JCI plc Notes. As a result, the holders of the JCI plc Notes may receive less, ratably, than the holders of secured debt or holders of indebtedness of its subsidiaries (including any Subsidiary Notes that remain outstanding).

        As of September 30, 2016, after giving pro forma effect to the spin-off of Adient and the transactions related thereto and the repayment of $1,304 million of debt on or about the date of this prospectus, but without giving effect to the Credit Agreement Amendment or the exchange offers, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $184 million of which would constitute debt of subsidiaries of JCI Inc. to which the JCI Inc. Notes would have been structurally subordinated, and $4,457 million of which would constitute debt of the subsidiaries of TIFSA to which the TIFSA Notes would have been structurally subordinated.

        As of September 30, 2016, after giving pro forma effect to the spin-off of Adient and the transactions related thereto and after giving effect to the repayment of approximately $1,304 million of debt on or about the date of this prospectus, the Credit Agreement Amendment and completion of the exchange offers:

  •
  assuming all of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $4,641 million of which would constitute debt of the subsidiaries of the consolidated company to which the JCI plc Notes would have been structurally subordinated; or

  •
  assuming only 50.1% of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $8,056 million of which would constitute debt of the subsidiaries of the consolidated company to which the JCI plc Notes would have been structurally subordinated.

        As of September 30, 2016, Johnson Controls would have had no secured indebtedness outstanding.

        We expect the level of indebtedness incurred by our subsidiaries to decrease over time. However, Johnson Controls will not be restricted under the terms of the JCI plc Indenture or the JCI plc Notes from incurring additional indebtedness. The terms of the JCI plc Indenture will limit Johnson Controls' ability to secure additional debt without also securing the JCI plc Notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions.

The JCI plc Notes are obligations of JCI plc only, but JCI plc's operations are conducted through, and a substantial portion of its consolidated assets is held by, its subsidiaries.

        The JCI plc Notes are obligations of JCI plc only. A substantial portion of JCI plc's consolidated assets are held by its subsidiaries, which means that JCI plc's ability to service its debt, including the JCI plc Notes, depends on the results of operations of its subsidiaries and upon the ability of those subsidiaries to provide JCI plc with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on JCI plc's obligations, including the JCI plc Notes. JCI plc's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the JCI plc Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to JCI plc from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing Johnson Controls' debt requires a significant amount of cash, and Johnson Controls may not have sufficient cash flow from its business to pay its substantial debt.

        Johnson Controls' ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness, including the JCI plc Notes offered for exchange hereby, depends on its future performance, which is subject to economic, financial, competitive and other factors beyond its control. Johnson Controls' business may not continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If Johnson Controls is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Johnson Controls' ability to refinance its indebtedness will depend on the capital markets and its financial condition at that time. Johnson Controls may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.

Despite Johnson Controls' current debt levels, Johnson Controls may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite Johnson Controls' current debt levels, Johnson Controls and its subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in Johnson Controls' debt agreements, some of which may be secured debt. Johnson Controls will not be restricted under the terms of the JCI plc Indenture or the JCI plc Notes from incurring additional indebtedness. The terms of the JCI plc Indenture will limit Johnson Controls' ability to secure additional debt without also securing the JCI plc Notes and to enter into sale and leaseback transactions. However, these limitations apply only to principal property (of which Johnson Controls believes it currently has none), and are subject to numerous significant exceptions. In addition, the JCI plc Notes do not require Johnson Controls to achieve or maintain any minimum financial results relating to its financial position or results of operations. Johnson Controls' ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the JCI plc Indenture and the JCI plc Notes could have the effect of diminishing its ability to make payments on the JCI plc Notes when due, causing a loss in the trading value of your JCI plc Notes, and increasing the risk that the credit rating of the JCI plc Notes is lowered or withdrawn.

Johnson Controls' credit ratings may not reflect all risks of your investment in the JCI plc Notes.

        The credit ratings assigned to the JCI plc Notes are limited in scope, and do not address all material risks relating to an investment in the JCI plc Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that those credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by one or more rating agencies if, in that rating agency's judgment, circumstances so warrant.

        Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in Johnson Controls' credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market value of the JCI plc Notes and increase its corporate borrowing costs.

There are limited covenants in the JCI plc Indenture.

        Neither JCI plc nor any of its subsidiaries will be restricted under the terms of the JCI plc Indenture or the JCI plc Notes from incurring additional debt or other liabilities. If JCI plc or its subsidiaries incur additional debt or liabilities, JCI plc's ability to pay its obligations on the JCI plc Notes, and JCI plc's subsidiaries to fund such payments on behalf of JCI plc, could be adversely affected. Johnson Controls expects that it will from time to time incur additional debt and other liabilities.

        In addition, (i) JCI plc and its subsidiaries are not restricted under the JCI plc Indenture from granting security interests over its assets, except to the extent described under "Description of JCI plc Notes—Certain Covenants—Limitation on Liens" in this prospectus, or from paying dividends, making investments or issuing or repurchasing its securities, and (ii) there are no financial covenants in the JCI plc Indenture. You are not protected under the JCI plc Indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you.

You may not be able to sell your JCI plc Notes if active trading markets for the JCI plc Notes do not develop.

        Each series of JCI plc Notes constitutes a new issue of securities, for which there is no existing trading market. Johnson Controls intends to list the JCI plc Notes on the NYSE. However, Johnson Controls cannot provide you with any assurance regarding whether active trading markets for any series of the JCI plc Notes will develop, the ability of holders of the JCI plc Notes to sell their JCI plc Notes or the prices at which holders may be able to sell their JCI plc Notes. If no active trading markets develop, you may be unable to resell the JCI plc Notes at any price or at their fair market value or at all.

The price at which you will be able to sell your JCI plc Notes prior to maturity will depend on a number of factors and may be substantially less than the value of the Subsidiary Notes you exchange.

        Johnson Controls believes that the value of the JCI plc Notes in any secondary market that may develop will be affected by the supply of, and demand for, the JCI plc Notes, interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what Johnson Controls expects to be the impact on the market value of the JCI plc Notes of a change in a specific factor, assuming all other conditions remain constant.

  •
  United States Interest Rates.  Johnson Controls expects that the market value of the JCI plc Notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the JCI plc Notes may decrease. Johnson Controls cannot predict the future level of market interest rates.

  •
  Johnson Controls' Credit Rating, Financial Condition and Results of Operations.  Johnson Controls expects that each series of JCI plc Notes will be rated by one or more nationally recognized statistical rating organizations. Any rating agency that rates the JCI plc Notes may lower its rating or decide not to rate the JCI plc Notes in its sole discretion. Actual or anticipated changes in Johnson Controls' credit ratings, financial condition or results of operations may affect the market value of the JCI plc Notes. In general, if Johnson Controls' credit rating is downgraded, the market value of the JCI plc Notes may decrease. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on the JCI plc Notes, and therefore Johnson Controls cannot assure you that the ratings assigned to the JCI plc Notes will not be lowered or withdrawn by the assigning rating agency at any time thereafter.

        The credit ratings assigned to the JCI plc Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your JCI plc Notes. In addition, real or anticipated changes in Johnson Controls' credit ratings will generally affect any trading market, if any, for, or trading value of, your JCI plc Notes. You should consult your own financial and legal advisors as to the risks entailed by an investment in the JCI plc Notes and the suitability of investing in the JCI plc Notes in light of your particular circumstances. See "—Johnson Controls' credit ratings may not reflect all risks of your investment in the JCI plc Notes."

Johnson Controls may not be able to repurchase all of the applicable JCI plc Notes upon a Change of Control Triggering Event.

        As described under "Description of JCI plc Notes—Offer to Repurchase Upon Change of Control Triggering Event," Johnson Controls will be required to offer to purchase certain of the JCI plc Notes upon the occurrence of a Change of Control Triggering Event. Johnson Controls may not have sufficient funds to purchase the applicable JCI plc Notes in cash at that time or have the ability to arrange financing on acceptable terms. If we are unable to purchase the JCI plc Notes as required upon the occurrence of a Change of Control Triggering Event, it would result in a default under the JCI plc Indenture. A default under the JCI plc Indenture could also lead to a default under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the JCI plc Notes.

Redemption may adversely affect your return on the JCI plc Notes.

        Johnson Controls has the right to redeem some or all of the JCI plc Notes prior to maturity, as described under "Description of JCI plc Notes—Optional Redemption." Johnson Controls may redeem the JCI plc Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the JCI plc Notes.

An investment in the JCI plc Euro Notes by a holder whose home currency is not euro entails significant risks.

        All payments of interest on and the principal of the JCI plc Euro Notes and any redemption or repurchase price for the JCI plc Euro Notes will be made in euros. An investment in the JCI plc Euro Notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which Johnson Controls have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. Moreover, market perceptions concerning the instability of the euro could significantly affect the exchange rates between the euro and the investor's home currency. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the JCI plc Euro Notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the JCI plc Euro Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

Trading in the clearing systems is subject to minimum denomination requirements.

        The JCI plc Euro Notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such JCI plc Euro Notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination of €100,000 in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Holders of the JCI plc Euro Notes will receive payments solely in euro except under the limited circumstances provided herein.

        All payments of interest on and the principal of the JCI plc Euro Notes and any redemption price for, or additional amounts with respect to, the JCI plc Euro Notes will be made in euro except under the limited circumstances provided herein. See "Description of JCI plc Notes—Issuance of JCI plc Euro Notes in Euro." We, the dealer managers, the trustee and the paying agent with respect to the JCI plc Euro Notes will not be obligated to convert, or to assist any registered owner or beneficial owner of such JCI plc Euro Notes in converting, payments of interest, principal, any redemption or repurchase price, or any additional amount in euro made with respect to such JCI plc Euro Notes into U.S. dollars or any other currency.

The JCI plc Euro Notes permit Johnson Controls to make payments in U.S. dollars if Johnson Controls is unable to obtain euros.

        If, on or after the date of this prospectus, the euro is unavailable to Johnson Controls due to the imposition of exchange controls or other circumstances beyond Johnson Controls' control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the JCI plc Euro Notes will be made in U.S. dollars until the euro is again available to Johnson Controls or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by Johnson Controls in its sole discretion. Any payment in respect of the JCI plc Euro Notes so made in U.S. dollars will not constitute an event of default under the JCI plc Euro Notes or the JCI plc Indenture.

        There can be no assurance that this exchange rate will be as favorable to holders of JCI plc Euro Notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the JCI plc Euro Notes.

In a lawsuit for payment on the JCI plc Euro Notes, an investor may bear currency exchange risk.

        The JCI plc Indenture is, and the JCI plc Euro Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the JCI plc Euro Notes would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the JCI plc Euro Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the JCI plc Euro Notes would apply New York law.

        In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the JCI plc Euro Notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Risks Related to the Exchange Offers and the Consent Solicitations

The proposed amendments to the Subsidiary Indentures will afford reduced protection to remaining holders of Subsidiary Notes.

        If the proposed amendments to the Subsidiary Indentures with respect to a series of Subsidiary Notes is adopted, the covenants and some other terms of that series of Subsidiary Notes will be materially less restrictive and will afford significantly reduced protection to holders of that series compared to the covenants and other provisions currently contained in the Subsidiary Indenture governing that series of Subsidiary Notes. In addition, if the proposed amendments to the TIFSA Indentures with respect to a series of TIFSA Notes is adopted, the holders of such TIFSA Notes will no longer be entitled to the benefit of the Guarantees.

        If the proposed amendments are adopted with respect to a series of Subsidiary Notes, each non-exchanging holder of that series will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit Johnson Controls to take certain actions previously prohibited that could increase the credit risk with respect to, and might adversely affect the liquidity, market price and price volatility of, the Subsidiary Notes, or otherwise be materially adverse to the interests of the holders of the Subsidiary Notes. See "The Proposed Amendments."

The liquidity of the Subsidiary Notes that are not exchanged will be reduced.

        The trading market for unexchanged Subsidiary Notes will become more limited and could cease to exist due to the reduction in the amount of the Subsidiary Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Subsidiary Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Subsidiary Notes will exist, develop or be maintained or as to the prices at which the unexchanged Subsidiary Notes may be traded.

Certain credit ratings for the Subsidiary Notes are expected to be withdrawn following the exchange offers.

        We expect that certain credit ratings on the unexchanged Subsidiary Notes will be withdrawn after the completion of the exchange offers, which could materially adversely affect the market price for each series of unexchanged Subsidiary Notes.

Each of JCI Inc. and TIFSA expects to cease filing public reports and trading in the JCI Inc. Notes and TIFSA Notes may be adversely affected by the lack of information regarding JCI Inc. and TIFSA.

        Each of JCI Inc. and TIFSA expects to cease reporting pursuant to Section 13 or 15(d) of the Exchange Act if the exchange offers are successfully consummated and, accordingly, will not file periodic reports or information with the SEC, the trustee or any holders of the JCI Inc. Notes, although Johnson Controls expects that certain financial information regarding TIFSA will continue to be included in JCI plc's periodic reports. Trading in the JCI Inc. Notes or TIFSA Notes, as applicable, including market price and price volatility, may be adversely affected by the lack of publicly available information regarding JCI Inc. or TIFSA, as applicable, and the liquidity of such notes may be reduced.

TIFSA expects to delist the TIFSA Euro Notes from the NYSE and, as a result, trading in the TIFSA Euro Notes may be adversely affected and the liquidity of the TIFSA Euro Notes may be reduced.

        TIFSA expects to delist the TIFSA Euro Notes which are not accepted for exchange from the NYSE if the applicable exchange offer is successfully consummated. As a result of such delisting, TIFSA Euro Notes not tendered pursuant to the exchange offer may experience reduced liquidity and may be of reduced value, and the availability of price or other quotations and an established market for the TIFSA Euro Notes may be compromised

There are differences between certain of the Subsidiary Notes and the JCI plc Notes for which such Subsidiary Notes are exchanged.

        The JCI plc Notes will have the same currency, maturity, interest rates and interest payment dates as the Subsidiary Notes for which they are exchanged. Certain other terms of the JCI plc Notes, including those described under the caption "Description of the Differences Between the JCI plc Notes and the Subsidiary Notes," will be different from those of the JCI Inc. Notes and TIFSA Notes, as applicable, and these difference may be significant. For example, under the JCI plc Indenture, all series of JCI plc Notes issued in the exchange offers will, and any other series of JCI plc Notes that Johnson Controls may issue in the future under the JCI plc Indenture may, all vote as a single class with respect to matters affecting the rights of each series. Holders of Subsidiary Notes should review the terms of the JCI plc Notes and their Subsidiary Notes, and consider the differences carefully.

The exchange offers and consent solicitations may be cancelled or delayed.

        The consummation of each exchange offers is subject to, and conditional upon, among other things, the receipt of the Requisite Consents with respect to the applicable series of Subsidiary Notes subject to such exchange offer. If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date. If the valid withdrawal of your tender occurs before the later of the Early Consent Date and the date on which the Requisite Consents for the applicable series of Subsidiary Notes is obtained, your consent will also be revoked. If the valid withdrawal of your tender occurs after such time and before the Expiration Date, you will not be able to revoke the related consent. Even if each of the exchange offers and consent solicitations is completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Holders participating in the exchange offers and consent solicitations may therefore have to wait longer than expected to receive their JCI plc Notes and the cash consideration. During that time those holders of Subsidiary Notes will not be able to effect transfers of their Subsidiary Notes tendered for exchange.

You may not revoke your consent after the applicable supplemental indenture is executed.

        Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, effectuate the proposed amendments to the applicable Subsidiary Indenture with effect from the Settlement Date. Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.

We may acquire Subsidiary Notes in future transactions

        We may in the future seek to acquire Subsidiary Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers and such other terms may be more or less favorable to holders of Subsidiary Notes. In addition, repurchases by us of Subsidiary Notes in the future could further reduce the liquidity of the applicable series of Subsidiary Notes.

You may not receive JCI plc Notes in the exchange offers if the procedures for the exchange offers are not followed.

        Johnson Controls will issue the JCI plc Notes in exchange for your Subsidiary Notes only if you tender your Subsidiary Notes and deliver a properly completed electronic transmittal through DTC's ATOP (or, in respect of the TIFSA Euro Notes, deliver or caused to be delivered a valid exchange instruction) and other required documents before expiration of the exchange offers. You should allow sufficient time to ensure timely delivery of the necessary documents. None of Johnson Controls, JCI Inc., TIFSA, the exchange agent, the information agent, the dealer managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Subsidiary Notes for exchange.

        Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

The consideration to be received in the exchange offers does not reflect any valuation of the Subsidiary Notes or the JCI plc Notes and is subject to market volatility.

        Johnson Controls has made no determination that the consideration to be received in the exchange offers represents a fair valuation of either the Subsidiary Notes or the JCI plc Notes. Johnson Controls has not obtained a fairness opinion from any financial advisor about the fairness to it or to you of the consideration to be received by holders of Subsidiary Notes. Accordingly, none of Johnson Controls, JCI Inc., TIFSA, the dealer managers, the exchange agent or any other person is making any recommendation as to whether or not you should tender Subsidiary Notes for exchange in the exchange offers or deliver a consent pursuant to the consent solicitations.

Risks Related to Johnson Controls' Business

        You should read and consider the risk factors specific to Johnson Controls' business. These risks are described in Part I, Item 1A of Johnson Controls' Annual Report on Form 10-K for the fiscal year ended September 30, 2016. See "Where You Can Find More Information."

SELECTED FINANCIAL DATA

        The following selected financial data reflects the results of operations, financial position data and ordinary share information for Johnson Controls for the fiscal years ended September 30, 2012 through September 30, 2016 (dollars in millions, except per share data). This information has been derived from the consolidated financial statements of Johnson Controls. You should read the following selected financial data together with Johnson Controls' consolidated financial statements, the notes related thereto and the related reports of management on the financial condition and performance of Johnson Controls, all of which are contained in the reports of Johnson Controls filed with the SEC and incorporated herein by reference, as described under "Where You Can Find More Information." The financial data for the fiscal year ended September 30, 2016 includes Tyco's results of operations from the acquisition date of September 2, 2016 through September 30, 2016 and financial position and employee information as of September 30, 2016.

	Year ended September 30,
	2016	2015	2014	2013	2012
OPERATING RESULTS
Net sales	$37,674	$37,179	$38,749	$37,145	$36,310
Segment EBIT(1)	3,023	3,258	2,721	2,511	2,227
Income (loss) from continuing operations attributable to Johnson Controls(6)	(868)	1,439	1,404	992	1,003
Net income (loss) attributable to Johnson Controls	(868)	1,563	1,215	1,178	1,184
Earnings (loss) per share from continuing operations(6)
Basic	$(1.30)	$2.20	$2.11	$1.45	$1.47
Diluted	(1.30)	2.18	2.08	1.44	1.46
Return on average shareholders' equity attributable to Johnson Controls(2)(6)	(5)%	13%	12%	8%	9%
Capital expenditures	$1,249	$1,135	$1,199	$1,377	$1,831
Depreciation and amortization	953	860	955	952	824
Number of employees	209,000	139,000	168,000	170,000	170,000
FINANCIAL POSITION
Working capital(3)	$(301)	$278	$464	$499	$1,816
Total assets	63,253	29,622	32,812	31,670	31,041
Long-term debt	14,606	5,745	6,357	4,560	5,321
Total debt	16,353	6,610	6,680	5,498	6,068
Shareholders' equity attributable to Johnson Controls	24,118	10,335	11,270	12,273	11,584
Total debt to capitalization(4)	40%	39%	37%	31%	34%
Net book value per share(5)	$25.77	$15.96	$16.93	$17.93	$16.98
ORDINARY SHARE INFORMATION
Dividends per share	$1.16	$1.04	$0.88	$0.76	$0.72
Market prices
High	$48.97	$54.52	$52.50	$43.49	$35.95
Low	30.30	38.48	39.42	24.75	23.37
Weighted average shares (in millions)
Basic	667.4	655.2	666.9	683.7	681.5
Diluted	667.4	661.5	674.8	689.2	688.6
Number of shareholders	41,299	35,425	36,687	38,067	40,019

(1)
Segment earnings before interest and taxes (EBIT) is calculated as income from continuing operations before income taxes and noncontrolling interests excluding net financing charges, significant restructuring and impairment costs, and net mark-to-market adjustments on pension and postretirement plans.

(2)
Return on average shareholders' equity attributable to Johnson Controls (ROE) represents income from continuing operations attributable to Johnson Controls divided by average shareholders' equity attributable to Johnson Controls.

(3)
Working capital is defined as current assets less current liabilities, excluding cash, cash in escrow related to Adient debt, short-term debt, the current portion of long-term debt, and the current portion of assets and liabilities held for sale.

(4)
Total debt to total capitalization represents total debt divided by the sum of total debt and shareholders' equity attributable to Johnson Controls.

(5)
Net book value per share represents shareholders' equity attributable to Johnson Controls divided by the number of common shares outstanding at the end of the period.

(6)
Income (loss) from continuing operations attributable to Johnson Controls includes $620 million, $397 million, $324 million, $903 million and $271 million of significant restructuring and impairment costs in fiscal year 2016, 2015, 2014, 2013 and 2012, respectively. It also includes $503 million, $422 million, $237 million, $(407) million and $494 million of net mark-to-market charges (gains) on pension and postretirement plans in fiscal year 2016, 2015, 2014, 2013 and 2012, respectively. The preceding amounts are stated on a pre-tax basis.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Johnson Controls' historical ratio of earnings to fixed charges for the periods indicated, together with a pro forma ratio of earnings to fixed charges for the year ended September 30, 2016, giving effect to the merger of JCI Inc. and Tyco, the spin-off of Adient and the transactions related thereto and completion of the exchange offers, assuming all of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, as if they had occurred on October 1, 2015. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus and the unaudited pro forma consolidated financial information included or incorporated by reference in this prospectus.

	Pro Forma	As Reported
(Dollars in millions)	2016	2016	2015	2014	2013	2012
Income (loss) from continuing operations attributable to Johnson Controls	$1,121	$(868)	$1,439	$1,404	$992	$1,003
Income tax provision	264	2,238	600	407	674	108
Income attributable to noncontrolling interests	129	216	112	105	102	119
Income from equity affiliates	(286)	(531)	(375)	(395)	(399)	(338)
Distributed income of equity affiliates	78	277	231	204	210	190
Amortization of previously capitalized interest	12	16	16	16	18	9
Fixed charges less capitalized interest	862	450	425	406	414	387

Earnings	$2,180	$1,798	$2,448	$2,147	$2,011	$1,478

Fixed charges:
Interest incurred and amortization of debt expense	$685	$335	$316	$286	$305	$298
Estimated portion of interest in rent expense	194	134	134	148	151	144

Fixed charges	879	469	450	434	456	442
Less: Interest capitalized during the period	(17)	(19)	(25)	(28)	(42)	(55)

Fixed charges less capitalized interest	$862	$450	$425	$406	$414	$387

Ratio of earnings to fixed charges	2.5	3.8	5.4	4.9	4.4	3.3

 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Tyco Merger

        On September 2, 2016, JCI Inc. and Tyco completed their combination pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among JCI Inc., Tyco and certain other parties named therein, including Jagara Merger Sub LLC, an indirect wholly owned subsidiary of Tyco ("Merger Sub"). Pursuant to the terms of the Merger Agreement, on September 2, 2016, Merger Sub merged with and into JCI Inc., with JCI Inc. being the surviving corporation in the merger and a wholly owned, indirect subsidiary of Tyco (the "Merger"). Following the Merger, Tyco changed its name to Johnson Controls International plc.

        The merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805, "Business Combinations." JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, the historical consolidated financial statements of JCI Inc. for periods prior to this transaction are considered to be the historic financial statements of Johnson Controls.

Spin-Off of Adient

        On October 31, 2016 (the "Distribution Date"), Johnson Controls completed the spin-off of its automotive seating and interiors business, Adient, to its shareholders (the "Spin-Off"). On October 31, 2016, each of Johnson Controls' shareholders of record as of the close of business on October 19, 2016 (the "Record Date") received one ordinary share of Adient for every ten ordinary shares of Johnson Controls held at the close of business on the Record Date. Johnson Controls shareholders received cash in lieu of fractional shares of Adient (if any). Adient is now an independent public company trading under the symbol "ADNT" on the New York Stock Exchange.

        After the Distribution Date, Johnson Controls does not beneficially own any ordinary shares of Adient and will no longer consolidate Adient within its financial results. Beginning in the first quarter of fiscal 2017, Adient's historical financial results for periods prior to the Distribution Date will be reflected in Johnson Controls' consolidated financial statements as a discontinued operation (the "Adient Discontinued Operations").

Unaudited Pro Forma Consolidated Financial Information

        The following unaudited pro forma consolidated financial statements as of September 30, 2016, and for the years ended September 30, 2016, 2015 and 2014, reflect adjustments to Johnson Controls' historical financial results related to the:

  •
  Tyco Merger. The unaudited pro forma consolidated statement of income for the year ended September 30, 2016 gives effect to the Tyco Merger as if it occurred at the beginning of this period on October 1, 2015.

  •
  Adient Discontinued Operation. The unaudited pro forma consolidated statements of income reflect the removal of the Adient Discontinued Operation historical results in all periods presented.

  •
  Spin-Off and related events. The unaudited pro forma consolidated statements of income for the year ended September 30, 2016 give effect to the Spin-Off and related events as if they occurred at the beginning of this period on October 1, 2015. The unaudited pro forma consolidated statement of financial position gives effect to the Spin-Off and related events as if they occurred as of September 30, 2016, Johnson Controls' latest balance sheet date.

        The unaudited pro forma consolidated statements of income (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what Johnson Controls' operating results would have been had the Merger and Spin-Off occurred as described or what Johnson Controls' future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by Johnson Controls after the Merger and Spin-Off.

        The unaudited pro forma consolidated financial statements and the accompanying notes should be read together with:

  •
  Historical financial statements of Johnson Controls as of and for the year ended September 30, 2016 and the related notes included in Johnson Controls' Annual Report on Form 10-K for the year ended September 30, 2016 that Johnson Controls filed with the Securities and Exchange Commission ("SEC") on November 23, 2016; and

  •
  Adient's audited annual and unaudited interim combined financial statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Adient's Registration Statement on Form 10 filed with the SEC on April 27, 2016 and most recently amended on September 20, 2016.

        In the enclosed unaudited pro forma consolidated statements of income and unaudited pro forma consolidated statement of financial position, the amounts reflected in the columns presented are described below:

Historical Johnson Controls

        This column reflects Johnson Controls' historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.

        The historical Johnson Controls consolidated statement of financial position as of September 30, 2016 and the consolidated statement of income for the years ended September 30, 2016, 2015 and 2014 were derived from Johnson Controls' audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2016.

        As discussed in Johnson Controls' Annual Report on Form 10-K, on September 2, 2016, JCI Inc. and Tyco completed their combination pursuant to the Agreement and Plan of Merger, dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among JCI Inc., Tyco and certain other parties named therein. The merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805, "Business Combinations." JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, (1) the historical consolidated financial statements of JCI Inc. for periods prior to September 3, 2016 are considered to be the historic financial statements of Johnson Controls for such periods, and (2) the financial results for Tyco are included in the historic financial statements of Johnson Controls for periods on and after September 3, 2016.

Impact of Tyco Merger

        The unaudited pro forma consolidated financial information primarily gives effect to the following:

  •
  Tyco's results of operations for the eleven months ended September 2, 2016;

  •
  adjustments to conform the accounting policies of Tyco to those of Johnson Controls;

  •
  application of the acquisition method of accounting in connection with the merger;

  •
  issuance of new equity in connection with the merger; and

  •
  Tyco's 0.955 for 1 share consolidation in connection with the merger.

        The unaudited pro forma consolidated statement of income has been presented for informational purposes only and is not necessarily indicative of what Johnson Controls' results of operations actually would have been had the combination been completed as of the date indicated. In addition, the unaudited pro forma consolidated statement of income does not purport to project the future operating results of Johnson Controls. The accompanying unaudited pro forma consolidated statement of income does not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction or integration related costs.

        The unaudited pro forma consolidated statement of income has been prepared using the acquisition method of accounting under existing U.S. GAAP standards. Johnson Controls is the acquirer in the merger for accounting purposes and Tyco is the acquiree. As Johnson Controls finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period in fiscal 2017. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact Johnson Controls' results of operations. The finalization of the purchase accounting assessment may result in a change in the valuation of assets acquired and liabilities assumed and may have a material impact on Johnson Controls' results of operations and financial position.

Adient Discontinued Operations

        The unaudited pro forma financial information related to the Adient Discontinued Operations has been prepared in accordance with the discontinued operations guidance in ASC 205, "Financial Statement Presentation" and therefore does not reflect what Johnson Controls' or Adient's results of operations would have been on a stand-alone basis and are not necessarily indicative of Johnson Controls' or Adient's future results of operations. As such, the unaudited pro forma combined financial statements of income do not allocate any general corporate overhead expenses of Johnson Controls to Adient.

        The information in the Adient Discontinued Operations column in the unaudited pro forma consolidated statements of income was prepared based on the Johnson Controls' annual audited financial statements and only include costs that are directly attributable to the operating results of Adient.

Spin-Off Pro Forma Adjustments

        The unaudited pro forma consolidated financial statements as of and for the year ended September 30, 2016 include the following additional pro forma adjustments which are further described in the accompanying notes:

  •
  Adjustment to remove non-recurring Spin-Off separation costs incurred to date from the unaudited pro forma consolidated statements of income.

  •
  Recognition of the recapitalization of equity to reflect the distribution of the Adient net assets, including a $3,000 million dividend from Adient to Johnson Controls.

JOHNSON CONTROLS INTERNATIONAL PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED SEPTEMBER 30, 2016
(in millions, except share data)

	Historical Johnson Controls	Impact of Tyco Merger (a)	Pro Forma Merger Sub-Total		Adient Discontinued Operations	Spin-Off Pro Forma Adjustments		Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$33,635	$5,288	$38,923		$(16,837)	$—		$22,086
Services	4,039	3,522	7,561		—	—		7,561

	37,674	8,810	46,484		(16,837)	—		29,647
Cost of sales
Products and systems	27,625	3,363	30,988		(15,177)	—		15,811
Services	2,735	1,881	4,616		—	—		4,616

	30,360	5,244	35,604		(15,177)	—		20,427

Gross profit	7,314	3,566	10,880		(1,660)	—		9,220
Selling, general and administrative expenses	(5,325)	(2,880)	(8,205)		1,135	51	(c)	(7,019)
Restructuring and impairment costs	(620)	(21)	(641)		332	—		(309)
Net financing charges	(314)	(359)	(673)		25	—		(648)
Equity income	531	112	643		(357)	—		286

Income from continuing operations before income taxes	1,586	418	2,004		(525)	51		1,530
Income tax provision	2,238	64	2,302		(2,041)	3	(d)	264

Net income (loss) from continuing operations	(652)	354	(298)		1,516	48		1,266
Income (loss) from continuing operations attributable to noncontrolling interests	216	(3)	213		(84)	—		129

Net income (loss) from continuing operations attributable to Johnson Controls	$(868)	$357	$(511)		$1,600	$48		$1,137

Basic earnings (loss) per share attributable to Johnson Controls from continuing operations	$(1.30)		$(0.55)					$1.22
Diluted earnings (loss) per share attributable to Johnson Controls from continuing operations	$(1.30)		$(0.55)					$1.20
Weighted average number of shares outstanding:
Basic	667.4		935.5	(b)				935.5	(b)
Diluted	667.4		935.5	(b)				946.2	(b)

JOHNSON CONTROLS INTERNATIONAL PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED SEPTEMBER 30, 2015
(in millions, except share data)

	Historical Johnson Controls	Adient Discontinued Operations	Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$33,513	$(20,079)	$13,434
Services	3,666	—	3,666

	37,179	(20,079)	17,100
Cost of sales
Products and systems	28,214	(18,163)	10,051
Services	2,518	—	2,518

	30,732	(18,163)	12,569

Gross profit	6,447	(1,916)	4,531
Selling, general and administrative expenses	(3,986)	795	(3,191)
Restructuring and impairment costs	(397)	182	(215)
Net financing charges	(288)	14	(274)
Equity income	375	(295)	80

Income from continuing operations before income taxes	2,151	(1,220)	931
Income tax provision	600	(529)	71

Net income from continuing operations	1,551	(691)	860
Income from continuing operations attributable to noncontrolling interests	112	(66)	46

Net income from continuing operations attributable to Johnson Controls	$1,439	$(625)	$814

Basic earnings per share attributable to Johnson Controls from continuing operations	$2.20		$1.24
Diluted earnings per share attributable to Johnson Controls from continuing operations	$2.18		$1.23
Weighted average number of shares outstanding:
Basic	655.2		655.2
Diluted	661.5		661.5

JOHNSON CONTROLS INTERNATIONAL PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED SEPTEMBER 30, 2014
(in millions, except share data)

	Historical Johnson Controls	Adient Discontinued Operations	Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$34,978	$(22,032)	$12,946
Services	3,771	—	3,771

	38,749	(22,032)	16,717
Cost of sales
Products and systems	29,910	(20,039)	9,871
Services	2,534	—	2,534

	32,444	(20,039)	12,405

Gross profit	6,305	(1,993)	4,312
Selling, general and administrative expenses	(4,216)	1,222	(2,994)
Restructuring and impairment costs	(324)	159	(165)
Net financing charges	(244)	18	(226)
Equity income	395	(285)	110

Income from continuing operations before income taxes	1,916	(879)	1,037
Income tax provision	407	(314)	93

Net income from continuing operations	1,509	(565)	944
Income from continuing operations attributable to noncontrolling interests	105	(67)	38

Net income from continuing operations attributable to Johnson Controls	$1,404	$(498)	$906

Basic earnings per share attributable to Johnson Controls from continuing operations	$2.11		$1.36
Diluted earnings per share attributable to Johnson Controls from continuing operations	$2.08		$1.34
Weighted average number of shares outstanding:
Basic	666.9		666.9
Diluted	674.8		674.8

JOHNSON CONTROLS INTERNATIONAL PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2016
(in millions)

	Historical Johnson Controls	Adient Discontinued Operations	Spin-Off Pro Forma Adjustments		Pro Forma Johnson Controls Continuing Operations
Assets
Cash and cash equivalents	$684	$(105)	$1,430	(c), (e)	$2,009
Cash in escrow related to Adient debt	2,034	(2,034)	—		—
Accounts receivable—net	8,018	(2,071)	—		5,947
Inventories	3,560	(672)	—		2,888
Assets held for sale	174	—	—		174
Other current assets	2,639	(756)	—		1,883

Current assets	17,109	(5,638)	1,430		12,901

Property, plant and equipment—net	7,872	(2,240)	—		5,632
Goodwill	23,409	(2,385)	—		21,024
Other intangible assets—net	7,653	(113)	—		7,540
Investments in partially-owned affiliates	2,735	(1,745)	—		990
Other noncurrent assets	4,475	(935)	—		3,540

Total assets	$63,253	$(13,056)	$1,430		$51,627

Liabilities and Equity
Short-term debt	$1,119	$(41)	$—		$1,078
Current portion of long-term debt	628	(38)	—		590
Accounts payable	6,764	(2,764)	—		4,000
Accrued compensation and benefits	1,763	(430)	—		1,333
Liabilities held for sale	28	—	—		28
Other current liabilities	5,991	(975)	—		5,016

Current liabilities	16,293	(4,248)	—		12,045

Long-term debt	14,606	(3,485)	—		11,121
Pension and postretirement benefits	1,738	(188)	—		1,550
Other noncurrent liabilities	5,292	(259)	—		5,033

Long-term liabilities	21,636	(3,932)	—		17,704

Redeemable noncontrolling interests	234	(34)	—		200
Ordinary shares	9	—	—		9
Capital in excess of par value	16,105	—	—		16,105
Retained earnings	9,177	(5,218)	1,430	(c), (e)	5,389
Ordinary shares held in treasury, at cost	(20)	—	—		(20)
Accumulated other comprehensive loss	(1,153)	507	—		(646)

Shareholders' equity attributable to Johnson Controls	24,118	(4,711)	1,430		20,837
Noncontrolling interests	972	(131)	—		841

Total equity	25,090	(4,842)	1,430		21,678

Total liabilities and equity	$63,253	$(13,056)	$1,430		$51,627

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma consolidated financial statements as of and for the year ended September 30, 2016 include the following adjustments:

  (a)
  In order to reflect the occurrence of the acquisition on October 1, 2015, the unaudited pro forma results include adjustments to reflect, among other things, the incremental recurring intangible asset amortization to be incurred based on the preliminary values of each identifiable intangible asset, the change in timing of defined benefit plans' mark-to-market gain or loss recognition, interest expense from debt financing obtained to fund the cash consideration paid to JCI Inc. shareholders, and the elimination of merger transaction costs and nonrecurring purchasing accounting adjustments. These pro forma amounts are not necessarily indicative of the results that would have been obtained if the acquisition had occurred as of the beginning of the period presented or that may occur in the future, and does not reflect future synergies, integration costs, or other such costs or savings.

  (b)
  The unaudited pro forma weighted average number of basic shares outstanding is calculated as follows (in millions, except share consolidation ratio and per share amounts):

Pre-merger Tyco shares outstanding	427.2
Share consolidation ratio	0.955

Post-share consolidation Tyco shares	408.0
Johnson Controls Inc. shares outstanding	638.3
Cash contributed by Tyco used to purchase shares of Johnson Controls Inc.	$3,864
Johnson Controls Inc. per share consideration	$34.88
Reduction in shares due to cash consideration paid by Tyco	(110.8)
Adjusted Johnson Controls Inc. shares outstanding (1:1 exchange ratio)	527.5

Shares outstanding	935.5

    The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding the effect of dilutive securities to the unaudited pro forma weighted average number of basic shares outstanding as follows (in millions):

Pro forma weighted basic shares outstanding	935.5
Dilutive impact of Johnson Controls and Tyco awards outstanding	10.7

Adjusted weighted average shares outstanding—Diluted	946.2
  (c)
  Removal of $51 million of Adient separation costs in the year ended September 30, 2016. These costs directly relate to the Spin-Off of Adient and will not recur and as such, have been removed from the unaudited pro forma consolidated statement of income. On the unaudited pro forma consolidated statement of financial position, we have reflected a pro forma accrual of approximately $70 million of estimated Adient separation costs that Johnson Controls expects to incur subsequent to September 30, 2016 to complete the Spin-Off.

  (d)
  The tax effects of pro forma adjustment (c) reflect the tax benefit recorded at the time the costs were incurred.

  (e)
  In connection with the Adient Spin-off, Adient has obtained $3,500 million in debt financing. Approximately $500 million of the proceeds of such financing remain with Adient following the Spin-Off, with approximately $3,000 million distributed to Johnson Controls prior to the completion of the Spin-Off. As of September 30, 2016, approximately $1,500 million was received by Johnson Controls.

 USE OF PROCEEDS

        Johnson Controls will not receive any cash proceeds from the issuance of the JCI plc Notes in connection with the exchange offers. In exchange for issuing the JCI plc Notes and paying the cash consideration, Johnson Controls will receive the tendered Subsidiary Notes. The Subsidiary Notes surrendered in connection with the exchange offers will be retired and cancelled and will not be reissued.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

        Johnson Controls is conducting the exchange offers to simplify its capital structure, to give existing holders of Subsidiary Notes the option to obtain securities issued by the Johnson Controls parent entity and to centralize its reporting obligations under the combined company's various debt instruments. Johnson Controls is conducting the consent solicitations to eliminate various covenants, event of default provisions and other provisions under the Subsidiary Indentures and the Subsidiary Notes, and, with respect to the TIFSA Notes, to effectuate the release of the Guarantees. Completion of the exchange offers and consent solicitations is expected to ease administration of the combined company's indebtedness.

Terms of the Exchange Offers and Consent Solicitations

        In the exchange offers, Johnson Controls is offering in exchange for a holder's outstanding Subsidiary Notes the following JCI plc Notes and cash consideration:

Aggregate Principal Amount (mm)	Series of Notes Issued by JCI Inc. to be Exchanged	Series of Notes to be Issued by Johnson Controls	Interest Payment Dates for Both JCI Inc. Notes and JCI plc Notes
$45.896	2.355% Senior Notes due 2017	2.355% Senior Notes due 2017	March 31 and September 30
$150	7.125% Notes Due July 15, 2017	7.125% Notes Due July 15, 2017	January 15 and July 15
$300	1.400% Senior Notes due 2017	1.400% Senior Notes due 2017	May 2 and November 2
$500	5.000% Senior Notes due 2020	5.000% Senior Notes due 2020	March 30 and September 30
$500	4.25% Senior Notes due 2021	4.25% Senior Notes due 2021	March 1 and September 1
$450	3.750% Senior Notes due 2021	3.750% Senior Notes due 2021	June 1 and December 1
$500	3.625% Senior Notes due 2024	3.625% Senior Notes due 2024	January 2 and July 2
$400	6.000% Notes due 2036	6.000% Notes due 2036	January 15 and July 15
$300	5.70% Senior Notes due 2041	5.70% Senior Notes due 2041	March 1 and September 1
$250	5.250% Senior Notes due 2041	5.250% Senior Notes due 2041	June 1 and December 1
$450	4.625% Senior Notes due 2044	4.625% Senior Notes due 2044	January 2 and July 2
$125	6.950% Debentures due December 1, 2045	6.950% Debentures due December 1, 2045	June 1 and December 1
$450	4.950% Senior Notes due 2064	4.950% Senior Notes due 2064	January 2 and July 2

Aggregate Principal Amount (mm)	Series of Notes Issued by TIFSA to be Exchanged	Series of Notes to be Issued by Johnson Controls	Interest Payment Dates for Both TIFSA Notes and JCI plc Notes
$67.08	3.750% Notes due 2018	3.750% Notes due 2018	January 15 and July 15
$42.166	4.625% Notes due 2023	4.625% Notes due 2023	January 15 and July 15
€500	1.375% Notes due 2025	1.375% Notes due 2025	February 25
$750	3.900% Notes due 2026	3.900% Notes due 2026	February 14 and August 14
$750	5.125% Notes due 2045	5.125% Notes due 2045	March 14 and September 14

        In exchange for each $1,000 or €1,000, as applicable, principal amount of Subsidiary Notes that is validly tendered before the Early Consent Date, and not validly withdrawn, holders will receive the Total Consideration. In exchange for each $1,000 or €1,000, as applicable, principal amount of Subsidiary Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium.

        The JCI plc Notes (other than the JCI plc Euro Notes) will be issued only in denominations of $2,000 and whole multiples of $1,000. The JCI plc Euro Notes will be issued only in denominations of €100,000 and whole multiples of €1,000. See "Description of JCI plc Notes—General." In order to be eligible to receive JCI plc Notes pursuant to any exchange offer, a holder must validly offer for exchange a nominal amount of the Subsidiary Notes at least equal to such minimum denomination. If Johnson Controls would be required to issue a JCI plc Note in a denomination other than $2,000 or a whole multiple of $1,000 in excess thereof, or a JCI plc Euro Notes in a denomination other than €100,000 or a whole multiple of €1,000 in excess thereof, Johnson Controls will, in lieu of such issuance:

  •
  issue a JCI plc Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 or €1,000, as applicable; and

  •
  pay a cash amount equal to:

  •
  the difference between (i) the principal amount of the JCI plc Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the JCI plc Note actually issued in accordance with this paragraph; plus

  •
  accrued and unpaid interest on the principal amount representing such difference to, but excluding the Settlement Date. However, you will not receive any payment for interest on this cash amount or any accrued or unpaid interest by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC (or, in respect of the TIFSA Euro Notes held in Clearstream or Euroclear, by the paying agent or the European Clearing Systems (as such term is defined below) to Direct Participants or holders) or in the allocation or crediting of securities or monies received by participants to beneficial owners. In no event will Johnson Controls be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

        The interest rate, interest payment dates and maturity date of each series of JCI plc Notes to be issued by Johnson Controls in the exchange offers will be the same as those of the corresponding series of Subsidiary Notes to be exchanged. The JCI plc Notes received in exchange for the tendered Subsidiary Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Subsidiary Notes (which will be the first interest payment date falling after the Settlement Date in the case of any tendered Subsidiary Note for which the corresponding regular record date falls before the Expiration Date). Interest will only accrue with respect to the aggregate principal amount of JCI plc Notes you receive, which will be less than the principal amount of Subsidiary Notes you tendered for exchange in the event that your Subsidiary Notes are tendered after the Early Consent Date but before the Expiration Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Subsidiary Notes you exchange at the time of the exchange.

        Each series of JCI plc Notes is a new series of debt securities that will be issued under an Indenture (the "JCI Base Indenture") and a supplemental indenture thereto (the "JCI plc Supplemental Indenture", and, together with the JCI plc Base Indenture, the "JCI plc Indenture"), in each case to be dated as of the Settlement Date, between JCI plc and U.S. Bank National Association, as trustee. Elavon Financial Services DAC, UK Branch, as paying agent for the JCI plc Euro Notes, and Elavon Financial Services DAC, as transfer agent and security registrar, will also be party to such supplemental indenture. We intend to enter into an agency agreement among us, Elavon Financial Services DAC, UK Branch, as paying agent for the JCI plc Euro Notes, and Elavon Financial Services DAC, as transfer agent and security registrar for each series of the JCI plc Notes. The terms of the JCI plc Notes will include those expressly set forth in such notes and the JCI plc Indenture and those made part of the JCI plc Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        In conjunction with the exchange offers, Johnson Controls is also soliciting consents from the holders of each series of Subsidiary Notes to effect a number of amendments to the applicable Subsidiary Indentures under which each such series of notes were issued and are governed. You may not consent to the proposed amendments to the relevant Subsidiary Indenture without tendering your

Subsidiary Notes in the appropriate exchange offer, and you may not tender your Subsidiary Notes for exchange without consenting to the applicable proposed amendments.

        If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date, but you will not receive the Early Participation Premium unless you validly re-tender before the Early Consent Date. If the valid withdrawal of your tender occurs before the Early Consent Date, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs after the Early Consent Date, then, as described below, you may not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

        Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, effectuate the proposed amendments to the applicable Subsidiary Indenture with effect from the Settlement Date. Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.

        The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations," including, among other things, the receipt of the Requisite Consents with respect to the applicable series of Subsidiary Notes subject to such exchange offer. Johnson Controls may, at its option and in its sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. For information about other conditions to Johnson Controls' obligations to complete the exchange offers, see "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations." For a description of the proposed amendments, see "The Proposed Amendments."

        If the Requisite Consents are received and accepted, then, as applicable, JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee will execute a supplemental indenture with respect to each relevant Subsidiary Indenture setting forth the proposed amendments. Under the terms of this supplemental indenture, the proposed amendments will become effective on the Settlement Date. Each non-consenting holder of a series of Subsidiary Notes will be bound by the applicable supplemental indenture.

Conditions to the Exchange Offers and Consent Solicitations

        The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver by Johnson Controls in its sole discretion of the following conditions: (a) the receipt of the Requisite Consents described above under "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations," (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the Subsidiary Notes of the applicable series held by persons other than JCI Inc. or TIFSA or any person directly or indirectly controlling or controlled or under direct or indirect common control with JCI Inc. or TIFSA as of the Expiration Date, as it may be extended at Johnson Controls' discretion, (c) the registration statement of which this prospectus forms a part has been declared effective by the Commission and (d) the following statements are true:

          (1)   No action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which Johnson Controls or one of its affiliates is a party or by which Johnson Controls or one of its affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of Subsidiary Notes under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

      •
      in Johnson Controls' reasonable judgment, challenges the making of the exchange offers, the exchange of Subsidiary Notes under an exchange offer, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Subsidiary Notes under an exchange offer, the consent solicitations or the proposed amendments; or

      •
      in Johnson Controls' reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Johnson Controls and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Johnson Controls of the exchange offers, the exchange of Subsidiary Notes under an exchange offer, the consent solicitations or the proposed amendments;

          (2)   None of the following has occurred:

      •
      any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

      •
      a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

      •
      a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States, if the effect of any such event, in Johnson Controls' reasonable judgment, makes it impracticable or inadvisable to proceed with the exchange offers or consent solicitations; or

      •
      any limitation (whether or not mandatory) by any governmental authority on, or other event, in Johnson Controls' reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; and

          (3)   Neither the JCI Inc. Trustee nor the TIFSA Trustee has objected in any respect to, or taken any action that could in Johnson Controls' reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of JCI Inc. Notes or the TIFSA Notes, as applicable, under an exchange offer, the consent solicitations or Johnson Controls' ability to effect the proposed amendments, nor has the JCI Inc. Trustee or the TIFSA Trustee taken any action that challenges the validity or effectiveness of the procedures used by Johnson Controls in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the JCI Inc. Notes or the TIFSA Notes, as applicable, under an exchange offer or the consent solicitations.

        All of these conditions are for Johnson Controls' sole benefit and, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission, may be waived by Johnson Controls, in whole or in part in Johnson Controls' sole discretion. Any determination made by Johnson Controls concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Subsidiary

Notes to challenge such determination in a court of competent jurisdiction. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

Expiration Date; Extensions; Amendments

        The Expiration Date for the exchange offers shall be the time immediately following 11:59 p.m., New York City time, on December 23, 2016, subject to Johnson Controls' right to extend that date and time in Johnson Controls' sole discretion, in which case the Expiration Date shall be the latest date and time to which Johnson Controls has extended the relevant exchange offer.

        Subject to applicable law, Johnson Controls expressly reserves the right, in its sole discretion, with respect to the exchange offers and consent solicitations for each series of Subsidiary Notes to:

          (1)   delay accepting any Subsidiary Notes, to extend the exchange offers and consent solicitations or to terminate the exchange offers and consent solicitations and not accept any Subsidiary Notes; and

          (2)   amend, modify or waive in part or whole, at any time, or from time to time, the terms of the exchange offers and consent solicitations in any respect, including waiver of any conditions to consummation of the exchange offers and consent solicitations (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission).

        Each exchange offer with respect to a series of Subsidiary Notes is a separate exchange offer and may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing an exchange offer with respect to any other series of Subsidiary Notes.

        If Johnson Controls exercises any such right, it will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable and, in the case of an extension of the expiration date for an exchange offer, no later than 9:00 a.m. Eastern time, on the next business day after the scheduled expiration date of such exchange offer. Without limiting the manner in which it may choose to make a public announcement of any extension, amendment or termination of the exchange offers and consent solicitations, Johnson Controls will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

        The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

        In accordance with Rule 14e-1 under the Exchange Act, if Johnson Controls elects to change the consideration offered or the percentage of Subsidiary Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten-business-day period following the date that the notice of such change is first published or sent to holders of the Subsidiary Notes.

        If the terms of the exchange offers and consent solicitations are amended in a manner determined by Johnson Controls to constitute a material change adversely affecting any holder of the Subsidiary Notes, Johnson Controls will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Subsidiary Notes of such amendment and will extend the relevant exchange offers and consent solicitations, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that Johnson Controls deems appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Subsidiary Notes.

Effect of Tender

        Any tender of a Subsidiary Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and Johnson Controls and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer. The acceptance of the exchange offers by a tendering holder of Subsidiary Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Subsidiary Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. If you validly tender Subsidiary Notes before the Early Consent Date, you may validly withdraw your tender any time before the Expiration Date, but you will not receive the Early Participation Premium unless you validly re-tender before the Early Consent Date. If the valid withdrawal of your tender occurs before the Early Consent Date, your consent will also be revoked, and you will not receive the applicable Consent Fee unless you validly re-tender before the Expiration Date. If the valid withdrawal of your tender occurs after the Early Consent Date, then, as described below, you may not be able to revoke the related consent. If your consent is not revoked, you will receive the applicable Consent Fee.

        Upon or promptly following the later of the Early Consent Date and the receipt and acceptance of the Requisite Consents, it is anticipated that JCI Inc. and the JCI Inc. Trustee, or TIFSA and the TIFSA Trustee, as applicable will execute a supplemental indenture with respect to each affected series of Subsidiary Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer for such affected series, effectuate the proposed amendments to the applicable Subsidiary Indenture with effect from the Settlement Date. Holders of Subsidiary Notes will not be given prior notice that JCI Inc. and the JCI Inc. Trustee or TIFSA and the TIFSA Trustee, as applicable, are executing a supplemental indenture, and you will not be able to revoke a consent that was delivered with a validly tendered Subsidiary Note after the execution of the supplemental indenture with respect to that series of Subsidiary Notes.

        If the proposed amendments to the Subsidiary Indentures have been adopted, the amendments will apply to all Subsidiary Notes that are not validly tendered and accepted in the exchange offers, even though the holders of those Subsidiary Notes did not consent to the proposed amendments. As a result, if the proposed amendments are adopted and you continue to hold Subsidiary Notes following the consummation of the exchange offer, your Subsidiary Notes will be governed by the relevant Subsidiary Indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those securities compared to those currently in the Subsidiary Indentures or those applicable to the JCI plc Notes. For example, holders of Subsidiary Notes under the amended Subsidiary Indentures will no longer be entitled to the benefits of various covenants, event of default provisions and other provisions, including provisions that relate to a change of control and will not receive the benefit of having Johnson Controls parent entity as the primary obligor of their notes. Further, holders of the TIFSA Notes will no longer be entitled to the benefits of the Guarantees. See "Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Subsidiary Indentures will afford reduced protection to remaining holders of Subsidiary Notes."

Absence of Dissenters' Rights

        Holders of the Subsidiary Notes do not have any appraisal or dissenters' rights under New York law, the law governing the Subsidiary Indentures and the Subsidiary Notes, or under the terms of the Subsidiary Indentures in connection with the exchange offers and consent solicitations.

Acceptance of Subsidiary Notes for Exchange; JCI plc Notes; Effectiveness of Proposed Amendments

        Assuming the conditions to the exchange offers are satisfied or waived, Johnson Controls will issue JCI plc Notes in book-entry form and pay the cash consideration in connection with the exchange offers promptly on the Settlement Date (in exchange for Subsidiary Notes that are validly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

        Johnson Controls will be deemed to have accepted validly tendered Subsidiary Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the appropriate Subsidiary Indenture) if and when Johnson Controls has given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of JCI plc Notes and payment of the cash consideration in connection with the exchange of Subsidiary Notes accepted by Johnson Controls will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Subsidiary Notes for the purpose of receiving consents and Subsidiary Notes from, and transmitting JCI plc Notes and the cash consideration to, such holders. If any tendered Subsidiary Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Subsidiary Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn Subsidiary Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Procedures for Consenting and Tendering

        If you hold Subsidiary Notes and wish to have those notes exchanged for JCI plc Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Subsidiary Notes using the procedures described in this prospectus. The proper tender of Subsidiary Notes will constitute an automatic consent to the proposed amendments to the relevant Subsidiary Indenture.

        The procedures by which you may tender or cause to be tendered Subsidiary Notes will depend upon the manner in which you hold the Subsidiary Notes. Beneficial owners of Subsidiary Notes that hold their Subsidiary Notes in street name through a broker, dealer, commercial bank, trust company or other nominee, must contact the institution that hold your Subsidiary Notes and follow such broker's, dealer's, commercial bank's, trust company's or nominee's procedures for instructing the tender of your Subsidiary Notes. You should contact the institution that holds your Subsidiary Notes for more details. No alternative, conditional or contingent tenders will be accepted.

Subsidiary Notes Held with DTC

        Pursuant to authority granted by DTC, if you are a DTC participant that has Subsidiary Notes (other than TIFSA Euro Notes) credited to your DTC account and thereby held of record by DTC's nominee, you may directly tender your Subsidiary Notes (other than TIFSA Euro Notes held in Clearstream or Euroclear) and deliver a consent as if you were the record holder. Accordingly, references in this prospectus to record holders include DTC participants with Subsidiary Notes (other than TIFSA Euro Notes) credited to their accounts. Within two business days after the date of this prospectus, the exchange agent will establish accounts with respect to the Subsidiary Notes (other than TIFSA Euro Notes) at DTC for purposes of the exchange offers.

        Tenders of Subsidiary Notes (other than TIFSA Euro Notes), and corresponding consents thereto, will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except the 7.125% Notes due July 15, 2017 and the 6.950% Debentures due December 1, 2045, which will be accepted in denominations of $1,000.

        Any DTC participant may tender Subsidiary Notes (other than TIFSA Euro Notes held in Clearstream or Euroclear) and thereby deliver a consent to the proposed amendments to the appropriate Subsidiary Indenture by effecting a book-entry transfer of the Subsidiary Notes (other than TIFSA Euro Notes held in Clearstream or Euroclear) to be tendered in the exchange offers into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offers through DTC's Automated Tender Offer Program ("ATOP") procedures for transfer before the Expiration Date of the exchange offers.

        If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Subsidiary Notes (other than TIFSA Euro Notes) that the participant has received and agrees to be bound by the terms of the applicable exchange offer and consent and that Johnson Controls and JCI Inc. or TIFSA, as applicable, may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the exchange offers.

TIFSA Euro Notes Held with Clearstream or Euroclear

Certain defined terms

        As used in this prospectus the following terms have the following meanings:

        "Direct Participant" means each person who is shown in the records of the European Clearing Systems as a holder of the TIFSA Euro Notes.

        "European Clearing Systems" means Clearstream and Euroclear.

        "European Clearing System Notice" means the "Deadlines and Corporate Events" or similar form of notice to be sent to Direct Participants by each of the European Clearing Systems in connection with the exchange offer relating to the TIFSA Euro Notes informing Direct Participants of the procedures to be followed in order to participate in the exchange offer relating to TIFSA Euro Notes.

Minimum amounts

        Tenders of TIFSA Euro Notes, and corresponding consents thereto, will be accepted only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Procedure

        Johnson Controls will only accept tenders of TIFSA Euro Notes which are made by way of the submission of valid electronic tender and blocking instruction in the form specified in the relevant European Clearing System Notice for submission by Direct Participants to the exchange agent via the European Clearing Systems and in accordance with the requirements of the European Clearing Systems by the relevant deadlines ("Exchange Instructions") in accordance with the procedures set out in this section.

        Only a Direct Participant in a European Clearing System can properly instruct that European Clearing System with regard to submitting Exchange Instructions. In so instructing, the Direct Participant, and the tendering holder(s) on whose behalf it is acting, will be deemed to have read and agreed to be bound by the terms and conditions of the exchange offer contained in this prospectus.

        If a holder holds its TIFSA Euro Notes through a custodian or other intermediary, such holder may not submit an Exchange Instruction directly. It should therefore contact its custodian or other intermediary to instruct its custodian or intermediary to submit an Exchange Instruction on its behalf. In the event that the relevant custodian or intermediary is unable to submit an Exchange Instruction on its behalf by one of the methods described herein, the holder should contact the exchange agent for assistance in submitting its Exchange Instruction. There can be no assurance that the exchange agent will be able to assist any such holders in successfully submitting an Exchange Instruction. Holders are advised to check with any bank, securities broker or other intermediary through which they hold TIFSA Euro Notes when such intermediary would need to receive instructions from a holder in order for that holder to be able to participate in, or (in the limited circumstances in which revocation is permitted)

revoke their instruction to participate in, the exchange offer by the deadlines specified in this prospectus. The deadlines set by any such intermediary and each European Clearing System for the submission and withdrawal of Exchange Instructions will be earlier than the relevant deadlines specified in this prospectus.

        To tender TIFSA Euro Notes under the applicable exchange offer, a holder should deliver, or arrange to have delivered on its behalf, via the relevant European Clearing System and in accordance with the requirements of such European Clearing System, a valid Exchange Instruction that is received by the exchange agent by the Expiration Date.

Exchange Instructions for TIFSA Euro Notes

        The tendering of TIFSA Euro Notes in the applicable exchange offer will be deemed to have occurred upon receipt by the exchange agent from the relevant European Clearing System of a valid Exchange Instruction submitted in accordance with the requirements of such European Clearing System. The receipt of such Exchange Instruction by the relevant European Clearing System will be acknowledged in accordance with the standard practices of such European Clearing System and will result in the blocking of the relevant TIFSA Euro Notes in the holder's account with the relevant European Clearing System so that no transfers may be effected in relation to such TIFSA Euro Notes.

        Once valid Exchange Instructions are submitted to the relevant European Clearing System, no transfers may be effected in relation to such tendered TIFSA Euro Notes at any time after the date of submission of such Exchange Instruction unless such Exchange Instruction is validly revoked. Each Direct Participant will be deemed to consent to have the relevant European Clearing System provide details concerning such Direct Participant's identity to the exchange agent (and for the exchange agent to provide such details to Johnson Controls and to the dealer managers and to their respective legal advisers).

        Only Direct Participants may submit Exchange Instructions. Each holder that is not a Direct Participant must arrange for the Direct Participant through which such holder holds its TIFSA Euro Notes to submit a valid Exchange Instruction on its behalf to the relevant European Clearing System before the deadlines specified by the relevant European Clearing System.

Subsidiary Notes Held Through a Nominee

        Currently, all of the Subsidiary Notes are held in book-entry form and can only be tendered by following the procedures described above under "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Subsidiary Notes Held with DTC" and "—TIFSA Euro Notes Held with Clearstream or Euroclear." However, if you are a beneficial owner of Subsidiary Notes that are subsequently issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Subsidiary Notes in the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Subsidiary Notes and thereby deliver a consent on your behalf using one of the procedures described above.

Effect of Tendering of Subsidiary Notes (otherwise than in the case of TIFSA Euro Notes held in Clearstream or Euroclear)

        Subject to and effective upon the acceptance for exchange and the issuance of JCI plc Notes and the payment of the applicable Consent Fee in exchange for Subsidiary Dollar Notes, by tendering Subsidiary Dollar Notes in accordance with the terms and subject to the conditions set forth in this prospectus and not validly withdrawing such notes, a holder also (1) waives any and all rights with respect to such Subsidiary Dollar Notes (including any existing or past defaults and their consequences in respect of the Subsidiary Dollar Notes); (2) releases and discharges any and all claims related to such Subsidiary Dollar Notes that such tendering holder may have now, or may have in the future, against Johnson Controls and its affiliates, including, without limitation, any claims that such tendering holder is entitled to receive additional principal or interest payments with respect to such Subsidiary Dollar Notes or to participate in any redemption or defeasance of Subsidiary Dollar Notes; and (3) irrevocably appoints the exchange agent as its true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as Johnson Controls' agent with respect to the tendered Subsidiary Dollar Notes, with full power coupled with an interest) to:

  •
  deliver certificates representing the Subsidiary Dollar Notes, or transfer ownership of the Subsidiary Dollar Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon Johnson Controls' order;

  •
  present the Subsidiary Dollar Notes for transfer on the relevant security register;

  •
  receive all benefits or otherwise exercise all rights of beneficial ownership of the Subsidiary Dollar Notes (except that the exchange agent will have no rights to or control over Johnson Controls' funds, other than as agent for the tendering holders for the purpose of receiving applicable payments pursuant to the exchange offers, and the consent solicitations); and

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  deliver to Johnson Controls and the applicable trustees evidence of the holders' consent to the Proposed Amendments with respect to their tendered Subsidiary Dollar Notes and as certification that the Requisite Consents with respect to such issuance have been received;

all in accordance with the terms and conditions of the exchange offers and the consent solicitations as described in this prospectus.

        By tendering Subsidiary Dollar Notes pursuant to an exchange offer and delivering consents pursuant to a consent solicitation, a holder will be deemed to have represented and warranted (1) that such holder has received and read a copy of this prospectus and understands and agrees to be bound by all of the terms and conditions of the applicable exchange offer and consent solicitation, and (2) that such holder has full power and authority to tender, sell, assign, and transfer the Subsidiary Dollar Notes tendered thereby and that when such Subsidiary Dollar Notes are accepted for purchase and payment by Johnson Controls, Johnson Controls will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. Such holder will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the exchange agent or by Johnson Controls to be necessary or desirable to complete the sale, assignment and transfer of the Subsidiary Dollar Notes tendered thereby and the delivery of the related consents.

        By tendering Subsidiary Dollar Notes pursuant to an exchange offer, the holder will be deemed to have agreed that the delivery and surrender of the Subsidiary Dollar Notes is not effective, and the risk of loss of the Subsidiary Dollar Notes does not pass to Johnson Controls or the exchange agent, until receipt by the exchange agent of a properly transmitted agent's message together with all accompanying evidence of authority and any other required documents in form satisfactory to Johnson Controls.

        Holders may not transfer record or beneficial ownership of any Subsidiary Dollar Notes validly tendered into an exchange offer and not validly withdrawn.

        The agreement between Johnson Controls and a holder set forth in any agent's message will be governed by, and construed in accordance with, the laws of the State of New York.

Effect of tendering of TIFSA Euro Notes which are held in Clearstream or Euroclear

        By submitting a valid Exchange Instruction to the relevant European Clearing System in accordance with the standard procedures of such European Clearing System, each holder whose TIFSA Euro Notes are the subject of such Exchange Instruction shall, and any Direct Participant submitting such Exchange Instruction on behalf of such holder(s) shall in respect of itself and each such holder, be deemed to agree to, and acknowledge, represent, warrant and undertake, to Johnson Controls, the dealer managers and the exchange agent the following at the time of submission of the Exchange Instruction, at the Expiration Date and at the time of settlement of the exchange offer (if a holder or Direct Participant on behalf of itself and each such holder is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such holder or Direct Participant should contact the exchange agent immediately):

  •
  it has received this prospectus, and has reviewed and accepts the offer and distribution restrictions, terms, conditions, risk factors and other considerations of the relevant offer, all as described in this prospectus, and it is assuming all the risks inherent in participating in the relevant offer and has undertaken an appropriate analysis of the implications of the relevant offer without reliance on Johnson Controls, the dealer managers or the exchange agent (or any of their respective directors, employees or affiliates);

  •
  by blocking the relevant TIFSA Euro Notes in the relevant European Clearing System, it will be deemed to consent, in the case of a Direct Participant, to have such European Clearing System provide details concerning its identity to the exchange agent (and for the exchange agent to provide such details to Johnson Controls and the dealer managers, and their respective legal advisers); and

  •
  upon the terms and subject to the conditions of the applicable exchange offer, it irrevocably tenders the nominal amount of TIFSA Euro Notes blocked in its account in the relevant European Clearing System and, subject to and effective on such exchange offer, it renounces all right, title and interest in and to all such TIFSA Euro Notes and waives and releases any rights or claims it may have against TIFSA with respect to any such TIFSA Euro Notes, and it unconditionally and irrevocably releases, discharges and waives all claims (including all claims for interest, costs and orders for costs), actions and causes of action, present or future and however arising, whether or not presently known or unknown (including those which arise hereafter upon a change in the relevant law) whether arising in equity or under common law or statute or by reason of breach of contract or in respect of any tortious act or omission or otherwise (whether or not damage has yet been suffered), it has, may have or had against TIFSA and each of its present or former officers, directors, employees or agents which arise out of or relate to, or are in any way connected with the TIFSA Euro Notes, or non-contractual obligations arising out of or in connection with the TIFSA Euro Notes.

        Subject to and effective upon the acceptance for exchange, and the issuance of JCI plc Euro Notes and the payment of the cash consideration in exchange for TIFSA Euro Notes tendered by in accordance with the terms and subject to the conditions set forth in this prospectus, by delivering an Exchange Instruction a tendering holder of TIFSA Euro Notes which are held in a European Clearing System:

  •
  irrevocably sells, assigns and transfers to or upon the order of Johnson Controls all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of, the TIFSA Euro Notes tendered thereby;

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  waives any and all rights with respect to the TIFSA Euro Notes (including any existing or past defaults and their consequences in respect of the TIFSA Euro Notes);

  •
  releases and discharges TIFSA and the TIFSA Trustee under the TIFSA 2015 Indenture from any and all claims such holder may have, now or in the future, arising out of or related to the TIFSA Euro Notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the TIFSA Euro Notes (other than as expressly provided in this document) or to participate in any redemption or defeasance of the TIFSA Euro Notes;

  •
  represents and warrants that the TIFSA Euro Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

  •
  consents to the proposed amendments described below under "The Proposed Amendments" with respect to the series of the TIFSA Euro Notes tendered; and

  •
  irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered TIFSA Euro Notes (with full knowledge that the exchange agent also acts as the agent of Johnson Controls), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the TIFSA Euro Notes tendered to be assigned, transferred and exchanged in the exchange offers.

The receipt of an Exchange Instruction by the relevant European Clearing System will constitute instructions to debit the securities account of the relevant Direct Participant on the settlement date in respect of all of the TIFSA Euro Notes that the relevant holder has validly tendered and which are accepted for purchase by Johnson Controls, upon receipt by such European Clearing System of an instruction from the exchange agent for such TIFSA Euro Notes to be transferred to the specified account of Johnson Controls or its agent on its behalf and against payment by Johnson Controls of the applicable consideration for such TIFSA Euro Notes.

Proper Execution and Delivery is Your Responsibility

        If you wish to participate in the exchange offers and consent solicitations, delivery of your Subsidiary Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, it is recommended that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Withdrawal of Tenders and Revocation of Corresponding Consents

        Tenders of Subsidiary Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the particular exchange offer or, if such Subsidiary Notes have not been accepted for payment, on or after January 26, 2017, the forty-first business day after the commencement of the exchange offers. Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the latest of the Early Consent Date and the date on which the Requisite Consent is obtained for the applicable series of Subsidiary Notes, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered Subsidiary Notes prior to the later of the Early Consent Date and the date on which the Requisite Consents are obtained for the applicable series of Subsidiary Notes will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the appropriate Subsidiary Indenture, and vice versa. However, a valid withdrawal of Subsidiary Notes thereafter will not be deemed a revocation of the related consents, and your consents will continue to be deemed delivered.

        Beneficial owners desiring to withdraw Subsidiary Notes previously tendered through the ATOP procedures should contact the bank, brokerage or other nomine DTC participant through which they previously caused their Subsidiary Notes to be tendered. In order to withdraw Subsidiary Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion

Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Subsidiary Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

        Beneficial owners desiring to withdraw TIFSA Euro Notes previously tendered through the Clearstream or Euroclear procedures should contact the participant through which they hold their TIFSA Euro Notes in the European Clearing Systems. In order to withdraw TIFSA Notes previously tendered, a holder who holds through a European Clearing System must submit a valid electronic withdrawal instruction to the relevant European Clearing System which must be received by the exchange agent, D.F. King & Co., Inc. prior to the Expiration Date.

        If you are a beneficial owner of Subsidiary Notes issued in certificated form and have tendered these notes (but not through DTC or the European Clearing Systems) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

        Withdrawals of tenders of Subsidiary Notes may not be rescinded. Any Subsidiary Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Subsidiary Notes may, however, be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

Miscellaneous

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Subsidiary Notes in connection with the exchange offers will be determined by Johnson Controls, in its sole discretion, and its determination will be final and binding. Johnson Controls reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of Johnson Controls' counsel, be unlawful. Johnson Controls also reserves the absolute right to waive any defect or irregularity in the tender of any Subsidiary Notes in the exchange offers, and its interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of Johnson Controls, JCI Inc., TIFSA, the exchange agent, the information agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

        Tenders of Subsidiary Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Subsidiary Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered in certificated form, (ii) if Subsidiary Notes other than TIFSA Euro Notes and were tendered through the ATOP procedures, to the DTC participant who delivered such Subsidiary Notes by crediting an account maintained at DTC designated by such DTC participant and (iii) if TISA Euro Notes, by crediting an account at a European Clearing System as designated by the applicable Direct Participant; in any case promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

        Johnson Controls may also in the future seek to acquire untendered Subsidiary Notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers.

Transfer Taxes

        Johnson Controls will pay all transfer taxes, if any, applicable to the transfer and sale of Subsidiary Notes to it in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

        If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted to the exchange agent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Subsidiary Notes tendered by such holder.

U.S. Federal Backup Withholding

        Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Subsidiary Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Subsidiary Notes must timely provide the exchange agent with such holder's correct taxpayer identification number ("TIN") on a properly completed and executed Internal Revenue Service ("IRS") Form W-9 (available on the IRS website at http://www.irs.gov) and comply with certain certification requirements, or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). Certain holders are exempt from these backup withholding requirements. Holders that are not "U.S. persons" for U.S. federal income tax purposes, including entities, should not provide an IRS Form W-9. Such holders may qualify as exempt recipients by submitting to the exchange agent a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder's foreign status.

        Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder's U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

        Each of Johnson Controls, JCI Inc. and TIFSA reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

        D.F. King & Co., Inc. has been appointed the exchange agent for the exchange offers and consent solicitations. All correspondence in connection with the exchange offers should be sent or delivered by each holder of Subsidiary Notes, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. Johnson Controls will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

        D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Subsidiary Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

        In connection with the exchange offers and consent solicitations, Johnson Controls has retained: (i) Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as joint lead dealer managers, (ii) Barclays Capital Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC to act as dealer managers, (iii) BBVA Securities Inc., BNP Paribas Securities Corp., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Danske Markets Inc., Goldman, Sachs & Co., ICBC Standard Bank Plc, ING Financial Markets LLC, BNY Mellon Capital Markets, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and UniCredit Capital Markets LLC to act as senior co-managers and (iv) Scotia Capital (USA) Inc. and The Williams Capital Group, L.P. to act as co-managers. One or more of the these dealer managers may use affiliates or other appropriately licensed entities for soliciting tenders in the exchange offers and consent solicitations in jurisdictions in which such dealer managers are not otherwise permitted. We may appoint additional dealer managers. Johnson Controls will pay the dealer managers a customary fee as compensation for their services. Johnson Controls will also reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform this function are subject to certain conditions. Johnson Controls has agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer managers at their respective addresses and telephone numbers set forth on the back cover page of this prospectus.

        The dealer managers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The dealer managers and their respective affiliates have provided, and may in the future provide, a variety of these services to Johnson Controls and to persons and entities with relationships with Johnson Controls, for which they have received or will receive customary fees and expenses. For example, Citigroup Global Markets Inc. served as financial advisor to Tyco in its merger with JCI Inc. and as financial advisor in Johnson Control's spin-off of Adient. In addition, an affiliate of Citigroup Global Markets Inc. is the administrative agent under a term loan agreement and multi-year unsecured credit agreement with Tyco International Holding S.à.r.l, and an affiliate of JPMorgan Securities LLC serves as the administrative agent under the Credit Agreement. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other dealer managers also act as lenders under these credit agreements.

        In the ordinary course of business, the Dealer Managers or their respective affiliates may at any time hold long or short positions, and may trade for their own account or the accounts of customers, in the debt or equity securities of Johnson Controls, JCI Inc., TIFSA or their respective affiliates, including any of the Subsidiary Notes and, to the extent that the Dealer Managers or their respective affiliates hold Subsidiary Notes during the exchange offers and consent solicitations, they may tender such Subsidiary Notes pursuant to the terms of the exchange offers and consent solicitations.

        One or more of the dealer managers may be restricted in its U.S. securities dealings under the Bank Holding Company Act and not be U.S.-registered broker-dealers. All solicitations of tenders of securities in the United States will be made by or through U.S.-registered broker-dealers.

Other Fees and Expenses

        The expenses of soliciting tenders and consents with respect to the Subsidiary Notes will be borne by Johnson Controls. The principal solicitations are being made by mail. Additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of Johnson Controls and its affiliates.

        Tendering holders of Subsidiary Notes will not be required to pay any fee or commission to the dealer managers. If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE JCI PLC NOTES AND THE SUBSIDIARY NOTES

        The following is a summary comparison of the material terms of the JCI plc Notes and the Subsidiary Notes that differ. If consummation of the exchange offers (or any of them) occurs, the rights of holders of Subsidiary Notes under such notes who exchange their Subsidiary Notes for JCI plc Notes will continue to be governed by the laws of the state of New York, but will also then be governed by the terms of the applicable JCI plc Notes and the JCI plc Indenture.

        This summary is provided for convenience only, does not purport to be complete and is qualified in its entirety by reference to the JCI plc Indenture and the Subsidiary Indentures.

        The Subsidiary Notes represent, as of the date of this prospectus, the only debt securities issued under the Subsidiary Indentures.

        Johnson Controls plc, the issuer of the JCI plc Notes, is referred to as "JCI plc," "we," or "us" below. Other terms used in the comparison of the JCI plc Notes and the Subsidiary Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the JCI plc Indenture or the applicable Subsidiary Indenture, as applicable. Article and section references in the description below are references to the applicable indenture under which the notes were or will be issued.

        The description of the Subsidiary Notes reflects the Subsidiary Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Subsidiary Notes or the Subsidiary Indentures that may be effected following the consent solicitations as described under "The Proposed Amendments."

Description of the Differences Between the JCI Inc. Notes and the JCI plc Notes

	JCI Inc. Notes	JCI plc Notes
Limitation on Liens

Section 5.01(a) of the Second JCI Inc. 2009 Supplemental Indenture; Section 5.05(a) of the JCI Inc. 2006 Indenture; Section 5.05(a) of the JCI Inc. 1995 Indenture

(a) So long as the JCI Inc. Notes issued under the applicable JCI Inc. Indenture shall remain Outstanding, JCI Inc. will not at any time create, assume or guarantee, and will not cause, suffer or permit a Restricted Subsidiary to create, assume or guarantee any Secured Debt without making effective provision (and JCI Inc. covenants that in such case it will make or cause to be made effective provision) whereby such JCI Inc. Notes then Outstanding subject to applicable priorities of payment shall be secured by such Security Interest equally and ratably with any and all other obligations and indebtedness which shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

Section 4.06 of the JCI plc Indenture

JCI plc will not, and will not permit any Restricted Subsidiary to, issue, incur, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any asset that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the JCI plc Notes (together with, if JCI plc shall so determine, any other Indebtedness of JCI plc ranking equally with the JCI plc Notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at JCI plc's option prior to) such secured

JCI Inc. Notes	JCI plc Notes
(1)(a) any Security Interest on any property acquired after the date of the applicable JCI Inc. Indenture or constructed by JCI Inc. or a Restricted Subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by JCI Inc. or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any Security Interest upon such property existing at the time of acquisition thereof, whether or not assumed by JCI Inc. or such Restricted Subsidiary; or (c) any Security Interest existing on the property or on the outstanding shares of capital stock or indebtedness of a corporation at the time such corporation shall become a Restricted Subsidiary; or (d) a Security Interest on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with JCI Inc. or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to JCI Inc. or a Restricted Subsidiary, provided, however, that no such Security Interest shall extend to any other Principal Property of JCI Inc. or such Restricted Subsidiary prior to such acquisition or to the other Principal Property thereafter acquired other than additions to such acquired property;

        (2) Security Interests in property of JCI Inc. or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, Security Interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to

Indebtedness; provided, however, that the foregoing covenant shall not apply to:

        (a) liens existing on the date the JCI plc Notes of the applicable series are first issued;

        (b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

        (c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by JCI plc or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by JCI plc or any Restricted Subsidiary; provided, however, that no such lien shall extend to any other Principal Property of JCI plc or such Restricted Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions to such acquired property;

        (d) liens on any Principal Property existing at the time of acquisition thereof by JCI plc or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by JCI plc or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by JCI plc or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other Principal Property, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

        (e) liens securing Indebtedness owing by any Restricted Subsidiary to JCI plc or

JCI Inc. Notes	JCI plc Notes

permit JCI Inc. or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Security Interests;

        (3) Any Security Interest on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to JCI Inc. or to a Restricted Subsidiary;

        (4) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

        (5) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

        (6) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent, or the Security Interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

        (7) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

        (8) Landlords' liens on fixtures located on premises leased by JCI Inc. or a Restricted Subsidiary in the ordinary course of business; or

        (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Security Interest permitted by subsection (a) of Section 5.05 of the JCI Inc. 2006 Indenture or JCI Inc. 1995 Indenture, or subsection (a) of Section 5.01 a Subsidiary thereof;

        (f) liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

        (g) pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which JCI plc or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of JCI plc or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which JCI plc or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

        (h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against JCI plc or any Restricted Subsidiary with respect to which JCI plc or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by JCI plc or any Restricted Subsidiary for

JCI Inc. Notes	JCI plc Notes
of the Second JCI Inc. 2009 Supplemental Indenture, as applicable.

"Secured Debt" means indebtedness for money borrowed and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary.

"Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of JCI Inc. and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendible beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on a consolidated balance sheet of JCI Inc. as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of JCI Inc.

"Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by JCI Inc. or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of JCI Inc. and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors (evidenced by a certified Board Resolution thereof delivered to the Trustee), is not of material importance to the business conducted by JCI Inc. and its Restricted Subsidiaries taken as a whole.

"Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which JCI plc or such Restricted Subsidiary is a party;

        (i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of JCI plc or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of JCI plc, do not materially impair the use of such assets in the operation of the business of JCI plc or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

        (j) liens to secure JCI plc's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

        (k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of JCI plc and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by Section 4.07(a) of the JCI plc Indenture, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

        (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (k) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus any premium, fee, cost, expense or charge payable in connection with any such extension, renewal or

JCI Inc. Notes	JCI plc Notes
was an Unrestricted Subsidiary but which, subsequent to December 31, 1994, is designated by the Company (by Board Resolution) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained in the Second JCI Inc. 2009 Supplemental Indenture, the JCI Inc. 2006 Indenture, or the JCI Inc. 1995 Indenture, as applicable (on the assumption that any outstanding Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction to which such Subsidiary is then a party was entered into at the time of such designation).

"Unrestricted Subsidiary" means (a) any Subsidiary acquired or organized after March 31, 1989, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada; (c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of a character described in clauses (a) through (d) of this paragraph, unless and until any such Subsidiary shall have been so designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary."

Section 5.01(b) of the Second JCI Inc. 2009 Supplemental Indenture; Section 5.05(b) of the JCI Inc. 2006 Indenture;

Section 5.05(b) of the JCI Inc. 1995 Indenture

(b) Notwithstanding the provisions of subsection (a) of Section 5.01 of the Second JCI Inc. 2009 Supplemental Indenture, or subsection (a) of Section 5.05 of the JCI Inc. 2006 Indenture or JCI Inc. 1995 Indenture, as

replacement), and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced, plus improvements and construction on such assets.

"Principal Property" means any manufacturing, processing or assembly plant or any warehouse or distribution facility, or any office or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) of JCI plc or any of its Subsidiaries that is used by any U.S. Subsidiary of JCI plc and is located in the United States of America (excluding its territories and possessions and Puerto Rico) and (A) is owned by JCI plc or any Subsidiary of JCI plc on the date the JCI plc Notes of the applicable series are issued, (B) the initial construction of which has been completed after the date on which the JCI plc Notes of the applicable series are issued, or (C) is acquired after the date on which the JCI plc Notes of the applicable series are issued, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of JCI plc, are not collectively of material importance to the total business conducted by JCI plc and its Subsidiaries as an entirety, or that have a net book value (excluding any capitalized interest expense), on the date the JCI plc Notes of the applicable series are issued in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of JCI plc and its Subsidiaries as of the applicable date.

"Restricted Subsidiary" means any Subsidiary of JCI plc that owns or leases a Principal Property.

	JCI Inc. Notes	JCI plc Notes
applicable, JCI Inc. and any one or more Restricted Subsidiaries may without securing the JCI Inc. Notes issued under the applicable JCI Inc. Indenture issue, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of JCI Inc. and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subsection (a) of Section 5.01 of the Second JCI Inc. 2009 Supplemental Indenture or subsection (a) of Section 5.05 of the JCI Inc. 2006 Indenture or JCI Inc. 1995 Indenture, as applicable) and the aggregate value of the Sale and Leaseback Transactions in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with Section 5.02 (b) of the Second JCI Inc. 2009 Supplemental Indenture or 5.06(b) of the JCI Inc. 2006 Indenture or JCI Inc. 1995 Indenture, as applicable), does not exceed 10% of Consolidated Shareholders' Equity, determined as of a date not more than 90 days prior thereto.
Sale/Leaseback Transactions

Section 5.02 of the Second JCI Inc. 2009 Supplemental Indenture; Section 5.06 of the JCI Inc. 2006 Indenture; Section 5.06 of the JCI Inc. 1995 Indenture

So long as the JCI Inc. Notes issued under the applicable JCI Inc. Indenture shall remain Outstanding, JCI Inc. will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to JCI Inc. or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and in full operation for more than 180 days with the intention of taking back a lease on such property (except a lease for a term of no more than three years entered into with the intent that the use by JCI Inc. or such Restricted Subsidiary of such property will be discontinued on or before the expiration of such term) (herein referred to as a "Sale and Leaseback Transaction") unless either (a) JCI Inc. or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.02 of the Second JCI Inc. 2009 Supplemental Indenture or Section 5.05 of the JCI Inc. 2006 Indenture or JCI Inc. 1995

Section 4.07 of the JCI plc Indenture

JCI plc will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

        (a) JCI plc or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the JCI plc Notes pursuant to Section 4.06 of the JCI plc Indenture; or

        (b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by JCI plc's Board of Directors in good faith, and an amount equal to the net proceeds from the sale of the assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property,

JCI Inc. Notes	JCI plc Notes
Indenture, as applicable, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a Security Interest on the property to be leased without equally and ratably securing such JCI Inc. Notes, or (b) JCI Inc. or a Restricted Subsidiary shall apply an amount equal to the value of the property so leased to the retirement (other than any mandatory retirement), within 120 days of the effective date of any such arrangement, of Funded Debt as shown on the most recent consolidated balance sheet of JCI Inc. and which, in the case of such Funded Debt of JCI Inc., is not subordinate and junior in right of payment to the prior payment of such JCI Inc. Notes; provided, however, that in lieu of applying all or any part of such amount to such retirement, JCI Inc. may at its option (x) deliver to the Trustee JCI Inc. Notes issued under the applicable JCI Inc. Indenture (or, in the case of the Second JCI Inc. 2009 Supplemental Indenture, JCI Inc. Notes issued under such the JCI Inc. 2009 Indenture or other similar debt securities) theretofore purchased or otherwise acquired by JCI Inc., or (y) receive credit for such JCI Inc. Notes theretofore redeemed at its option. If JCI Inc. shall so deliver such JCI Inc. Notes (or other similar debt securities, as applicable) to the Trustee (or receive credit for such JCI Inc. Notes (or other similar debt securities, as applicable) so delivered), the amount which JCI Inc. shall be required to apply to the retirement of indebtedness pursuant to Section 5.02 of Supplemental Indenture No. 2, dated March 1, 2012, to the JCI Inc. 2009 Indenture or Section 5.06 of the JCI Inc. 2006 Indenture or JCI Inc. 1995 Indenture, as applicable, shall be reduced by an amount equal to the aggregate principal amount of such JCI Inc. Notes (or other similar debt securities, as applicable).

The term "value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the Capitalized Rent with respect thereto, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction as determined by the Board of Directors.

commencement of the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption or prepayment provision) of JCI plc Notes, or of Funded Indebtedness ranking on a parity with or senior to the JCI plc Notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of JCI plc Notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by JCI plc within such 180-day period, excluding retirements of JCI plc Notes and other Funded Indebtedness at maturity or pursuant to mandatory sinking fund or mandatory redemption or prepayment provisions.

"Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by JCI plc or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by JCI plc or a Restricted Subsidiary to such Person other than JCI plc or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

"Funded Indebtedness" means any Indebtedness of JCI plc or any consolidated Subsidiary maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

	JCI Inc. Notes	JCI plc Notes
Asset Transfers	Section 5.03 of the Second JCI Inc. 2009 Supplemental Indenture; Section 5.07 of the JCI Inc. 2006 Indenture; Section 5.07 of the JCI Inc. 1995 Indenture	N/A

So long as the JCI Inc. Notes of any series issued under the applicable JCI Inc. Indenture remain Outstanding, JCI Inc. will not itself, and will not cause, suffer or permit any Restricted Subsidiary to, transfer (whether by merger, consolidation or otherwise) any Principal Property to any Unrestricted Subsidiary, unless it shall apply, within one year after the effective date of such transaction, or shall have committed within one year after such effective date to apply, an amount equal to the fair value of such Principal Property at the time of such transfer, as determined by the Board of Directors, to (a) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon, such acquisition, construction, development or improvement will be, a Principal Property or Properties or a part thereof, (b) the redemption of JCI Inc. Notes of any series in issued under the applicable JCI Inc. Indenture (or, in the case of the Second JCI Inc. 2009 Supplemental Indenture, JCI Inc. Notes issued under the JCI Inc. 2009 Indenture or Other Senior Debt Securities) in accordance with the provisions of Article IV of the JCI Inc. 2009 Indenture or Article Four of the JCI Inc. 2006 Indenture or the JCI Inc. 1995 Indenture, as applicable, and at the redemption price referred to in Section 4.01 of the JCI Inc. 2009 Indenture, the JCI Inc. 2006 Indenture or the JCI Inc. 1995 Indenture, as applicable, in each case applicable at the time of such redemption, (c) the repayment of Funded Debt of JCI Inc. or of any Restricted Subsidiary (other than any Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment; provided that, in lieu of applying an amount equivalent to all or any part of such fair value to such redemption, JCI Inc. may, within one year after such transfer, deliver to the Trustee JCI Inc. Notes issued under the applicable JCI Inc. Indenture (or, in the case of the Second JCI Inc. 2009 Supplemental Indenture, JCI Inc. Notes issued under the JCI Inc. 2009 Indenture or Other Senior Debt Securities) (other than JCI Inc. Notes

	JCI Inc. Notes	JCI plc Notes
issued under the applicable JCI Inc. Indenture (or Other Senior Debt Securities, as applicable) made the basis of reduction in a mandatory sinking fund payment pursuant to Section 4.05 of the JCI Inc. 2009 Indenture, the JCI Inc. 2006 Indenture or the JCI Inc. 1995 Indenture, as applicable) for cancellation and thereby reduce the amount to be applied to the redemption of the JCI Inc. Notes of that series pursuant to clause (b) above by an amount equivalent to the aggregate principal amount of the JCI Inc. Notes (or Other Senior Debt Securities, as applicable) so delivered under the applicable JCI Inc. Indenture. Redemption of JCI Inc. Notes issued under the applicable JCI Inc. Indenture pursuant to Section 5.03 of the Second JCI Inc. 2009 Supplemental Indenture, Section 5.07 of the JCI Inc. 2006 Indenture, or Section 5.07 of the JCI Inc. 1995 Indenture, as applicable, shall not be used as credits against mandatory sinking fund payments.
Change of Control	1995 Officers' Certificate; 1997 Officers' Certificate; 2006 Officers' Certificate N/A	Section 4.08 of the JCI plc Indenture (not applicable to 6.000% Notes due 2036, the 7.125% Notes Due July 15, 2017 and the 6.950% Debentures due December 1, 2045)

Section 7 of the 2010 Officers' Certificate; Section 12 of the February 2011 Officers' Certificate; Section 9 of the December 2011 Officers' Certificate; Article IV of the Second JCI Inc. 2009 Supplemental Indenture; 2014 Officers' Certificate

Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to a series of JCI Inc. Notes, unless JCI Inc. has exercised its right to redeem such JCI Inc. Notes by giving irrevocable notice to the Trustee in accordance with the applicable JCI Inc. Indenture, each holder of JCI Inc. Notes of such series will have the right to require JCI Inc. to purchase all or a portion of such holder's JCI Inc. Notes of such series pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including (or, in the case of the Second JCI Inc. 2009 Supplemental Indenture, up to but excluding) the date of purchase (the "Change of Control Payment"), subject to the rights of holders of JCI Inc. Notes of such series on the relevant record date to receive interest due and owing on the relevant interest

Upon the occurrence of a Change of Control Triggering Event with respect to any applicable series of JCI plc Notes, unless JCI plc has exercised its right to redeem the JCI plc Notes of such series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the JCI plc Indenture, each Holder of JCI plc Notes of such series will have the right to require JCI plc to purchase all or a portion of such Holder's JCI plc Notes of such series pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date) (the "Change of Control Payment"). If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so

JCI Inc. Notes	JCI plc Notes
payment date. In the case of the 2014 Officers' Certificate, if the Change of Control Payment Date falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

"Change of Control Triggering Event" means, with respect to the applicable series of JCI Inc. Notes, the JCI Inc. Notes of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by JCI Inc. of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at JCI Inc.'s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change in Control Triggering Event). If a Rating Agency is not providing a rating for such JCI Inc. Notes at the commencement of payable for the period from and after such date to the next Business Day.

"Change of Control Triggering Event" means, with respect to the applicable series of JCI plc Notes, the JCI plc Notes of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by JCI plc of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the JCI plc's request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the JCI plc Notes of such series at the commencement of any Trigger Period, the JCI plc Notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

"Change of Control" means the occurrence of any of the following after

JCI Inc. Notes	JCI plc Notes

any Trigger Period, such JCI Inc. Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

"Change of Control" means the occurrence of any of the following after the date of issuance of the JCI Inc. Notes of the applicable series:

        (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the JCI Inc. assets and the assets of JCI Inc.'s Subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13 (d)(3) of the Exchange Act) other than to JCI Inc. or one of JCI Inc.'s Subsidiaries, other than, in the case of the 2014 Officers' Certificate, any such transaction or series of related transactions where holders of JCI Inc.'s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person's Voting Stock immediately after giving effect thereto;

        (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than JCI Inc. or one of JCI Inc.'s Subsidiaries) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of JCI Inc.'s Voting Stock representing a majority of the voting power of JCI Inc.'s outstanding Voting Stock;

        (3) JCI Inc. consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, JCI Inc., in any such event pursuant to a transaction in which any of JCI Inc.'s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where JCI Inc.'s the date of issuance of the JCI plc Notes of the applicable series:

        (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the JCI plc assets and the assets of JCI plc's Subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to JCI plc or one of JCI plc's Subsidiaries, other than any such transaction or series of related transactions where holders of JCI plc's Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person's Voting Stock immediately after giving effect thereto;

        (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the JCI plc or one of JCI plc's Subsidiaries) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of JCI plc's Voting Stock representing a majority of the voting power of JCI plc's outstanding Voting Stock;

        (3) JCI plc consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, JCI plc, in any such event pursuant to a transaction in which any of JCI plc's outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where JCI plc's Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person (or its parent) immediately after giving effect to such transaction; or

        (4) the adoption by JCI plc's shareholders of a plan relating to JCI plc's liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve

JCI Inc. Notes	JCI plc Notes

Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

        (4) except in the case of the 2014 Officers' Certificate, the first day on which the majority of the members of the board of directors of JCI Inc. cease to be Continuing Directors; or

        (5) the adoption by JCI Inc.'s shareholders of a plan relating to JCI Inc.'s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) JCI Inc. becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of JCI Inc.'s Voting Stock immediately prior to that transaction or (B) immediately following the transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

"Continuing Director" means, as of any date of determination, any member of JCI Inc.'s board of directors who (1) was a member of JCI Inc.'s board of directors on the date of the issuance of the JCI Inc. Notes of the applicable series; or (2) was nominated for election or elected or appointed to JCI Inc.'s board of directors with the approval of a majority of the Continuing Directors who were members of JCI Inc.'s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of JCI Inc.'s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

"Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating a change of control under clause (2) above if (1) JCI plc becomes a direct or indirect wholly-owned Subsidiary of a holding company or other Person and (2)(A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of JCI plc's Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

"Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by JCI plc under the circumstances permitting JCI plc to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of "Rating Agency."

"Rating Agency" means each of Moody's and S&P; provided, that if any of Moody's or S&P ceases to provide rating services to issuers or investors, JCI plc may appoint another "nationally recognized statistical rating organization" as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that JCI plc shall give notice of such appointment to the Trustee.

	JCI Inc. Notes	JCI plc Notes

category of Moody's) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by JCI Inc. under the circumstances permitting JCI Inc. to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of "Rating Agency."

"Rating Agency" means each of Moody's and S&P; provided, that if any of Moody's or S&P ceases to provide rating services to issuers or investors, JCI Inc. may appoint another "nationally recognized statistical rating organization" as defined under Section 3(a)(62) of the Exchange Act (or, in the case of the 2010 Officers' Certificate and the 2011 Officers' Certificate, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) as a replacement for such Rating Agency; provided, that JCI Inc. shall give notice of such appointment to the Trustee.

Optional Redemption

Section 6 of the 2006 Officers' Certificate; Section 6 of the 2010 Officers' Certificate; Section 11 of the February 2011 Officers' Certificate; Section 8 of the December 2011 Officers' Certificate; 2014 Officers' Certificate; Article III of the Second JCI 2009 Supplemental Indenture

All or a portion of the JCI Inc. Notes of any series (other than the 6.950% Debentures due 2045 and the 7.125% Notes Due July 15, 2017) may be redeemed by JCI Inc. at any time or from time to time prior to:

•

September 1, 2021 (three months prior to the applicable maturity date), in the case of the 3.750% Senior Notes due 2021,

•

April 2, 2024 (three months prior to the applicable maturity date), in the case of the 3.625% Senior Notes due 2024,

•

June 1, 2041 (six months prior to the applicable maturity date), in the case of the 5.250% Senior Notes due 2041,

•

January 2, 2044 (six months prior to the applicable maturity date), in the case of the 4.625% Senior Notes due 2044, or

•

January 2, 2064 (six months prior to the applicable maturity date), in the case of

Section 1.02(8) of the JCI plc Supplemental Indenture

JCI plc may, at its option, redeem the JCI plc Dollar Notes of any series (other than the 2.355% Senior Notes due 2017, the 1.400% Senior Notes due 2017, the 7.125% Notes due July 15, 2017, the 5.000% Senior Notes due 2020, the 4.25% Senior Notes due 2021, the 6.000% Notes due 2036, the 5.70% Senior Notes due 2041, the 6.950% Debentures due 2045, and the 3.750% Notes due 2018), in whole at any time or in part from time to time prior to:

•

September 1, 2021 (three months prior to the applicable maturity date), in the case of the 3.750% Senior Notes due 2021,

•

April 2, 2024 (three months prior to the applicable maturity date), in the case of the 3.625% Senior Notes due 2024,

•

June 1, 2041 (six months prior to the applicable maturity date), in the case of the 5.250% Senior Notes due 2041,

•

January 2, 2044 (six months prior to the applicable maturity date), in the case of the 4.625% Senior Notes due 2044,

•

January 2, 2064 (six months prior to the

JCI Inc. Notes	JCI plc Notes

    the 4.950% Senior Notes due 2064,
or at any time or from time to time, in the case of each other series of JCI Inc. Notes (other than the 6.950% Debentures due 2045 and the 7.125% Notes Due July 15, 2017). The Redemption Price for the JCI Inc. Notes of the applicable series to be redeemed on the Redemption Date will be equal to the greater of (i) 100% of the principal amount of the JCI Inc. Notes of such series being redeemed on the Redemption Date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the JCI Inc. Notes of such series being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus:

•

10 basis points, in the case of the 1.400% Senior Notes due 2017,

•

15 basis points in the case of the 4.25% Senior Notes due 2021 and the 3.625% Senior Notes due 2024,

•

20 basis points in the case of the 5.70% Senior Notes due 2041, the 4.625% Senior Notes due 2044, and the 2.355% Senior Notes due 2017,

•

25 basis points, in the case of the 6.000% Notes due 2036, the 5.000% Senior Notes due 2020, the 3.750% Senior Notes due 2021, and the 4.950% Senior Notes due 2064, and

•

35 basis points, in the case of the 5.250% Senior Notes due 2041 plus in either of case (i) or (ii) above, accrued and unpaid interest on the JCI Inc. Notes of the applicable series being redeemed to the Redemption Date.

In addition, at any time on or after:

•

September 1, 2021 (three months prior to the applicable maturity date), with respect to the 3.750% Senior Notes due 2021,

•

April 2, 2024 (three months prior to the applicable maturity date), with respect to the 3.625% Senior Notes due 2024,

•

June 1, 2041 (six months prior to the applicable maturity date), with respect applicable maturity date), in the case of the 4.950% Senior Notes due 2064,

•

October 15, 2022 (three months prior to the applicable maturity date), in the case of the 4.625% Notes due 2023,

•

November 14, 2025 (three months prior to the applicable maturity date), in the case of the 3.900% Notes due 2026, or

•

March 14, 2045 (six months prior to the applicable maturity date), in the case of the 5.125% Notes due 2045,

(each of the dates set forth above, a "Par Call Date") or at any time or from time to time, in the case of each other series of JCI plc Dollar Notes (other than the 6.950% Debentures due 2045 and the 7.125% Notes Due July 15, 2017). The redemption price for the JCI plc Dollar Notes of the applicable series to be redeemed on the redemption date will be equal to the greater of:

(i) 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed; and
(ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the applicable JCI plc Dollar Notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus:

•

25 basis points, in the case of the 3.750% Senior Notes due 2021 and the 4.950% Senior Notes due 2064,

•

15 basis points, in the case of the 3.625% Senior Notes due 2024,

•

35 basis points, in the case of the 5.250% Senior Notes due 2041 and the 5.125% Notes due 2045,

•

20 basis points, in the case of the 4.625% Senior Notes due 2044 and the 4.625% Notes due 2023, or

•

30 basis points, in the case of the 3.900% Notes due 2026,

plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record

JCI Inc. Notes	JCI plc Notes

to the 5.250% Senior Notes due 2041,

•

January 2, 2044 (six months prior to the applicable maturity date), with respect to the 4.625% Senior Notes due 2044, or

•

January 2, 2064 (six months prior to the applicable maturity date), with respect to the 4.950% Senior Notes due 2064,

JCI Inc. may redeem some or all of the applicable series of such JCI Inc. Notes at its option, at a Redemption Price equal to 100% of the principal amount of the applicable JCI Inc. Notes being redeemed, plus accrued and unpaid interest on the JCI Inc. Notes of such series being redeemed to the Redemption Date.

Section 6 of the 1995 Officers' Certificate; Section 6 of the 1997 Officers' Certificate

The 6.950% Debentures due December 1, 2045 and the 7.125% Notes Due July 15, 2017 are not redeemable prior to maturity.

on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after the applicable Par Call Date, the JCI plc may, at its option, redeem the JCI plc Dollar Notes of any series (other than the 2.355% Senior Notes due 2017, the 1.400% Senior Notes due 2017, the 7.125% Notes due July 15, 2017, the 5.000% Senior Notes due 2020, the 4.25% Senior Notes due 2021, the 6.000% Notes due 2036, the 5.70% Senior Notes due 2041, the 6.950% Debentures due 2045, and the 3.750% Notes due 2018), in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest on the relevant Interest Payment Date).

JCI plc may, at its option, redeem the 2.355% Senior Notes due 2017, the 1.400% Senior Notes due 2017, the 5.000% Senior Notes due 2020, the 4.25% Senior Notes due 2021, the 6.000% Notes due 2036, the 5.70% Senior Notes due 2041, and the 3.750% Notes due 2018, in whole at any time or in part from time to time, at a redemption price equal to the greater of:
(i) 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, and
(ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus

•

20 basis points, in the case of the 2.355% Senior Notes due 2017 and the 5.70% Senior Notes due 2041,

•

10 basis points, in the case of the 1.400% Senior Notes due 2017,

•

25 basis points, in the case of the 5.000% Senior Notes due 2020 and the 6.000% Senior Notes due 2036, or

JCI Inc. Notes	JCI plc Notes

•

15 basis points, in the case of the 4.25% Senior Notes due 2021 and the 3.750% Notes due 2018,

plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

The 7.125% Notes due July 15, 2017 and the 6.950% Debentures due December 1, 2045 are not redeemable prior to maturity.

Prior to November 25, 2024 (three months prior to the maturity date), JCI plc may, at its option, redeem the JCI plc Euro Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the JCI plc Euro Notes to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after November 25, 2024 (three months prior to the maturity date), JCI plc may, at its option, redeem the JCI plc Euro Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the JCI plc Euro Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

In addition, the JCI plc Notes of each series may be redeemed in accordance with "Description of JCI plc Notes—Redemption Upon Changes in Withholding Taxes."

	JCI Inc. Notes	JCI plc Notes
Events of Default

Section 7.01(d) of the JCI Inc. 2009 Indenture; Section 7.01(d) of the JCI Inc. 2006 Indenture

(d) failure on the part of JCI Inc. duly to observe or perform any of the covenants, warrants or agreements on the part of JCI Inc. in respect of the JCI Inc. Notes of the applicable series in the applicable JCI Inc. Indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in Section 7.01(d) of the applicable JCI Inc. Indenture specifically dealt with) continued for a period of 75 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to JCI Inc. by the Trustee, by registered mail, or to JCI Inc. and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding JCI Inc. Notes of such series.

Section 7.01(d) of the JCI Inc. 1995 Indenture

(d) failure on the part of JCI Inc. duly to observe or perform any of the covenants, warrants or agreements on the part of JCI Inc. in respect of the JCI Inc. Notes of the applicable series in the JCI Inc. 1995 Indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in Section 7.01(d) of the JCI Inc. 1995 Indenture specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to JCI Inc. by the Trustee, by registered mail, or to JCI Inc. and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding JCI Inc. Notes of such series.

Section 7.01(e) of the JCI Inc. 2009 Indenture; Section 7.01(e) of the JCI Inc. 2006 Indenture (other than with respect to JCI Inc. Notes issued pursuant to the 2014 Officers' Certificate)

(e) an event of default with respect to any other series of JCI Inc. Notes issued or hereafter issued pursuant to the applicable JCI Inc. Indenture or if default shall be made (and shall not have been cured or waived) in the payment of principal of or interest on any other obligation for borrowed money of JCI Inc.

Section 6.01(a)(3) of the JCI plc Indenture

(3) failure on the part of JCI plc to observe or perform any other covenant, warranty or agreement in the JCI plc Notes of that series, or in the JCI plc Indenture as it relates to the JCI plc of that series, other than a covenant, warranty or agreement, a Default in whose performance or whose breach is specifically dealt with elsewhere in Section 6.01(a) of the JCI plc Indenture, if the failure continues for 90 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the JCI plc Notes of that series then Outstanding.

Section 6.01(a)(4) of the JCI plc Indenture

(4) an Event of Default with respect to any other series of JCI plc Notes issued under the JCI plc Indenture or an uncured or unwaived failure to pay principal of or interest on any of JCI plc's other obligations for borrowed money beyond any period of grace with respect thereto if, in either case, (a) the aggregate principal amount thereof is in excess of $200,000,000; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; provided, however, that:

        (i) if such Event of Default with respect to such other series of JCI plc Notes issued under the JCI plc Indenture or such default in payment with respect to such other obligations for borrowed money shall be remedied or cured by JCI plc or waived by the requisite Holders of such other series of JCI plc Notes or such other obligations for borrowed money, then the Event of Default under the JCI plc Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of JCI plc Notes; and

        (ii) subject to the provisions of Sections 7.01 and 7.02 of the JCI plc Indenture, the Trustee shall not be charged with knowledge of any such Event of Default with respect to such other series of JCI plc Notes issued under the JCI plc Indenture or such payment default with respect to such other obligations for borrowed money unless written notice thereof shall have been

	JCI Inc. Notes	JCI plc Notes

beyond any period of grace with respect thereto if (i) the aggregate principal amount (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified by the terms of such indebtedness as due and payable upon acceleration) of any such obligation in respect of which principal or interest is and remains in default is in excess of $100,000,000, and (ii) the default in such payment is not being contested by JCI Inc. in good faith and by appropriate proceedings.

2014 Officers' Certificate

an Event of Default with respect to any other series JCI Inc. Notes issued under the JCI Inc. 2006 Indenture or an uncured or unwaived failure to pay principal of or interest on any of JCI Inc.'s other obligations for borrowed money beyond any period of grace with respect thereto if: (a) the aggregate principal amount of any such obligation is in excess of $200,000,000; and (b) the default in payment is not being contested in good faith and by appropriate proceedings.

Section 7.01(e) of the JCI Inc. 1995 Indenture

(e) an event of default with respect to any other series of JCI Inc. Notes issued or hereafter issued pursuant to the JCI Inc. 1995 Indenture or if default shall be made (and shall not have been cured or waived) in the payment of principal of or interest on any other obligation for borrowed money of JCI Inc. beyond any period of grace with respect thereto if (i) the aggregate principal amount (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified by the terms of such indebtedness as due and payable upon acceleration) of any such obligation in respect of which principal or interest is and remains in default is in excess of $25,000,000, and (ii) the default in such payment is not being contested by JCI Inc. in good faith and by appropriate proceedings.

given to a Trust Officer of the Trustee by JCI plc, by the holder or an agent of the holder of such other obligations for borrowed money, by the trustee then acting under any indenture or other instrument under which such payment default with respect to such other obligations for borrowed money shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of the Outstanding JCI plc Notes of such other series.
Amendments

Section 11.02 of the JCI 2009 Indenture, Section 11.02 of the JCI 2006 Indenture, Section 11.02 of the JCI 1995 Indenture

With the consent (evidenced as provided in Section 9.01 of the applicable JCI Inc. Indenture) of the Holders of greater than

Section 9.02 of the JCI plc Indenture

With the consent (evidenced as provided in Section 8.01 of the JCI plc Indenture) of the Holders of not less than a majority in aggregate principal amount of the Outstanding JCI plc Notes of all series

	JCI Inc. Notes	JCI plc Notes
	50% in aggregate principal amount of the JCI Inc. Notes of each series affected by such supplemental indenture (all such Holders voting as a single class), by act of said Holders delivered to JCI Inc. and the Trustee, JCI Inc., when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable JCI Inc. Indentures or of any supplemental indenture or of modifying in any manner the rights of the Holders of the JCI Inc. Notes of each series under the applicable JCI Inc. Indenture, subject to certain exceptions.	affected by such supplemental indenture or indentures (voting as one class), JCI plc and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the JCI plc Indenture or of any supplemental indenture hereto or of modifying in any manner not covered by Section 9.01 of the JCI plc Indenture the rights of the Holders of the JCI plc Notes of each such series under the JCI plc Indenture, subject to certain exceptions.
Waiver of Past Defaults

Section 7.07 of the JCI 2009 Indenture, Section 7.07 of the JCI 2006 Indenture, Section 7.07 of the JCI 1995 Indenture

The Holders of a majority in aggregate principal amount of the JCI Inc. Notes of any series may on behalf of the Holders of all the JCI Inc. Notes of such series waive any past default or Event of Default thereunder and its consequences except a default in the payment of principal of or premium, if any, or interest on such JCI Inc. Notes, or a default in the making of any sinking fund payment with respect to such JCI Inc. Notes.

Section 6.06(b) of the JCI plc Indenture

In the case of an Event of Default with respect to one or more series of JCI plc Notes, at any time before the principal of the JCI plc Notes of the applicable series shall have been declared due and payable, the Holders of a majority in aggregate principal amount of the Outstanding (determined in accordance with Section 8.04 of the JCI plc Indenture) JCI plc Notes of all series affected by such waiver (voting as one class), on behalf of the Holders of all of the JCI plc Notes of all such series, by written notice to JCI plc and the Trustee, may waive any existing Default and its consequences, except a Default in the payment of the principal of, premium, if any, or interest, including sinking fund payments on, any of the JCI plc Notes of any such series as and when the same shall become due by the terms of such JCI plc Notes (provided, however, that pursuant to Section 6.06(c) of the JCI plc Indenture, only the Holders of a majority in aggregate principal amount of the JCI plc Notes of an applicable series may rescind an acceleration with respect to such series and its consequences, including any related payment default that resulted from such acceleration).

Consolidation, Merger, Sale or Conveyance

Section 12.01 of the JCI Inc. 2009 Indenture; Section 12.01 of the JCI Inc. 2006 Indenture; Section 12.01 of the JCI Inc. 1995 Indenture

Nothing contained in the applicable JCI Inc. Indenture or in any of the JCI Inc. Notes issued thereunder shall

Section 10.01 of the JCI plc Indenture

JCI plc will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

JCI Inc. Notes	JCI plc Notes

prevent any consolidation or merger of JCI Inc. with or into any other corporation or corporations (whether or not affiliated with JCI Inc.), or successive consolidations or mergers in which JCI Inc. or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all of the property of JCI Inc. to any other corporation (whether or not affiliated with JCI Inc.) authorized to acquire and operate the same; provided, however, and JCI Inc. hereby covenants and agrees, that any such consolidation, merger, sale, conveyance or lease shall be upon the condition that (a) immediately after such consolidation, merger, sale, conveyance or lease the corporation (whether JCI Inc. or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of the applicable JCI Inc. Indenture to be kept or performed by JCI Inc.; (b) the corporation (if other than JCI Inc.) formed by or surviving any such consolidation or merger or to which such sale, conveyance or lease shall have been made, shall be a corporation organized under the laws of the United States of America or any state thereof; and (c) the due and punctual payment of the principal of and premium, if any, and interest on all of the JCI Inc. Notes issued pursuant to the applicable JCI Inc. Indenture, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the applicable JCI Inc. Indenture to be performed or observed by JCI Inc., shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Corporation (if other than JCI Inc.) formed by such consolidation, or into which JCI Inc. shall have been merged, or by the corporation which shall have acquired or leased such property.

"corporation" means, in the case of the 2014 Officers' Certificate, unless the context requires otherwise, any Person other than an individual.

        (a) the resulting, surviving or transferee Person (the "Successor Person") will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the JCI plc Notes of the applicable series are first issued or (z) Switzerland; provided that the Successor Person (if not JCI plc) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of JCI plc under the JCI plc Notes of the applicable series and the JCI plc Indenture;

        (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

        (c) JCI plc shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the JCI plc Indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among JCI plc and its Subsidiaries shall not be prohibited under the JCI plc Indenture, and (B) JCI plc may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating JCI plc in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the JCI plc Notes of the applicable series are first issued or Switzerland to realize tax or other benefits.

To the extent that a Board Resolution or supplemental indenture pertaining to any series provides for different provisions relating to the subject matter of Article X of the JCI plc Indenture, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series.

Description of the Differences Between the TIFSA Notes and the JCI plc Notes

	TIFSA Notes	JCI plc Notes
Limitation on Liens

Section 1.3(1) of the Fourth TIFSA 2009 Supplemental Indenture; Section 1.3(1) of the Fifth TIFSA 2009 Supplemental Indenture; Section 1.3(1) of the First TIFSA 2015 Supplemental Indenture; Section 1.3(1) of the Second TIFSA 2015 Supplemental Indenture; Section 1.3(1) of the Third TIFSA 2015 Supplemental Indenture

TIFSA will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage pledge, security interest, lien or encumbrance (each a "lien") upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if TIFSA shall so determine, any other Indebtedness of TIFSA ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at TIFSA's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

        (a) liens existing on the date of the supplemental indenture pursuant to which the TIFSA Notes of the applicable series were issued;

        (b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

        (c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by TIFSA or a Restricted Subsidiary or at the time of such purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by TIFSA or any Restricted Subsidiary;

Section 4.06 of the JCI plc Indenture

JCI plc will not, and will not permit any Restricted Subsidiary to, issue, incur, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any asset that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the JCI plc Notes (together with, if JCI plc shall so determine, any other Indebtedness of JCI plc ranking equally with the JCI plc Notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at JCI plc's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

        (a) liens existing on the date the JCI plc Notes of the applicable series are first issued;

        (b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

        (c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by JCI plc or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by JCI plc or any Restricted Subsidiary; provided, however, that no such lien shall extend to any other Principal Property of JCI plc or such Restricted Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions to such acquired property;

TIFSA Notes	JCI plc Notes

        (d) liens on any Principal Property existing at the time of acquisition thereof by TIFSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by TIFSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by TIFSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by TIFSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

        (e) liens securing Indebtedness owing by any Restricted Subsidiary to TIFSA, Parent, a subsidiary thereof, or, in the case of the TIFSA Notes issued pursuant to the TIFSA 2015 Indenture, Tyco Luxembourg, or by TIFSA to Parent or, in the case of the TIFSA Notes issued pursuant to the TIFSA 2015 Indenture, Tyco Luxembourg;

        (f) liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

        (g) pledges, liens or deposits under workers' compensation or similar or any

        (d) liens on any Principal Property existing at the time of acquisition thereof by JCI plc or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by JCI plc or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by JCI plc or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other Principal Property, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

        (e) liens securing Indebtedness owing by any Restricted Subsidiary to JCI plc or a Subsidiary thereof;

        (f) liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

        (g) pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which JCI plc or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of JCI plc

TIFSA Notes	JCI plc Notes

Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which TIFSA or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

        (h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against TIFSA or any Restricted Subsidiary with respect to which TIFSA or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by TIFSA or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in course of any litigation or other proceeding to which TIFSA or such Restricted Subsidiary is a party;

        (i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of TIFSA or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of TIFSA, do not materially impair the use of such assets in the operation of the business of TIFSA or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

        (j) liens to secure TIFSA's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward,

legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which JCI plc or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of JCI plc or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which JCI plc or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

        (h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against JCI plc or any Restricted Subsidiary with respect to which JCI plc or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by JCI plc or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which JCI plc or such Restricted Subsidiary is a party;

        (i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of JCI plc or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of JCI plc, do not materially impair the use of such assets in the operation of the business of JCI plc

TIFSA Notes	JCI plc Notes

future and option transactions, entered into in the ordinary course of business;

        (k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of TIFSA and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under Section 1.3(2) of the applicable TIFSA Supplemental Indenture, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

        (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (k) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced (plus improvements and construction on such real property).

"Principal Property" means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of the Parent or any of its Subsidiaries that is used by any U.S. Subsidiary of TIFSA and (A) is owned by the Parent or any Subsidiary of the Parent on the date of the applicable TIFSA Supplemental Indenture, (B) the initial construction of which has been completed after the date of the supplemental indenture pursuant to which the TIFSA Notes of the applicable series were issued, or (C) is acquired after the date of the applicable TIFSA Supplemental Indenture, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of TIFSA, are not collectively of material importance to the total business conducted by the Parent or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

        (j) liens to secure JCI plc's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

        (k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of JCI plc and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by Section 4.07(a) of the JCI plc Indenture, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

        (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness so secured at the time of such extensions, renewal or replacement, and that such extension, renewal or replacement (plus any premium, fee, cost, expense or charge payable in connection with any such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to lien so extended, renewed or replaced, plus improvements and construction on such assets.

"Principal Property" means any manufacturing, processing or assembly plant or any warehouse or distribution facility, or any office or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) of JCI plc or any of its Subsidiaries that is used by any U.S. Subsidiary of JCI plc and is located in the United States of America (excluding its territories and possessions and Puerto Rico) and (A) is owned by JCI plc or any Subsidiary of JCI plc on the date the JCI plc Notes of the applicable series are issued, (B) the initial construction of which has been completed after the date on which the

	TIFSA Notes	JCI plc Notes

and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date of the applicable supplemental indenture pursuant to which the TIFSA Notes of the applicable series were issued, in the case of clause (A) of this definition, the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Parent and its subsidiaries as of the applicable date.

"Restricted Subsidiary" means any Subsidiary of the Company that owns or leases a Principal Property.

JCI plc Notes of the applicable series are issued, or (C) is acquired after the date on which the JCI plc Notes of the applicable series are issued, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of JCI plc, are not collectively of material importance to the total business conducted by JCI plc and its Subsidiaries as an entirety, or that have a net book value (excluding any capitalized interest expense), on the date the JCI plc Notes of the applicable series are issued in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of JCI plc and its Subsidiaries as of the applicable date.

"Restricted Subsidiary" means any Subsidiary of JCI plc that owns or leases a Principal Property.

Sale/Leaseback Transactions

Section 1.3(2) of the Fourth TIFSA 2009 Supplemental Indenture; Section 1.3(2) of the Fifth TIFSA 2009 Supplemental Indenture; Section 1.3(2) of the First TIFSA 2015 Supplemental Indenture; Section 1.3(2) of the Second TIFSA 2015 Supplemental Indenture; Section 1.3(2) of the Third TIFSA 2015 Supplemental Indenture

TIFSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

        (a) TIFSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Securities pursuant to Section 1.3(1) of the applicable TIFSA Supplemental Indenture; or

        (b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by TIFSA's Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the

Section 4.07 of the JCI plc Indenture

JCI plc will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

        (a) JCI plc or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the JCI plc Notes pursuant to Section 4.06 of the JCI plc Indenture; or

        (b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by JCI plc's Board of Directors in good faith, and an amount equal to the net proceeds from the sale of the assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption or prepayment

	TIFSA Notes	JCI plc Notes

effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of TIFSA or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by TIFSA within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

"Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by TIFSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by TIFSA or a Restricted Subsidiary to such Person other than Parent, TIFSA, any of their respective Subsidiaries, or, in the case of the TIFSA Notes issued pursuant to the TIFSA 2015 Indenture, Tyco Luxembourg or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

"Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

provision) of JCI plc Notes, or of Funded Indebtedness ranking on a parity with or senior to the JCI plc Notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of JCI plc Notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by JCI plc within such 180-day period, excluding retirements of JCI plc Notes and other Funded Indebtedness at maturity or pursuant to mandatory sinking fund or mandatory redemption or prepayment provisions.

"Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by JCI plc or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by JCI plc or a Restricted Subsidiary to such Person other than JCI plc or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

"Funded Indebtedness" means any Indebtedness of JCI plc or any consolidated Subsidiary maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

Asset Transfers	N/A	N/A
Change of Control	Section 1.3(3) of the Fourth TIFSA 2009 Supplemental Indenture; Section 1.3(3) of the Fifth TIFSA 2009 Supplemental Indenture; Section 1.3(3) of the First TIFSA 2015 Supplemental Indenture;	Section 4.08 of the JCI plc Indenture (not applicable to 6.000% Notes due 2036, the 7.125% Notes Due July 15, 2017 and the 6.950% Debentures due December 1, 2045)

TIFSA Notes	JCI plc Notes
Section 1.3(3) of the Second TIFSA 2015 Supplemental Indenture; Section 1.3(3) of the Third TIFSA 2015 Supplemental Indenture

If a Change of Control Triggering Event occurs, unless TIFSA has exercised its option to redeem the Offered Securities of the applicable series, it shall be required to make an offer (a "Change of Control Offer") to each Holder of the Offered Securities of such series to repurchase, at the Holder's election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof, or, in the case of the TIFSA Euro Notes, €100,000 or an integral multiple of €1,000 in excess thereof) of that Holder's Offered Securities of such series on the terms set forth herein. In a Change of Control Offer, TIFSA shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Offered Securities of such series repurchased, plus accrued and unpaid interest, if any, on the Offered Securities of such series repurchased to the date of repurchase (a "Change of Control Payment"). Within 30 days following any Change of Control triggering Event or, at TIFSA's option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Offered Securities of the applicable series describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Offered Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a "Change of Control Payment Date"). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

"Change of Control" means the occurrence of any of the following;

        (1) the direct or indirect sale, lease,

Upon the occurrence of a Change of Control Triggering Event with respect to any applicable series of JCI plc Notes, unless JCI plc has exercised its right to redeem the JCI plc Notes of such series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the JCI plc Indenture, each Holder of JCI plc Notes of such series will have the right to require JCI plc to purchase all or a portion of such Holder's JCI plc Notes of such series pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date) (the "Change of Control Payment"). If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

"Change of Control Triggering Event" means, with respect to the applicable series of JCI plc Notes, the JCI plc Notes of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by JCI plc of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this

TIFSA Notes	JCI plc Notes

transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, to any person other than Parent or a direct or indirect wholly-owned subsidiary of Parent;

        (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the "beneficial owner" (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent or other Voting Stock into which Parent's Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the JCI plc's request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the JCI plc Notes of such series at the commencement of any Trigger Period, the JCI plc Notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

        (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

        (4) the first day on which a majority of the members of the board of directors of Parent are not Continuing Directors or

        (5) the adoption of a plan relating to the liquidation or dissolution of Parent.

"Change of Control" means the occurrence of any of the following after the date of issuance of the JCI plc Notes of the applicable series:

        (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the JCI plc assets and the assets of JCI plc's Subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to JCI plc or one of JCI plc's Subsidiaries, other than any such transaction or series of related transactions where holders of JCI plc's Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person's Voting Stock immediately after giving effect thereto;

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of control under clause (1), (2) or (5) above if: (i) Parent becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to Parent under Section 8.2 of the applicable TIFSA Indenture pursuant to a transaction that is permitted under Section 8.1 of the applicable TIFSA Indenture and (ii) the direct or indirect holders of the Voting

        (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the JCI plc or one of JCI plc's Subsidiaries) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of JCI plc's Voting Stock representing a majority of the voting power of JCI plc's

TIFSA Notes	JCI plc Notes

Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of Parent's Voting Stock immediately prior to that transaction. The term "person," as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

"Continuing Director" means, as of any date of determination, any member of the board of directors of Parent who:

        (1) was a member of such board of directors on the date of the supplemental indenture pursuant to which the TIFSA Notes of the applicable series were issued; or

        (2) was nominated for election, elected or appointed to such board of directors pursuant to a proposal by a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of Parent in which such member was named as a nominee for election as a director, without objection to such nomination).

"Rating Event" means the rating on the Offered Securities of the applicable series is lowered by at least two of the three Rating Agencies and such Offered Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or Parent's intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

"Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the Offered Securities of the applicable series or fails to make a rating of such Offered Securities publicly available for reasons outside of TIFSA's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by TIFSA (as outstanding Voting Stock;

        (3) JCI plc consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, JCI plc, in any such event pursuant to a transaction in which any of JCI plc's outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where JCI plc's Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person (or its parent) immediately after giving effect to such transaction; or

        (4) the adoption by JCI plc's shareholders of a plan relating to JCI plc's liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) JCI plc becomes a direct or indirect wholly-owned Subsidiary of a holding company or other Person and (2)(A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of JCI plc's Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

"Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by JCI plc under the circumstances permitting JCI plc to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of "Rating Agency."

	TIFSA Notes	JCI plc Notes
certified by a resolution of TIFSA's Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

"Investment Grade Rating" means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by TIFSA.

"Rating Agency" means each of Moody's and S&P; provided, that if any of Moody's or S&P ceases to provide rating services to issuers or investors, JCI plc may appoint another "nationally recognized statistical rating organization" as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that JCI plc shall give notice of such appointment to the Trustee.
Optional Redemption

Section 1.1(6) of the Fourth TIFSA 2009 Supplemental Indenture; Section 1.1(6) of the Fifth TIFSA 2009 Supplemental Indenture

The Offered Securities of the applicable series will be subject to redemption at the option of TIFSA on any date (a "Redemption Date") prior to the applicable maturity date, in the case of the 3.750% Notes due 2018, or prior to October 15, 2022, in the case of the 4.625% Notes due 2023, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities of such series to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 15 basis points, in the case of the 3.750% Notes due 2018, and 20 basis points, in the case of the 4.625% Notes due 2023, plus accrued and unpaid interest, if any, thereon to the Redemption Date.

On or after October 15, 2022, the 4.625% Notes due 2023 will be redeemable at a redemption price equal to 100% of the principal amount of such Offered Securities to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

Section 1.02(8) of the JCI plc Supplemental Indenture

JCI plc may, at its option, redeem the JCI plc Dollar Notes of any series (other than the 2.355% Senior Notes due 2017, the 1.400% Senior Notes due 2017, the 7.125% Notes due July 15, 2017, the 5.000% Senior Notes due 2020, the 4.25% Senior Notes due 2021, the 6.000% Notes due 2036, the 5.70% Senior Notes due 2041, the 6.950% Debentures due 2045, and the 3.750% Notes due 2018), in whole at any time or in part from time to time prior to:

•

September 1, 2021 (three months prior to the applicable maturity date), in the case of the 3.750% Senior Notes due 2021,

•

April 2, 2024 (three months prior to the applicable maturity date), in the case of the 3.625% Senior Notes due 2024,

•

June 1, 2041 (six months prior to the applicable maturity date), in the case of the 5.250% Senior Notes due 2041,

•

January 2, 2044 (six months prior to the applicable maturity date), in the case of the 4.625% Senior Notes due 2044,

•

January 2, 2064 (six months prior to the applicable maturity date), in the case of the 4.950% Senior Notes due 2064,

•

October 15, 2022 (three months prior to the applicable maturity date), in the case of the 4.625% Notes due 2023,

•

November 14, 2025 (three months prior to the applicable maturity date), in the case of the 3.900% Notes due 2026, or

•

March 14, 2045 (six months prior to the applicable maturity date), in the case of the 5.125% Notes due 2045,

TIFSA Notes	JCI plc Notes
Sections 1.1(8) and 1.1(9) (A) of the First TIFSA 2015 Supplemental Indenture

(8) The Offered Securities will be subject to redemption at the option of TIFSA on any date on or after November 25, 2024 (a "Par Redemption Date"), in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Par Redemption Date.

(9) (A) The Offered Securities will be subject to redemption at the option of TIFSA on any date prior to November 25, 2024 (a "Make Whole Redemption Date"), in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Make Whole Redemption Date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to the Make Whole Redemption Date.

Section 1.1(6) and 1.1(7) (A) of the Second TIFSA 2015 Supplemental Indenture; Section 1.16(6) and 1.1(7)(A) of the Third TIFSA 2015 Supplemental Indenture

(6) The Offered Securities of the applicable series will be subject to redemption at the option of TIFSA on any date on or after November 14, 2025, in the case of the 3.900% Notes due 2026, or March 14, 2045, in the case of the 5.125% Notes due 2045 (a "Par Redemption Date"), in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the Offered Securities of the applicable series to be redeemed, plus accrued and unpaid

(each of the dates set forth above, a "Par Call Date") or at any time or from time to time, in the case of each other series of JCI plc Dollar Notes (other than the 6.950% Debentures due 2045 and the 7.125% Notes Due July 15, 2017). The redemption price for the JCI plc Dollar Notes of the applicable series to be redeemed on the redemption date will be equal to the greater of:

(i) 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed; and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the applicable JCI plc Dollar Notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus:

•

25 basis points, in the case of the 3.750% Senior Notes due 2021 and the 4.950% Senior Notes due 2064,

•

15 basis points, in the case of the 3.625% Senior Notes due 2024,

•

35 basis points, in the case of the 5.250% Senior Notes due 2041 and the 5.125% Notes due 2045,

•

20 basis points, in the case of the 4.625% Senior Notes due 2044 and the 4.625% Notes due 2023, or

•

30 basis points, in the case of the 3.900% Notes due 2026,

plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after the applicable Par Call Date, the JCI plc may, at its option, redeem the JCI plc Dollar Notes of any series (other than the 2.355% Senior Notes due 2017, the 1.400% Senior Notes due 2017, the 7.125% Notes due July 15, 2017, the 5.000% Senior Notes due 2020, the 4.25% Senior Notes due 2021, the 6.000% Notes due 2036, the 5.70% Senior Notes due

TIFSA Notes	JCI plc Notes
interest, if any to, but excluding, the applicable Par Redemption Date.

(7) (A) The Offered Securities of the applicable series will be subject to redemption at the option of TIFSA on any date prior to November 14, 2025, in the case of the 3.900% Notes due 2026, or March 14, 2045, in the case of the 5.125% Notes due 2045 (a "Make Whole Redemption Date"), in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities of the applicable series to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes of the applicable series matured on November 14, 2025, in the case of the 3.900% Notes due 2026, or March 14, 2045, in the case of the 5.125% Notes due 2045 (the "Par Call Date") (exclusive of interest accrued to the applicable Make Whole Redemption Date) at the Adjusted Redemption Treasury Rate plus 30 basis points, in the case of the 3.900% Notes due 2026, or 35 basis points, in the case of the 5.125% Notes due 2045, plus, in either case (i) or (ii), accrued and unpaid interest, if any, thereon to the applicable Make Whole Redemption Date.

2041, the 6.950% Debentures due 2045, and the 3.750% Notes due 2018), in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest on the relevant Interest Payment Date).

JCI plc may, at its option, redeem the 2.355% Senior Notes due 2017, the 1.400% Senior Notes due 2017, the 5.000% Senior Notes due 2020, the 4.25% Senior Notes due 2021, the 6.000% Notes due 2036, the 5.70% Senior Notes due 2041, and the 3.750% Notes due 2018, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, and

(ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus

•

20 basis points, in the case of the 2.355% Senior Notes due 2017 and the 5.70% Senior Notes due 2041,

•

10 basis points, in the case of the 1.400% Senior Notes due 2017,

•

25 basis points, in the case of the 5.000% Senior Notes due 2020 and the 6.000% Senior Notes due 2036, or

•

15 basis points, in the case of the 4.25% Senior Notes due 2021 and the 3.750% Notes due 2018,

plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

	TIFSA Notes	JCI plc Notes
The 7.125% Notes due July 15, 2017 and the 6.950% Debentures due December 1, 2045 are not redeemable prior to maturity.

Prior to November 25, 2024 (three months prior to the maturity date), JCI plc may, at its option, redeem the JCI plc Euro Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the JCI plc Euro Notes to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after November 25, 2024 (three months prior to the maturity date), JCI plc may, at its option, redeem the JCI plc Euro Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the JCI plc Euro Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

In addition, the JCI plc Notes of each series may be redeemed in accordance with "Description of JCI plc Notes—Redemption Upon Changes in Withholding Taxes."

Events of Default

Section 6.01 of the TIFSA 2009 Indenture; Section 6.01 of the TIFSA 2015 Indenture

(4) default in the performance, or breach, of any covenant or agreement of Parent or TIFSA, in the case of the TIFSA 2009 Indenture, or TIFSA or a Guarantor, in the case of the TIFSA 2015 Indenture, in respect of the Securities of such series and the related Guarantee (other than a default or breach that is specifically dealt with elsewhere in Section 6.01 of the applicable TIFSA Indenture), and

Section 6.01(a)(3) of the JCI plc Indenture

(3) failure on the part of JCI plc to observe or perform any other covenant, warranty or agreement in the JCI plc Notes of that series, or in the JCI plc Indenture as it relates to the JCI plc of that series, other than a covenant, warranty or agreement, a Default in whose performance or whose breach is specifically dealt with elsewhere in Section 6.01(a) of the JCI plc Indenture, if the failure continues for 90 days after

TIFSA Notes	JCI plc Notes
continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to:

•

in the case of the TIFSA 2009 Indenture, Parent and TIFSA by the Trustee or to Parent, TIFSA and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, or

•

in the case of the TIFSA 2015 Indenture, TIFSA and every applicable Guarantor by the Trustee or to TIFSA, every applicable Guarantor and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(5) the Guarantee with respect to the Securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Parent or TIFSA, in the case of the TIFSA 2009 Indenture, or by TIFSA or a Guarantor, if applicable, in the case of the TIFSA 2015 Indenture, not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the applicable TIFSA Indenture and such Guarantee;

Section 1.4 of the Fourth TIFSA 2009 Supplemental Indenture; Section 1.4 of the Fifth TIFSA 2009 Supplemental Indenture

(9) an event of default shall happen and be continuing with respect to TIFSA's or Parent's Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which TIFSA or Parent shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of TIFSA or Parent, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the JCI plc Notes of that series then Outstanding.

Section 6.01(a)(4) of the JCI plc Indenture

(4) an Event of Default with respect to any other series of JCI plc Notes issued under the JCI plc Indenture or an uncured or unwaived failure to pay principal of or interest on any of JCI plc's other obligations for borrowed money beyond any period of grace with respect thereto if, in either case, (a) the aggregate principal amount thereof is in excess of $200,000,000; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; provided, however, that:

        (i) if such Event of Default with respect to such other series of JCI plc Notes issued under the JCI plc Indenture or such default in payment with respect to such other obligations for borrowed money shall be remedied or cured by JCI plc or waived by the requisite Holders of such other series of JCI plc Notes or such other obligations for borrowed money, then the Event of Default under the JCI plc Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of JCI plc Notes; and

        (ii) subject to the provisions of Sections 7.01 and 7.02 of the JCI plc Indenture, the Trustee shall not be charged with knowledge of any such Event of Default with respect to such other series of JCI plc Notes issued under the JCI plc Indenture or such payment default with respect to such other obligations for borrowed money unless written notice thereof shall have been given to a Trust Officer of the Trustee by JCI plc, by the holder or an agent of the holder of such other obligations for borrowed money, by the trustee then acting under any indenture or other instrument under which such payment default with respect to such other obligations for borrowed money shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of the Outstanding JCI plc Notes of such other series.

TIFSA Notes	JCI plc Notes

final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to TIFSA and Parent by the Trustee, or to TIFSA, Parent and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of such series; provided however that:

        (1) if such event of default under such indenture or instrument shall be remedied or cured by TIFSA or Parent or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and

        (2) subject to the provisions of Sections 7.01 and 7.02 of the TIFSA 2009 Indenture, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by TIFSA or Parent, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Securities of such series.

Section 1.4 of the First TIFSA 2015 Supplemental Indenture; Section 1.4 of the Second TIFSA 2015 Supplemental Indenture; Section 1.4 of the Third TIFSA 2015 Supplemental Indenture

(9) an event of default shall happen and be continuing with respect to TIFSA's, Parent's or Tyco Luxembourg's Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which TIFSA, Parent or Tyco Luxembourg shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures

TIFSA Notes	JCI plc Notes

or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of TIFSA, Parent or Tyco Luxembourg, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to TIFSA and the Guarantors by the Trustee, or to TIFSA, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of such series; provided however that:

(1) if such event of default under such indenture or instrument shall be remedied or cured by TIFSA, Parent or Tyco Luxembourg or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and

(2) subject to the provisions of Section 7.01 and 7.02 of the TIFSA 2015 Indenture, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by TIFSA, Parent or Tyco Luxembourg, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Securities of such series.

	TIFSA Notes	JCI plc Notes
Amendments

Section 9.02 of the TIFSA 2009 Indenture, Section 9.02 of the TIFSA 2015 Indenture

With the consent (evidenced as provided in Section 8.01 of the applicable TIFSA Indenture) of the holders of not less than a majority in aggregate principal amount of the TIFSA Notes of each series at the time Outstanding affected by such supplemental indenture or indentures, any Guarantor and TIFSA (in the case of the TIFSA 2015 Indenture) or Parent and TIFSA (in the case of the TIFSA 2009 Indenture), when authorized by Board Resolutions, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable TIFSA Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 of the applicable TIFSA Indenture the rights of the holders of the TIFSA Notes of such series under the applicable TIFSA Indenture, subject to certain exceptions.

Section 9.02 of the JCI plc Indenture

With the consent (evidenced as provided in Section 8.01 of the JCI plc Indenture) of the Holders of not less than a majority in aggregate principal amount of the Outstanding JCI plc Notes of all series affected by such supplemental indenture or indentures (voting as one class), JCI plc and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the JCI plc Indenture or of any supplemental indenture hereto or of modifying in any manner not covered by Section 9.01 of the JCI plc Indenture the rights of the Holders of the JCI plc Notes of each such series under the JCI plc Indenture, subject to certain exceptions.

Waiver of Past Defaults

Section 6.06 of the TIFSA 2009 Indenture, Section 6.06 of the TIFSA 2015 Indenture

In the case of an Event of Default with respect to a series of TIFSA Notes, at any time before the principal of the TIFSA Notes of that series shall have been declared due and payable, the holders of a majority in aggregate principal amount of the TIFSA Notes of such series at the time Outstanding, determined in accordance with Section 8.04 of the applicable TIFSA Indenture, on behalf of the holders of all of the TIFSA Notes of such series, by written notice to Parent and TIFSA (in the case of the TIFSA 2009 Indenture) or any Guarantor and TIFSA (in the case of the TIFSA 2015 Indenture), and the Trustee, may waive any existing default in the performance of any of the covenants contained therein or established pursuant to Section 2.01 of the applicable TIFSA Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the TIFSA Notes of that series as and when the same shall become due by the terms of such TIFSA Notes.

Section 6.06(b) of the JCI plc Indenture

In the case of an Event of Default with respect to one or more series of JCI plc Notes, at any time before the principal of the JCI plc Notes of the applicable series shall have been declared due and payable, the Holders of a majority in aggregate principal amount of the Outstanding (determined in accordance with Section 8.04 of the JCI plc Indenture) JCI plc Notes of all series affected by such waiver (voting as one class), on behalf of the Holders of all of the JCI plc Notes of all such series, by written notice to JCI plc and the Trustee, may waive any existing Default and its consequences, except a Default in the payment of the principal of, premium, if any, or interest, including sinking fund payments on, any of the JCI plc Notes of any such series as and when the same shall become due by the terms of such JCI plc Notes(provided, however, that pursuant to Section 6.06(c) of the JCI plc Indenture, only the Holders of a majority in aggregate principal amount of the JCI plc Notes of an applicable series may rescind an acceleration with respect to such series and its consequences, including any related payment default that resulted from such acceleration).

	TIFSA Notes	JCI plc Notes
Consolidation, Merger, Sale and Sale of Assets

Section 10.01 of the TIFSA 2009 Indenture

Each of Parent and TIFSA covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

        (i) either Parent or TIFSA, as the case may be, shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of

Section 10.01 of the JCI plc Indenture

JCI plc will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

        (a) the resulting, surviving or transferee Person (the "Successor Person") will be a corporation, limited liability company, public limited company,

Parent or TIFSA, as the case may be (if other than Parent or TIFSA, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on all the Securities or the obligations under the Guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the TIFSA 2009 Indenture to be performed or observed by Parent or TIFSA, as the case may be, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Person and (B) is an entity treated as a "corporation" for United States tax purposes or Parent or TIFSA, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the United States Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Securities for new debt instruments for United States federal income tax purposes; and

        (ii) no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the JCI plc Notes of the applicable series are first issued or (z) Switzerland; provided that the Successor Person (if not JCI plc) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of JCI plc under the JCI plc Notes of the applicable series and the JCI plc Indenture;

        (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

        (c) JCI plc shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supple-mental indenture (if any) comply with the JCI plc Indenture.

Section 10.01 of the TIFSA 2015 Indenture

TIFSA and each Guarantor covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

        (a) either TIFSA or such Guarantor,

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among JCI plc and its Subsidiaries shall not be prohibited under the JCI plc Indenture, and (B) JCI plc may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of

TIFSA Notes	JCI plc Notes

as the case may be, shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of TIFSA or such Guarantor, as the case may be (if other than TIFSA or such Guarantor, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on all the Securities or the obligations under the Guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the TIFSA 2015 Indenture to be performed or observed by TIFSA or such Guarantor, as the case may be, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Person and (B) is an entity treated as a "corporation" for United States tax purposes or TIFSA or such Guarantor, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the United States Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Securities for new debt instruments for United States federal income tax purposes; and

        (b) no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

reincorporating JCI plc in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the JCI plc Notes of the applicable series are first issued or Switzerland to realize tax or other benefits.

To the extent that a Board Resolution or supplemental indenture pertaining to any series provides for different provisions relating to the subject matter of Article X of the JCI plc Indenture, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series.

THE PROPOSED AMENDMENTS

        Johnson Controls is soliciting the consent of the holders of Subsidiary Notes to eliminate various covenants, event of default provisions and other provisions under the Subsidiary Indentures and Subsidiary Notes, and, with respect to the TIFSA Notes, to release the Guarantees. If the proposed amendments described below are adopted with respect to any series of Subsidiary Notes, the amendments will apply to all Subsidiary Notes of that series not validly tendered and accepted in the applicable exchange offer. Thereafter, all such Subsidiary Notes will be governed by the relevant Subsidiary Indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those securities compared to those currently in the Subsidiary Indentures or those applicable to the JCI plc Notes. See "Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Subsidiary Indentures will afford reduced protection to remaining holders of Subsidiary Notes."

        The descriptions below of the provisions of the Subsidiary Indentures and Subsidiary Notes, to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Subsidiary Indentures and the applicable form of supplemental indenture that contains the proposed amendments in respect of the affected series of Subsidiary Notes. For each series of Subsidiary Notes, a copy of the form of supplemental indenture to each of the (i) JCI Inc. Indentures and (ii) TIFSA Indentures, as applicable, is attached as an exhibit to the registration statement of which this prospectus forms a part. Holders of Subsidiary Notes are encouraged to read the applicable supplemental indenture carefully and in its entirety as it contains information not included in this summary.

        The proposed amendments constitute a single proposal with respect to the applicable series of Subsidiary Notes, and a consenting holder must consent to the proposed amendments with respect to such series of Subsidiary Notes in their entirety and may not consent selectively with respect to certain of the proposed amendments.

        Pursuant to the Subsidiary Indenture for each series of Subsidiary Notes, the proposed amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Subsidiary Notes of such series affected by the supplemental indenture. Any Subsidiary Notes held by JCI Inc., TIFSA or any person directly or indirectly controlling or controlled or under direct or indirect common control with JCI Inc. or TIFSA are not considered to be "outstanding" for this purpose.

        As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Subsidiary Notes is:

Series of JCI Inc. Notes	Principal Amount Outstanding
2.355% Senior Notes due 2017	$45,896,000
7.125% Notes Due July 15, 2017	$150,000,000
1.400% Senior Notes due 2017	$300,000,000
5.000% Senior Notes due 2020	$500,000,000
4.25% Senior Notes due 2021	$500,000,000
3.750% Senior Notes due 2021	$450,000,000
3.625% Senior Notes due 2024	$500,000,000
6.000% Notes due 2036	$400,000,000
5.70% Senior Notes due 2041	$300,000,000
5.250% Senior Notes due 2041	$250,000,000
4.625% Senior Notes due 2044	$450,000,000
6.950% Debentures due December 1, 2045	$125,000,000
4.950% Senior Notes due 2064	$450,000,000
Total	$4,420,896,000
Series of TIFSA Notes
3.750% Notes due 2018	$67,080,000
4.625% Notes due 2023	$42,166,000
1.375% Notes due 2025	€500,000,000
3.900% Notes due 2026	$750,000,000
5.125% Notes due 2045	$750,000,000
Total	$1,609,246,000 and €500,000,000
Grand total	$6,030,142,000 and €500,000,000

        The valid tender of a holder's Subsidiary Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

        If the Requisite Consents with respect to any series of TIFSA Notes have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, with respect to such series of TIFSA Notes, all of the sections or provisions listed below under the TIFSA Indenture for that series of TIFSA Notes will be deleted (or modified as indicated):

  •
  Section 1.3(1) of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture—Limitation on Liens;

  •
  Section 1.3(2) of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture—Limitation on Sale/Leaseback Transactions;

  •
  Section 1.3(3) of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture—Change of Control Triggering Event;

  •
  Section 10.01 of the TIFSA 2015 Indenture and TIFSA 2009 Indenture—Consolidation, Merger and Sale of Assets; and

  •
  Article XV of the TIFSA 2015 Indenture and TIFSA 2009 Indenture—Guarantees.

        In addition, Section 1.4 of the First TIFSA 2015 Supplemental Indenture, Second TIFSA 2015 Supplemental Indenture, Third TIFSA 2015 Supplemental Indenture, Fourth TIFSA 2009 Supplemental Indenture and Fifth TIFSA 2009 Supplemental Indenture (rights in respect of defaults in payment, and cross-acceleration, of other material indebtedness) and Section 6.01(a)(5) of the TIFSA 2015 Indenture and TIFSA 2009 Indenture (events of default with respect to Guarantees) will, in each case, be deleted and the Guarantees will be released.

        If the Requisite Consents with respect to any series of JCI Inc. Notes have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, with respect to such series of JCI Inc. Notes, all of the sections or provisions listed below under the JCI Inc. Indenture for that series of JCI Inc. Notes will be deleted (or modified as indicated):

  •
  Section 5.05 of the JCI Inc. 2006 Indenture and JCI Inc. 1995 Indenture and Section 5.01 of the Second JCI 2009 Supplemental Indenture—Limitation on Secured Debt;

  •
  Section 5.06 of the JCI Inc. 2006 Indenture and JCI Inc. 1995 Indenture and Section 5.02 of the Second JCI 2009 Supplemental Indenture—Sale and Leaseback Transactions;

  •
  Section 5.07 of the JCI Inc. 2006 Indenture and JCI Inc. 1995 Indenture and Section 5.03 of the Second JCI 2009 Supplemental Indenture—Restrictions on Transfer of Principal Property to Unrestricted Subsidiaries;

  •
  Section 7 of the 2010 Officers' Certificate; Section 12 of the February 2011 Officers' Certificate; Section 9 of the December 2011 Officers' Certificate; Article IV of the Second JCI Inc. 2009 Supplemental Indenture and the 2014 Officers' Certificate—Change of Control Triggering Event; and

  •
  Section 12.01 of the JCI Inc. 2006 Indenture, JCI Inc. 1995 Indenture and JCI 2009 Indenture—Company May Consolidate, etc., on Certain Terms.

        Conforming Changes, etc.    The proposed amendments would amend the Subsidiary Indentures and Subsidiary Notes to make certain conforming or other changes to the Subsidiary Indentures and Subsidiary Notes, including modification or deletion of certain definitions and cross-references. By consenting to the proposed amendments to the applicable Subsidiary Indenture, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the amendments described above).

        If the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, the Guarantees will be released.

Effectiveness of Proposed Amendments

        Assuming the Requisite Consents with respect to any series of Subsidiary Notes have been received prior to the Expiration Date, the proposed amendments to the applicable Subsidiary Indenture with respect to such series of Subsidiary Notes will become effective on the Settlement Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

 DESCRIPTION OF JCI PLC NOTES

        Capitalized terms used in this "Description of JCI plc Notes" section and not otherwise defined have the meanings set forth under the heading "—Definitions" below. For purposes of this "Description of JCI plc Notes" section, (a) the terms "JCI plc," "we," and "us" refer only to Johnson Controls International plc, a public limited company organized under the laws of Ireland, and its successors permitted by the terms of the JCI plc Indenture (as defined below) and (b) the term "Johnson Controls" refers to Johnson Controls International plc and its consolidated subsidiaries.

        We are offering to exchange any and all validly tendered and accepted Subsidiary Notes of the following series for JCI plc Notes as described in, and for the consideration summarized in, the tables below.

				Exchange Consideration(1)(2)		Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
Aggregate Principal Amount (mm)	Series of JCI Inc. Notes to Be Exchanged	CUSIP No. / ISIN	Series of JCI plc Notes to Be Issued by JCI plc	JCI plc Notes (principal amount)	Cash	JCI plc Notes (principal amount)	JCI plc Notes (principal amount)	Cash
$45.896	2.355% Senior Notes due 2017	478373AA1 / US478373AA13	2.355% Senior Notes due 2017	$970	$1	$30	$1,000	$1
$150	7.125% Notes Due July 15, 2017	478366AG2 / US478366AG24	7.125% Notes Due July 15, 2017	$970	$1	$30	$1,000	$1
$300	1.400% Senior Notes due 2017	478373AB9 / US478373AB95	1.400% Senior Notes due 2017	$970	$1	$30	$1,000	$1
$500	5.000% Senior Notes due 2020	478366AU1 / US478366AU18	5.000% Senior Notes due 2020	$970	$1	$30	$1,000	$1
$500	4.25% Senior Notes due 2021	478366AX5 / US478366AX56	4.25% Senior Notes due 2021	$970	$1	$30	$1,000	$1
$450	3.750% Senior Notes due 2021	478366BA4 / US478366BA45	3.750% Senior Notes due 2021	$970	$1	$30	$1,000	$1
$500	3.625% Senior Notes due 2024	478373AC7 / US478373AC78	3.625% Senior Notes due 2024	$970	$1	$30	$1,000	$1
$400	6.000% Notes due 2036	478366AN7 / US478366AN74	6.000% Notes due 2036	$970	$1	$30	$1,000	$1
$300	5.70% Senior Notes due 2041	478366AW7 / US478366AW73	5.70% Senior Notes due 2041	$970	$1	$30	$1,000	$1
$250	5.250% Senior Notes due 2041	478366BB2 / US478366BB28	5.250% Senior Notes due 2041	$970	$1	$30	$1,000	$1
$450	4.625% Senior Notes due 2044	478373AD5 / US478373AD51	4.625% Senior Notes due 2044	$970	$1	$30	$1,000	$1
$125	6.950% Debentures due December 1, 2045	478366AF4 / US478366AF41	6.950% Debentures due December 1, 2045	$970	$1	$30	$1,000	$1
$450	4.950% Senior Notes due 2064	478373AE3 / US478373AE35	4.950% Senior Notes due 2064	$970	$1	$30	$1,000	$1

							Total Consideration(1)(2)
				Exchange Consideration(1)		Early Participation Premium(2)
							JCI plc Notes for TIFSA Notes (principal amount)
Aggregate Principal Amount (mm)	Series of TIFSA Notes to Be Exchanged	CUSIP No. / ISIN	Series of JCI plc Notes to Be Issued by JCI plc	JCI plc Notes (principal amount)	Cash	JCI plc Notes (principal amount)		Cash
$67.08	3.750% Notes due 2018	902118BP2 / US902118BP22	3.750% Notes due 2018	$970	$1	$30	$1,000	$1
$42.166	4.625% Notes due 2023	902118BQ0 / US902118BQ05	4.625% Notes due 2023	$970	$1	$30	$1,000	$1
€500	1.375% Notes due 2025	902118BR8 / XS1195465676	1.375% Notes due 2025	€970	€1	€30	€1,000	€1
$750	3.900% Notes due 2026	902118BS6 / US902118BS60	3.900% Notes due 2026	$970	$1	$30	$1,000	$1
$750	5.125% Notes due 2045	902118BT4 / US902118BT44	5.125% Notes due 2045	$970	$1	$30	$1,000	$1

(1)
Consideration, representing principal amount of JCI plc Notes, per $1,000 principal amount of JCI Inc. Notes or TIFSA Notes, or per €1,000 principal amount of TIFSA Euro Notes, as applicable, validly tendered, subject to any rounding as described herein.

(2)
The term "JCI plc Notes" refers, in each case, to the series of JCI plc Notes corresponding to the series of JCI Inc. Notes or TIFSA Notes, as applicable, of like tenor and coupon.

(3)
Includes the Early Participation Premium for JCI Inc. Notes and TIFSA Notes, as applicable, validly tendered prior to the Early Consent Date described below and not validly withdrawn.

        Each series of JCI plc Notes is a new series of debt securities that will be issued under an Indenture and a supplemental indenture thereto, in each case to be dated as of the Settlement Date (collectively, the "JCI plc Indenture"), between JCI plc and U.S. Bank National Association, as trustee (the "Trustee"). Elavon Financial Services DAC, UK Branch, as paying agent for the JCI plc Euro Notes, and Elavon Financial Services DAC, as transfer agent and security registrar, will also be party to such supplemental indenture. We intend to enter into an agency agreement among us, Elavon Financial Services DAC, UK Branch, as paying agent for the JCI plc Euro Notes, and Elavon Financial Services DAC, as transfer agent and security registrar for each series of the JCI plc Notes. The terms of the JCI plc Notes will include those expressly set forth in such notes and the JCI plc Indenture and those made part of the JCI plc Indenture by reference to the Trust Indenture Act.

        This description is a summary of the material provisions of the JCI plc Notes and the JCI plc Indenture. This description does not restate those agreements and instruments in their entirety. You should refer to the applicable JCI plc Notes and the JCI plc Indenture, copies of the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable JCI plc Notes and the JCI plc Indenture carefully and in their entirety as they contain information not included in this summary.

General

        The JCI plc Notes will be unsecured, unsubordinated obligations of JCI plc, will rank equally in right of payment with all other existing and future unsubordinated indebtedness and other obligations of JCI plc and will be effectively subordinated in right of payment to all existing and future secured indebtedness and other obligations of JCI plc (to the extent of the value of the collateral securing such obligations).

        The JCI plc Notes will also be structurally subordinated to all obligations of the subsidiaries of JCI plc with respect to the assets of such subsidiaries (including JCI Inc., TIFSA and their respective subsidiaries), other than any subsidiaries that may guarantee the JCI plc Notes in the future.

        As of September 30, 2016, after giving pro forma effect to the spin-off of Adient and the transactions related thereto and the repayment of $1,304 million of debt on or about the date of this prospectus, but without giving effect to the Credit Agreement Amendment or the exchange offers, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $184 million of which would constitute debt of subsidiaries of JCI Inc. to which the JCI Inc. Notes would have been structurally subordinated, and $4,457 million of which would constitute debt of the subsidiaries of TIFSA to which the TIFSA Notes would have been structurally subordinated.

        As of September 30, 2016, after giving pro forma effect to the spin-off of Adient and the transactions related thereto and after giving effect to the repayment of $1,304 million of debt on or about the date of this prospectus, the Credit Agreement Amendment and completion of the exchange offers:

  •
  assuming all of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $4,641 million of which would constitute debt of the subsidiaries of the consolidated company to which the JCI plc Notes would have been structurally subordinated; or

  •
  assuming only 50.1% of the Subsidiary Notes are validly tendered for exchange for JCI plc Notes before the Early Consent Date and accepted, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $8,056 million of which would constitute debt of the subsidiaries of the consolidated company to which the JCI plc Notes would have been structurally subordinated.

        As of September 30, 2016, Johnson Controls would have had no secured indebtedness outstanding. We expect the level of debt incurred by our subsidiaries to decrease over time.

        The JCI plc Notes (other than the JCI plc Euro Notes) (the "JCI plc Dollar Notes") issued pursuant to the exchange offers will be issued in book-entry form, represented by one or more Dollar Global Securities (as defined below), and delivered through the facilities of DTC promptly on the Settlement Date. The JCI plc Euro Notes issued pursuant to the exchange offers will be issued in book-entry form, represented by one or more Euro Global Securities (as defined below) deposited with or on behalf of a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.

        The JCI plc Dollar Notes will be issued in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The JCI plc Euro Notes will be issued in registered form without interest coupons and only in denominations of €100,000 and whole multiples of €1,000 in excess thereof.

        The interest rate, interest payment dates and maturity date of each series of JCI plc Notes to be issued by JCI plc in the exchange offers will be the same as those of the corresponding series of Subsidiary Notes to be exchanged. The JCI plc Notes received in exchange for the tendered Subsidiary Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Subsidiary Notes. In the event that the record date for an interest payment on a series of Subsidiary Notes occurs prior to the Expiration Date and the related interest payment date would occur thereafter, interest will be paid, in full for the entire interest period and on the scheduled date for such payment (even if occurring after the Settlement Date), as if such Subsidiary Notes had not been exchanged in the applicable exchange offer, to the holders of record of such Subsidiary Notes as of the close of business on such record date, and the corresponding JCI plc Notes will accrue interest from and including the date to which such interest is paid. Interest will only accrue with respect to the aggregate principal amount of JCI plc Notes you receive, which may be less than the principal amount of Subsidiary Notes you tendered for exchange. Except as otherwise set forth above under "The Exchange Offers and Consent Solicitations—Terms of Exchange Offers and Consent Solicitations," you will not receive a payment for accrued and unpaid interest on Subsidiary Notes you exchange at the time of the exchange.

        The table below sets forth the interest rate and calculation method, interest payment dates, and maturity date for each series of JCI plc Notes. Interest with respect to each series of JCI plc Notes will be payable on each interest payment date to the holders of record at the close of business on each corresponding record date indicated below; provided, that if the record date indicated below corresponding to an interest payment date for a series of JCI plc Notes is after the Expiration Date and prior to the Settlement Date, the record date for such interest payment date for such series of JCI plc Notes shall be the Settlement Date.

Series of JCI plc Notes	Interest Rate and Calculation Method	Interest Payment Dates	Record Dates	Maturity Date
2.355% Senior Notes due 2017	2.355% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	March 31 and September 30	Preceding March 15 and September 15, respectively	March 31, 2017
7.125% Notes Due July 15, 2017	7.125% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	July 15 and January 15	Preceding July 1 and January 1, respectively	July 15, 2017
1.400% Senior Notes due 2017	1.400% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	May 2 and November 2	Preceding April 18 and October 18, respectively	November 2, 2017
5.000% Senior Notes due 2020	5.000% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	March 30 and September 30	Preceding March 15 and September 15, respectively	March 30, 2020
4.25% Senior Notes due 2021	4.25% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	March 1 and September 1	Preceding February 15 and August 15, respectively	March 1, 2021
3.750% Senior Notes due 2021	3.750% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	June 1 and December 1	Preceding May 15 and November 15, respectively	December 1, 2021
3.625% Senior Notes due 2024	3.625% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	January 2 and July 2	Preceding December 18 and June 18, respectively	July 2, 2024
6.000% Notes due 2036	6.000% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	January 15 and July 15	Preceding January 1 and July 1, respectively	January 15, 2036
5.70% Senior Notes due 2041	5.70% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	March 1 and September 1	Preceding February 15 and August 15, respectively	March 1, 2041
5.250% Senior Notes due 2041	5.250% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	June 1 and December 1	Preceding May 15 and November 15, respectively	December 1, 2041
4.625% Senior Notes due 2044	4.625% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	January 2 and July 2	Preceding December 18 and June 18, respectively	July 2, 2044
6.950% Debentures due December 1, 2045	6.950% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	June 1 and December 1	Preceding May 15 and November 15, respectively	December 1, 2045
4.950% Senior Notes due 2064	4.950% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	January 2 and July 2	Preceding December 18 and June 18, respectively	July 2, 2064

Series of JCI plc Notes	Interest Rate and Calculation Method	Interest Payment Dates	Record Dates	Maturity Date
3.750% Notes due 2018	3.750% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	January 15 and July 15	Preceding January 1 and July 1, respectively	January 15, 2018
4.625% Notes due 2023	4.625% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	January 15 and July 15	Preceding January 1 and July 1, respectively	January 15, 2023
1.375% Notes due 2025	1.375% per annum, calculated based on the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or February 25, 2016, if no interest has been paid), to but excluding the next scheduled interest payment date (ACTUAL/ACTUAL (ICMA)).	February 25	Preceding February 10	February 25, 2025
3.900% Notes due 2026	3.900% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	February 14 and August 14	Preceding February 1 and August 1, respectively	February 14, 2026
5.125% Notes due 2045	5.125% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months	March 14 and September 14	Preceding March 1 and September 1, respectively	September 14, 2045

        Except as provided below, the JCI plc Notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstance or otherwise. The JCI plc Notes will not have the benefit of any sinking fund. The JCI plc Notes are not convertible into shares or other securities of JCI plc.

JCI plc Indenture May Be Used for Future Issuances

        We may, without the consent of the then existing holders of the JCI plc Notes of any series, "re-open" any series of JCI plc Notes and issue additional JCI plc Notes of such series, which additional JCI plc Notes will have the same terms as the JCI plc Notes of such series offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date; provided that, if such additional JCI plc Notes are not fungible with the JCI plc Notes of the applicable series for U.S. federal income tax purposes, such additional JCI plc Notes will have a separate CUSIP, ISIN and/or other identifying number, as applicable. Additional JCI plc Notes issued in this manner will form a single series with the JCI plc Notes of the applicable series offered hereby.

        In addition, the JCI plc Indenture will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class. Debt securities issued pursuant to the JCI plc Indenture may have terms that differ from those of the JCI plc Notes issued pursuant to the exchange offers, as set forth in Section 2.01 of the JCI plc Indenture.

Issuance of JCI plc Euro Notes in Euros

        All payments of interest and principal, including payments made upon any redemption or repurchase of the JCI plc Euro Notes, will be payable in euros. If, on or after the date of this prospectus, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the JCI plc Euro Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by JCI plc in its sole discretion. Any payment in respect of the JCI plc Euro Notes so made in U.S. dollars will not constitute an Event of Default (as defined below) under the JCI plc Euro Notes or the JCI plc Indenture. Neither the Trustee nor the paying agent for the JCI plc Euro Notes shall have any responsibility for any calculation or conversion in connection with the foregoing.

        The November 23, 2016 closing euro/U.S. dollar exchange rate was €1.00 = $1.0557, as published by Bloomberg L.P. Investors in the JCI plc Euro Notes will be subject to currency exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

Optional Redemption

JCI plc Dollar Notes

        Prior to the applicable Par Call Date set forth in the table below, JCI plc may, at its option, redeem the JCI plc Dollar Notes of any series (other than the JCI plc Dollar Notes designated as "non-par callable" under the caption "Par Call Date" and/or "non-callable prior to maturity" under the caption "Applicable Spread" in the table below), in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (the "Applicable Par Call Date Notes Premium"):

            (i)  100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, and

           (ii)  as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the applicable JCI plc Dollar Notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus the Applicable Spread set forth in the table below, plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after the applicable Par Call Date, JCI plc may, at its option, redeem the JCI plc Dollar Notes of any series (other than the JCI plc Dollar Notes designated as "non-par callable" under the caption "Par Call Date" and/or "non-callable prior to maturity" under the caption "Applicable Spread" in the table below), in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        JCI plc may, at its option, redeem each series of JCI plc Dollar Notes designated as "non-par callable" under the caption "Par Call Date" and not designated as "non-callable prior to maturity" under the caption "Applicable Spread" in the table below, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (the "Applicable Non-Par Call Date Notes Premium"):

            (i)  100% of the principal amount of the JCI plc Dollar Notes of the applicable series to be redeemed, and

           (ii)  as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus the Applicable Spread set forth in the table below, plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Each series of JCI plc Dollar Notes designated as "non-callable prior to maturity" under the caption "Applicable Spread" in the table below is not redeemable prior to maturity.

        The Par Call Date, Applicable Spread and minimum authorized denominations for each series of JCI plc Dollar Notes are as follows:

Series of JCI plc Dollar Notes	Par Call Date	Applicable Spread	Minimum Authorized Denominations
2.355% Senior Notes due 2017	non-par callable	20 basis points	$2,000
1.400% Senior Notes due 2017	non-par callable	10 basis points	$2,000
7.125% Notes due July 15, 2017	non-par callable	non-callable prior to maturity	$2,000
5.000% Senior Notes due 2020	non-par callable	25 basis points	$2,000
4.25% Senior Notes due 2021	non-par callable	15 basis points	$2,000
3.750% Senior Notes due 2021	September 1, 2021 (three months prior to the maturity date)	25 basis points	$2,000
3.625% Senior Notes due 2024	April 2, 2024 (three months prior to the maturity date)	15 basis points	$2,000
6.000% Notes due 2036	non-par callable	25 basis points	$2,000
5.70% Senior Notes due 2041	non-par callable	20 basis points	$2,000
5.250% Senior Notes due 2041	June 1, 2041 (six months prior to the maturity date)	35 basis points	$2,000
4.625% Senior Notes due 2044	January 2, 2044 (six months prior to the maturity date)	20 basis points	$2,000
6.950% Debentures due 2045	non-par callable	non-callable prior to maturity	$2,000
4.950% Senior Notes due 2064	January 2, 2064 (six months prior to the maturity date)	25 basis points	$2,000
3.750% Notes due 2018	non-par callable	15 basis points	$2,000
4.625% Notes due 2023	October 15, 2022 (three months prior to the maturity date)	20 basis points	$2,000
3.900% Notes due 2026	November 14, 2025 (three months prior to the maturity date)	30 basis points	$2,000
5.125% Notes due 2045	March 14, 2045 (six months prior to the maturity date)	35 basis points	$2,000

        "Adjusted Redemption Treasury Rate," with respect to any redemption date for the JCI plc Dollar Notes of any series, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

        "Comparable Redemption Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the JCI plc Dollar Notes to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such JCI plc Dollar Notes.

        "Comparable Redemption Treasury Price," with respect to any redemption date for the JCI plc Dollar Notes of any series, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means one of the Redemption Reference Treasury Dealers appointed by us.

        "Quotation Agent" means a Redemption Reference Treasury Dealer appointed as such agent by JCI plc.

        "Redemption Reference Treasury Dealer" means (1) each of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective Affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors and (2) two other Primary Treasury Dealers selected by JCI plc after consultation with the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), JCI plc will substitute therefor another Primary Treasury Dealer.

        "Redemption Reference Treasury Dealer Quotations," with respect to each Redemption Reference Treasury Dealer and any redemption date for the JCI plc Dollar Notes of any series, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such redemption date.

JCI plc Euro Notes

        Prior to November 25, 2024 (three months prior to the maturity date), JCI plc may, at its option, redeem the JCI plc Euro Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to the greater of (the "Applicable Euro Notes Premium") (i) 100% of the principal amount of the JCI plc Euro Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after November 25, 2024 (three months prior to their maturity date), JCI plc may, at its option, redeem the JCI plc Euro Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to 100% of the principal amount of the JCI plc Euro Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Treasury Rate" means the rate per annum (which, if less than zero, shall be deemed to be zero) equal to the annual equivalent yield to maturity of the Reference Bond (as defined below), assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on the third business day preceding such redemption date as determined by us or an independent investment bank appointed by us.

        "Reference Bond" means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the JCI plc Euro Notes, or if we or an independent investment bank appointed by us considers that such similar bond is not in issue, such other German government bond as we or an independent investment bank appointed by us, with the advice of three brokers of, and/or market makers in, German government bonds selected by us or an independent investment bank appointed by us, determine to be appropriate for determining the Treasury Rate.

        "Remaining Scheduled Payments" means, with respect to each JCI plc Euro Note to be redeemed, the remaining scheduled payments of principal of and interest on the relevant JCI plc Euro Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a JCI plc Euro Note, the amount of the next succeeding scheduled interest payment on the relevant JCI plc Euro Note will be reduced by the amount of interest accrued on the JCI plc Euro Note to the redemption date.

Redemption Upon Changes in Withholding Taxes

        JCI plc may redeem all, but not less than all, of the JCI plc Notes of any series under the following conditions:

  •
  if there is an amendment to, or change in, the laws or regulations of a Relevant Taxing Jurisdiction (as defined below) or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to JCI plc, which amendment or change is announced on or after the Settlement Date (or, in the case of any Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after the Settlement Date, after such later date);

  •
  as a result of such amendment or change, JCI plc becomes, or there is a material probability that JCI plc will become, obligated to pay Additional Amounts (as defined below), on the next payment date with respect to the JCI plc Notes of such series;

  •
  JCI plc delivers to the Trustee a written opinion of independent tax counsel to JCI plc of recognized standing to the effect that JCI plc has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

  •
  following the delivery of the opinion described in the previous bullet point, JCI plc provides notice of redemption not less than 30 days, but not more than 90 days, prior to the redemption date. The notice of redemption cannot be given more than 90 days before the earliest date on which JCI plc would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

        Upon the occurrence of each of the bullet points above, JCI plc may redeem the JCI plc Notes of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The foregoing provisions shall apply mutatis mutandis to any Successor Person (as defined below) to JCI plc.

Notice of Redemption

        Notice of any redemption will be mailed, or delivered electronically if the JCI plc Notes are held by any depositary, at least 30 days but not more than 90 days before the date fixed for such redemption to each holder of JCI plc Notes of a series to be redeemed. If less than all the JCI plc Notes of such series are to be redeemed, the Trustee will select the outstanding JCI plc Notes of such series to be redeemed in accordance with a method that complies with the requirements, if any, of any stock exchange on which such JCI plc Notes are listed, and the applicable procedures of the depositary, if the JCI plc Notes of such series are held by any depositary; provided, however, that with respect to any JCI plc Notes not listed on any stock exchange and/or held by a depositary, the Trustee will select such JCI plc Notes by lot or by such other method that the Trustee considers fair and appropriate.

        Interest on such JCI plc Notes or portions of JCI plc Notes will cease to accrue on and after the date fixed for redemption, unless JCI plc defaults in the payment of such redemption price and accrued interest (if any) with respect to any such JCI plc Note or portion thereof.

        If any redemption date of any JCI plc Note is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal redemption date and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

        All payments in respect of the JCI plc Notes will be made by JCI plc free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature ("Taxes") unless the withholding or deduction of such Taxes is required by law.

        In the event that JCI plc is required to withhold or deduct any amount for or on account of any Taxes imposed or levied by or on behalf of Ireland or any other jurisdiction (other than the United States of America) in which JCI plc is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of JCI plc are made, or any political subdivision or any authority thereof or therein (each, but not including the United States of America or any political subdivision or any authority thereof or therein, a "Relevant Taxing Jurisdiction") from any payment made under or with respect to any JCI plc Note, JCI plc will pay such additional amounts ("Additional Amounts") so that the net amount received by each holder of JCI plc Notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

        Additional Amounts will not be payable with respect to a payment made to a holder of JCI plc Notes or a holder of beneficial interests in Global Securities where such holder is subject to taxation on such payment by the Relevant Taxing Jurisdiction for any reason other than such Person's mere ownership of the JCI plc Notes or beneficial interests or for or on account of:

  •
  any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a Person holding a power over an estate or trust administered by a fiduciary holder:

  •
  is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Relevant Taxing Jurisdiction or has or had a permanent establishment in the Relevant Taxing Jurisdiction;

  •
  has or had any present or former connection (other than the mere fact of ownership of such JCI plc Notes) with the Relevant Taxing Jurisdiction, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

  •
  any estate, inheritance, gift, transfer, excise, personal property or similar Taxes imposed with respect to the JCI plc Notes;

  •
  any Taxes imposed solely as a result of the presentation of such JCI plc Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such JCI plc Notes been presented for payment on any date during such 30-day period;

  •
  any Taxes imposed or withheld solely as a result of the failure of such holder or any other Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

  •
  any Taxes that are payable by any method other than withholding or deduction by JCI plc or any paying agent from payments in respect of such JCI plc Notes;

  •
  any Taxes required to be withheld by any paying agent from any payment in respect of any JCI plc Notes if such payment can be made without such withholding by at least one other paying agent;

  •
  any withholding or deduction for Taxes which would not have been imposed if the relevant JCI plc Notes had been presented to another paying agent in a Member State of the European Union;

  •
  any withholding or deduction required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor provisions), any regulations, rules, practices or agreements entered into pursuant thereto, official interpretations thereof or any law implementing an intergovernmental approach thereto; or

  •
  any combination of the above conditions.

        Additional Amounts also will not be payable to any holder of JCI plc Notes or the holder of a beneficial interest in a global JCI plc Note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such JCI plc Note or holder of such beneficial interests in such JCI plc Note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

        JCI plc also:

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  will make such withholding or deduction of Taxes;

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  will remit the full amount of Taxes so deducted or withheld to the relevant tax authority in accordance with all applicable laws;

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  will use its commercially reasonable efforts to obtain from each relevant tax authority imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

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  upon request, will make available to the holders of the JCI plc Notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by JCI plc (unless, notwithstanding JCI plc's efforts to obtain such receipts, the same are not obtainable).

        At least 30 days prior to each date on which any payment under or with respect to the JCI plc Notes of a series is due and payable, if JCI plc will be obligated to pay Additional Amounts with respect to such payment, JCI plc will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of such JCI plc Notes on the payment date.

        In addition, JCI plc will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in a Relevant Taxing Jurisdiction in respect of the creation, issue, offering, enforcement, redemption or retirement of the JCI plc Notes.

        The foregoing provisions shall survive any termination or the discharge of the JCI plc Indenture and shall apply mutatis mutandis to any Successor Person to JCI plc.

        Whenever in the JCI plc Indenture, any JCI plc Notes, or in this "Description of JCI plc Notes" there is mentioned, in any context, the payment of principal, premium, if any, redemption price, repurchase price, interest or any other amount payable under or with respect to any JCI plc Notes, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

Offer to Repurchase Upon Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event with respect to a series of JCI plc Notes (other than the 6.000% Notes due 2036, the 7.125% Notes Due July 15, 2017 and the 6.950% Debentures due December 1, 2045), unless we have exercised our right to redeem the JCI plc Notes of such series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the JCI plc Indenture, each holder of JCI plc Notes of such series will have the right to require us to purchase all or a portion of such holder's JCI plc Notes of such series pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment"). If the Change of Control Payment Date (as defined below) falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

        Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, or deliver electronically if the applicable JCI plc Notes are held by any depositary, a notice to each holder of JCI plc Notes of the applicable series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically (or, in the case of a notice mailed or delivered electronically prior to the date of consummation of a Change of Control, no earlier than 30 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed or delivered electronically prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

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  accept or cause a third party to accept for payment all JCI plc Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

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  deposit or cause a third party to deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all JCI plc Notes of the applicable series properly tendered; and

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  deliver or cause to be delivered to the Trustee the JCI plc Notes of the applicable series properly accepted together with an Officer's Certificate stating the aggregate principal amount of JCI plc Notes of each series being repurchased.

        We will not be required to make a Change of Control Offer with respect to the JCI plc Notes of the applicable series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the JCI plc Notes of the applicable series properly tendered and not withdrawn under its offer. In addition, we will not repurchase any JCI plc Notes of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the JCI plc Indenture, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

        We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the JCI plc Notes of the applicable series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the JCI plc Notes of the applicable series, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the JCI plc Notes of such series by virtue of any such conflict.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of JCI plc and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the JCI plc Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of JCI plc and its subsidiaries taken as a whole to another "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Other Provisions of the JCI plc Euro Notes

        Claims against JCI plc for the payment of principal or Additional Amounts, if any, of the JCI plc Euro Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against JCI plc for the payment of interest, if any, of the JCI plc Euro Notes will be prescribed five years after the applicable due date for payment of interest.

Certain Covenants

        The JCI plc Indenture will contain the following covenants:

  Limitation on Liens

        JCI plc will not, and will not permit any Restricted Subsidiary to, issue, incur, assume or guarantee any Indebtedness that is secured by a lien upon any asset that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the JCI plc Notes (together with, if JCI plc shall so determine, any other Indebtedness of JCI plc ranking equally with the JCI plc Notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at JCI plc's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

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  liens existing on the date the JCI plc Notes of the applicable series are first issued;

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  liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

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  liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by JCI plc or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by JCI plc or any Restricted Subsidiary; provided, however, that no such lien shall extend to any other Principal Property of JCI plc or such Restricted Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions to such acquired property;

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  liens on any Principal Property existing at the time of acquisition thereof by JCI plc or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by JCI plc or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by JCI plc or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other Principal Property, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

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  liens securing Indebtedness owing by any Restricted Subsidiary to JCI plc or a subsidiary thereof;

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  liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

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  pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which JCI plc or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of JCI plc or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which JCI plc or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

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  liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against JCI plc or any Restricted Subsidiary with respect to which JCI plc or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by JCI plc or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which JCI plc or such Restricted Subsidiary is a party;

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  liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of JCI plc or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of JCI plc, do not materially impair the use of such assets in the operation of the business of JCI plc or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

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  liens to secure JCI plc's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

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  liens not permitted by the foregoing clauses, inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of JCI plc and its Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under "Limitation on Sale and Lease-Back Transactions" below, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

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  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under the foregoing bullets shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus any premium, fee, cost, expense or charge payable in connection with any such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor, that secured the lien so extended, renewed or replaced, plus improvements and construction on such assets.

Limitation on Sale and Lease-Back Transactions

        JCI plc will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

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  JCI plc or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the JCI plc Notes of the applicable series pursuant to the covenant described under "Limitations on Liens" above; or

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  the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by JCI plc's Board of Directors in good faith, and an amount equal to the net proceeds from the sale of the assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption or prepayment provision) of the JCI plc Notes or of Funded Indebtedness ranking on a parity with or senior to the JCI plc Notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the JCI plc Notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by JCI plc within such 180-day period, excluding retirements of the JCI plc Notes and other Funded Indebtedness at maturity or pursuant to mandatory sinking fund or mandatory redemption or prepayment provisions.

Merger and Consolidation

        JCI plc will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Person") will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the JCI plc Notes of the applicable series are first issued or (z) Switzerland; provided that the Successor Person (if not JCI plc) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of JCI plc under the JCI plc Notes of the applicable series and the JCI plc Indenture;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

          (3)   JCI plc shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel under the JCI plc Indenture, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the JCI plc Indenture.

        Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among JCI plc and its subsidiaries shall not be prohibited under the JCI plc Indenture and (B) JCI plc may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating JCI plc in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the JCI plc Notes of the applicable series are first issued or Switzerland to realize tax or other benefits.

        The Successor Person will succeed to, and be substituted for, and may exercise every right and power of, JCI plc under the JCI plc Indenture, and the predecessor issuer, other than in the case of a lease, will be automatically released from all obligations under the JCI plc Notes and the JCI plc Indenture, including, without limitation, the obligation to pay the principal of and interest on the JCI plc Notes of the applicable series.

Reports by JCI plc

        So long as any JCI plc Notes are outstanding, JCI plc shall file with the Trustee, within 15 days after JCI plc is required to file with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that JCI plc may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. JCI plc shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including JCI plc's compliance with any of its covenants under the JCI plc Indenture (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

        JCI plc will furnish to the Trustee on or before 120 days after the end of each fiscal year an Officer's Certificate stating that in the course of the performance by the signers of their duties as Officers of JCI plc, they would normally have knowledge of any Default by JCI plc in the performance or fulfillment or observance of any covenants or agreements contained in the JCI plc Indenture during the preceding fiscal year, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.

Listing

        We intend to apply to list the JCI plc Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the JCI plc Notes at any time.

Events of Default

        As to any series of JCI plc Notes, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   failure to pay any interest on the JCI plc Notes of that series when due, which failure continues for 30 days;

          (2)   failure to pay principal or premium, if any, with respect to the JCI plc Notes of that series when due;

          (3)   failure on the part of JCI plc to observe or perform any other covenant, warranty or agreement in the JCI plc Notes of that series, or in the JCI plc Indenture as it relates to the JCI plc Notes of that series, other than a covenant, warranty or agreement, a Default in whose performance or whose breach is specifically dealt with elsewhere in the section of the JCI plc Indenture governing Events of Default, if the failure continues for 90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the JCI plc Notes of that series then outstanding;

          (4)   an Event of Default with respect to any other series of debt securities issued under the JCI plc Indenture or an uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money beyond any period of grace with respect thereto if, in either case, (a) the aggregate principal amount thereof is in excess of $200,000,000; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; and

          (5)   specified events of bankruptcy, insolvency, receivership or reorganization.

        However, the Event of Default in clause (4) above is subject to the following:

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  if such Event of Default with respect to such other series of debt securities issued under the JCI plc Indenture or such default in payment with respect to such other obligations for borrowed money shall be remedied or cured by JCI plc or waived by the requisite holders of such other series of debt securities or such other obligations for borrowed money, then the Event of Default under the JCI plc Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders of JCI plc Notes; and

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  subject to certain duties, responsibilities and rights of the Trustee under the JCI plc Indenture, the Trustee shall not be charged with knowledge of any such Event of Default with respect to such other series of debt securities issued under the JCI plc Indenture or such payment default with respect to such other obligations for borrowed money unless written notice thereof shall have been given to a Trust Officer of the Trustee by JCI plc, by the holder or an agent of the holder of such other obligations for borrowed money, by the trustee then acting under any indenture or other instrument under which such payment default with respect to such other obligations for borrowed money shall have occurred, or by the holders of not less than 25% in aggregate principal amount of outstanding debt securities of such other series.

Notice and Declaration of Defaults

        The JCI plc Indenture provides that the Trustee will, within the later of 90 days after the occurrence of a Default with respect to any series for which there are JCI plc Notes outstanding which is continuing and which is known to a Trust Officer of the Trustee, or 60 days after such Default is actually known to such Trust Officer of the Trustee or written notice of such Default is received by the Trustee, give to the holders of such JCI plc Notes notice, by mail as the names and addresses of such holders appear on the security register, or electronically if such JCI plc Notes are held by any depositary, of all uncured Defaults known to it, including events specified above without grace periods, unless such Defaults shall have been cured before the giving of such notice; provided, that except in the case of Default in the payment of the principal of, premium, if any, or interest on any of the JCI plc Notes of any series, or in the payment of any sinking fund installment with respect to the JCI plc Notes of any series, the Trustee shall be protected in withholding such notice to the holders if the Trustee in good faith determines that withholding of such notice is in the interests of the holders of the JCI plc Notes of such series.

        The Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding JCI plc Notes of any series may declare the JCI plc Notes of that series immediately due and payable upon the occurrence of any Event of Default. The holders of a majority in principal amount of the outstanding JCI plc Notes of all series affected by such waiver (voting as one class), on behalf of the holders of all of the JCI plc Notes of all such series, may waive any existing Default and its consequences, except a Default in the payment of principal, premium, if any, or interest, including sinking fund payments (provided, however, that only holders of a majority in principal amount of the JCI plc Notes of an applicable series may rescind an acceleration with respect to such series and its consequences, including any related payment Default that resulted from such acceleration).

Actions upon Default

        In case an Event of Default with respect to any series of JCI plc Notes occurs and is continuing, the JCI plc Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the JCI plc Indenture at the request, order or direction of any of the holders of JCI plc Notes outstanding of any series unless the applicable holders have offered to the Trustee reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against any loss, liability or expense which may be incurred thereby. The right of a holder to institute a proceeding with respect to the JCI plc Notes of the applicable series is subject to conditions precedent including notice and indemnity to the Trustee, but the holder has an absolute and unconditional right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof.

        The holders of a majority in aggregate principal amount of the JCI plc Notes outstanding of the series in Default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee or exercising any power or trust conferred on the Trustee, in each case with respect to such series. Any direction by such holders will be in accordance with law and the provisions of the JCI plc Indenture. Subject to certain provisions of the JCI plc Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a Trust Officer or Trust Officers of the Trustee, shall determine that the action or proceeding so directed may not be lawfully taken, would involve the Trustee in personal liability, would be materially or unjustly prejudicial to the rights of holders of JCI plc Notes of such series not joining in such direction or would be unduly prejudicial to the interests of the holders of JCI plc Notes and other debt securities issued under the JCI plc Indenture of all series not joining in the giving of such direction. The Trustee will be under no obligation to act in accordance with any such direction unless the applicable holders offer the Trustee reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against costs, expenses and liabilities which may be incurred thereby.

Modification of the JCI plc Indenture

        JCI plc and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the JCI plc Indenture, which shall conform to the provisions of the Trust Indenture Act as then in effect, without the consent of the holders of any series of JCI plc Notes for one or more of the following purposes:

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  to cure any ambiguity, defect or inconsistency in the JCI plc Indenture or JCI plc Notes of any series, including making any such changes as are required for the JCI plc Indenture to comply with the Trust Indenture Act;

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  to add an additional obligor on the JCI plc Notes or to add a guarantor of any outstanding series of JCI plc Notes, or to evidence the succession of another Person to JCI plc or any additional obligor or guarantor of the JCI plc Notes, or successive successions, and the assumption by the Successor Person of the covenants, agreements and obligations of JCI plc or such obligor or guarantor, as the case may be, pursuant to provisions in the JCI plc Indenture concerning consolidation, merger, the sale of assets or successor entities;

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  to provide for uncertificated JCI plc Notes in addition to or in place of certificated JCI plc Notes;

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  to add to the covenants of JCI plc for the benefit of the holders of any outstanding series of JCI plc Notes or to surrender any of JCI plc's rights or powers under the JCI plc Indenture;

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  to add any additional Events of Default for the benefit of the holders of any outstanding series of JCI plc Notes;

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  to change or eliminate any of the provisions of the JCI plc Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding JCI plc Note of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to secure the JCI plc Notes of any series;

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  to make any other change that does not adversely affect the rights of any holder of outstanding JCI plc Notes in any material respect;

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  to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of JCI plc shall apply to such series, to provide which of the Events of Default shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by any guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

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  to issue additional JCI plc Notes of any series to the extent permitted by the JCI plc Indenture; provided that such additional JCI plc Notes have the same terms as, and be deemed part of the same series as, the applicable series of JCI plc Notes to the extent required under the JCI plc Indenture; or

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  to evidence and provide for the acceptance of appointment under the JCI plc Indenture by a successor Trustee with respect to the JCI plc Notes of one or more series and to add to or change any of the provisions of the JCI plc Indenture as shall be necessary to provide for or facilitate the administration of the trust thereunder by more than one Trustee.

        In addition, under the JCI plc Indenture, with the consent (evidenced as provided in the JCI plc Indenture) of the holders of not less than a majority in aggregate principal amount of the outstanding JCI plc Notes of all series affected by such supplemental indenture or indentures (voting as one class), JCI plc and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to the JCI plc Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the JCI plc Indenture or of any supplemental indenture thereto or of modifying in any manner not covered by the immediately preceding paragraph the rights of the holders of the JCI plc Notes of each such series under the JCI plc Indenture. However, the following changes may only be made with the consent of each holder of outstanding JCI plc Notes affected:

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  extend a fixed maturity of or any installment of principal of any JCI plc Notes of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

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  reduce the rate of or extend the time for payment of interest on any JCI plc Note of any series;

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  reduce the premium payable upon the redemption of any JCI plc Note of any series;

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  make any JCI plc Note of any series payable in currency other than that stated in the applicable JCI plc Note;

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  impair the right to institute suit for the enforcement of any payment in respect of any JCI plc Note of any series on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

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  modify the subordination provisions applicable to any JCI plc Note of any series in a manner adverse in any material respect to the holder thereof; or

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  reduce the aforesaid percentage of JCI plc Notes of the applicable series, the holders of which are required to consent to any such supplemental indenture or indentures.

        A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the JCI plc Indenture that has been expressly included solely for the benefit of one or more particular series of JCI plc Notes, if any, or which modifies the rights of the holders of JCI plc Notes of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the JCI plc Indenture of the holders of securities of any other series.

        Notwithstanding anything herein or otherwise, the provisions under the JCI plc Indenture relative to JCI plc's obligation to make any offer to repurchase the JCI plc Notes of any series as a result of a Change of Control Triggering Event as described under the heading "—Offer to Repurchase Upon Change of Control Triggering Event" may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding JCI plc Notes of the applicable series or multiple affected series.

        It will not be necessary for the consent of the holders of the JCI plc Notes of any series to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Information Concerning the Trustee

        If an Event of Default with respect to the JCI plc Notes of a series has occurred and is continuing, the Trustee shall exercise with respect to the JCI plc Notes of such series such of the rights and powers vested in it by the JCI plc Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. If an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the JCI plc Indenture at the request, order or direction of any holders of JCI plc Notes of the applicable series, unless such holders shall have offered to the Trustee security and indemnity, satisfactory to it in its sole discretion, against any loss, liability or expense which may be incurred thereby, and then only to the extent required by the terms of the JCI plc Indenture. No provision of the JCI plc Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the JCI plc Indenture or in the exercise of any of its rights or powers.

        The Trustee may resign with respect to the JCI plc Notes of a series at any time by giving a written notice to JCI plc. The holders of a majority in principal amount of the outstanding JCI plc

Notes of a particular series may remove the Trustee with respect to such series of JCI plc Notes by notifying JCI plc and the Trustee in writing. JCI plc may remove the Trustee if:

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  the Trustee has or acquires a "conflicting interest," within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act, or otherwise fails to comply with the eligibility requirements provided in the JCI plc Indenture and fails to resign after written request therefor by JCI plc in accordance with the JCI plc Indenture;

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  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

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  a custodian or public officer takes charge of the Trustee or its property; or

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  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to the JCI plc Notes of any series for any reason, JCI plc shall promptly appoint a successor Trustee with respect to the JCI plc Notes of such series.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of the appointment as provided in the JCI plc Indenture.

        The Trustee and its Affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with JCI plc and our Affiliates in the ordinary course of their respective businesses.

Payment and Paying Agents

        JCI plc will pay the principal of, premium, if any, and interest on the JCI plc Notes at any office of ours or any agency designated by us.

        The Trustee will initially be appointed by JCI plc as paying agent with regard to the JCI plc Dollar Notes. The location of the corporate trust office of the Trustee for payment on the JCI plc Dollar Notes is U.S. Bank Global Corporate Trust Services, Attn: Payments, EP-MN-WS2N, 111 Fillmore Ave E, St. Paul, MN 55107-1402.

        The initial paying agent for the JCI plc Euro Notes will be Elavon Financial Services DAC, UK Branch. For so long as the JCI plc Euro Note are in global form (see "—Book-Entry, Delivery and Form"), payment of principal and interest on, and any other amount due in respect of, the JCI plc Euro Notes will be made by or to the order of the paying agent on behalf of the common depositary or its nominee as the registered holder thereof. After payment by JCI plc or the paying agent of interest, principal or other amounts in respect of the JCI plc Euro Notes to the common depositary (or its nominee), JCI plc will not have responsibility or liability for such amounts to Euroclear or Clearstream, or to holders or beneficial owners of book-entry interests in the JCI plc Euro Notes.

        In addition JCI plc will maintain a transfer agent and a security registrar for the JCI plc Notes. The initial transfer agent and security registrar will be Elavon Financial Services DAC.

        The security registrar as to any series of JCI plc Notes will maintain a register reflecting ownership of the JCI plc Notes of such series outstanding from time to time, if any, and together with the applicable transfer agent, will make payments on and facilitate transfers of the JCI plc Notes of such series on behalf of JCI plc. No service charge will be made for any registration of transfer or exchange of JCI plc Notes. However, we may require holders to pay any transfer taxes or other similar governmental charges payable in connection with any such transfer or exchange.

        JCI plc may change or appoint any paying agent, security registrar or transfer agent with respect to the JCI plc Notes of a series without prior notice to the holders of the JCI plc Notes of such series. JCI plc or any of its subsidiaries may act as paying agent, transfer agent or security registrar in respect of any JCI plc Notes.

Governing Law

        The JCI plc Indenture and any JCI plc Notes issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The JCI plc Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the JCI plc Indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of the JCI plc Indenture

        The JCI plc Indenture shall cease to be of further effect with respect to a series of JCI plc Notes if, at any time:

          (a)   JCI plc has delivered or has caused to be delivered to the Trustee for cancellation all JCI plc Notes of such series theretofore authenticated, other than any JCI plc Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the JCI plc Indenture, and JCI plc Notes for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by JCI plc and thereupon repaid to JCI plc or discharged from such trust, as provided in the JCI plc Indenture; or

          (b)   all such JCI plc Notes of a particular series not theretofore delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and JCI plc shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all JCI plc Notes of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case JCI plc shall also pay or cause to be paid all other sums payable under the JCI plc Indenture with respect to such series by JCI plc.

        With respect to any redemption of any JCI plc Notes that requires the payment of the Applicable Par Call Date Notes Premium, Applicable Non-Par Call Date Notes Premium or Applicable Euro Notes Premium, as applicable, the amount deposited pursuant to the above paragraph shall be sufficient for purposes of the JCI plc Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to the Applicable Par Call Date Notes Premium, Applicable Non-Par Call Date Notes Premium or Applicable Euro Notes Premium, as applicable, on such JCI plc Notes calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date.

        Notwithstanding the above, JCI plc may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date, as the case may be, for the applicable series of JCI plc Notes:

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  to make any interest or principal payments that may be required with respect to the JCI plc Notes of such series;

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  to register the transfer or exchange of the JCI plc Notes of such series;

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  to execute and authenticate the JCI plc Notes of such series;

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  to replace stolen, lost or mutilated JCI plc Notes of such series;

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  to maintain an office or agency with respect to the JCI plc Notes of such series;

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  to maintain paying agencies with respect to the JCI plc Notes of such series; and

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  to appoint new Trustees with respect to the JCI plc Notes of such series as required.

        JCI plc also may not be discharged from the following obligations, which will survive the satisfaction and discharge of the applicable series of JCI plc Notes:

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  to compensate and reimburse the Trustee in accordance with the terms of the JCI plc Indenture;

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  to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the JCI plc Notes of such series shall have respectively come due and payable and remit those payments to the holders thereof if required; and

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  to withhold or deduct taxes as provided in the JCI plc Indenture.

        For purposes of this "Description of JCI plc Notes," the term "governmental obligations" shall have the following meaning with respect to the JCI plc Euro Notes: (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

Defeasance and Discharge of Obligations

        JCI plc's obligations with respect to the JCI plc Notes of any series will be discharged upon compliance with the conditions under the caption "Covenant Defeasance"; provided that JCI plc may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date, as the case may be, for the applicable series of JCI plc Notes:

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  to make any interest or principal payments that may be required with respect to the JCI plc Notes of such series;

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  to register the transfer or exchange of the JCI plc Notes of such series;

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  to execute and authenticate the JCI plc Notes of such series;

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  to replace stolen, lost or mutilated JCI plc Notes of such series;

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  to maintain an office or agency with respect to the JCI plc Notes of such series;

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  to maintain paying agencies with respect to the JCI plc Notes of such series; and

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  to appoint new Trustees with respect to the JCI plc Notes of such series as required.

        JCI plc also may not be discharged from the following obligations, which will survive the satisfaction and discharge of the applicable series of JCI plc Notes:

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  to compensate and reimburse the Trustee in accordance with the terms of the JCI plc Indenture;

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  to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the JCI plc Notes of such series shall have respectively come due and payable and remit those payments to the holders thereof if required; and

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  to withhold or deduct taxes as provided in the JCI plc Indenture.

Covenant Defeasance

        Upon compliance with specified conditions, JCI plc, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may elect to have its obligations, to the extent applicable, under the covenants described under "—Offer to Repurchase Upon Change of Control Triggering Event" and "—Certain Covenants" above, and the operation of the Event of Default described in clause (4) of the first paragraph under the caption "—Events of Default" above, discharged with respect to all outstanding JCI plc Notes of a series and the JCI plc Indenture insofar as such JCI plc Notes are concerned. For this purpose, such covenant defeasance means that, with respect to the outstanding JCI plc Notes of a series, JCI plc may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference in the JCI plc Indenture to any such covenant or by reason of reference in any such covenant to any other provision of the JCI plc Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default relating to the applicable series of JCI plc Notes. These conditions are:

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  JCI plc irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and JCI plc, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, and interest on the outstanding JCI plc Notes of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the JCI plc Indenture (provided that, with respect to any redemption of any JCI plc Notes that requires the payment of the Applicable Par Call Date Notes Premium, Applicable Non-Par Call Date Notes Premium or Applicable Euro Notes Premium, as applicable, the amount deposited pursuant to the above paragraph shall be sufficient for purposes of the JCI plc Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to the Applicable Par Call Date Notes Premium, Applicable Non-Par Call Date Notes Premium or Applicable Euro Notes Premium, as applicable, on such JCI plc Notes calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date), provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of such principal, premium, if any, and interest with respect to the JCI plc Notes of such series;

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  JCI plc delivers to the Trustee an Officer's Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

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  no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit; and

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  JCI plc shall have delivered to the Trustee an Opinion of Counsel (which, in the case of a defeasance, must be based on a change in law) or a ruling received from the U.S. Internal Revenue Service to the effect that the beneficial owners of the JCI plc Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of JCI plc's exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised.

Definitions

        As used in the JCI plc Notes and this "Description of JCI plc Notes," the following defined terms shall have the following meanings with respect to the JCI plc Notes:

        "Affiliate", with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Attributable Debt," in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of JCI plc or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

        "Board of Directors" means the Board of Directors of JCI plc or any duly authorized committee of such Board of Directors.

        "business day" means any day other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or obligated by law, executive order or regulation to close, and (2) in respect of the JCI plc Euro Notes, on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, is open.

        "Change of Control" means the occurrence of any of the following after the date of issuance of the JCI plc Notes of the applicable series:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries, other than any such transaction or series of related transactions where holders of our Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person's Voting Stock immediately after giving effect thereto;

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing a majority of the voting power of our outstanding Voting Stock;

          (3)   we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person (or its parent) immediately after giving effect to such transaction; or

          (4)   the adoption by our shareholders of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) we become a direct or indirect wholly-owned subsidiary of a holding company or other Person and (2)(A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

        "Change of Control Triggering Event" means, with respect to the applicable series of JCI plc Notes, the JCI plc Notes of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the JCI plc Notes of such series at the commencement of any Trigger Period, the JCI plc Notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

        Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Consolidated Net Worth" at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Tangible Assets" at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

        "Funded Indebtedness" means any Indebtedness of JCI plc or any consolidated subsidiary maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

        "Indebtedness" means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by JCI plc or any of its subsidiaries or for which JCI plc or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        "Intangible assets" means the amount, if any, stated under the headings "Goodwill" and "Other intangible assets, net" or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of "Rating Agency."

        "lien" means a mortgage, pledge, security interest, lien or encumbrance.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Officer" means any director, any managing director, the chairman or any vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary, or any equivalent of the foregoing, of JCI plc or any Person duly authorized to act for or on behalf of JCI plc.

        "Officer's Certificate" means a certificate, signed by any Officer of JCI plc, that is delivered to the Trustee in accordance with the terms of the JCI plc Indenture.

        "Opinion of Counsel" means a written opinion acceptable to the Trustee from legal counsel licensed in any State of the United States of America and applying the laws of such State. The counsel may be an employee of or counsel to JCI plc.

        "Person" means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any manufacturing, processing or assembly plant or any warehouse or distribution facility, or any office or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) of JCI plc or any of its subsidiaries that is used by any U.S. Subsidiary of JCI plc and is located in the United States of America (excluding its territories and possessions and Puerto Rico) and (A) is owned by JCI plc or any subsidiary of JCI plc on the date the JCI plc Notes of the applicable series are issued, (B) the initial construction of which has been completed after the date on which the JCI plc Notes of the applicable series are issued, or (C) is acquired after the date on which the JCI plc Notes of the applicable series are issued, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of JCI plc, are not collectively of material importance to the total business conducted by JCI plc and its subsidiaries as an entirety, or that have a net book value (excluding any capitalized interest expense), on the date the JCI plc Notes of the applicable series are issued in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of JCI plc and its subsidiaries as of the applicable date.

        "Rating Agency" means each of Moody's and S&P; provided, that if any of Moody's or S&P ceases to provide rating services to issuers or investors, we may appoint another "nationally recognized statistical rating organization" as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the Trustee.

        "Restricted Subsidiary" means any subsidiary of JCI plc that owns or leases a Principal Property.

        "Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by JCI plc or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by JCI plc or a Restricted Subsidiary to such Person other than JCI plc or any of its subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

        "S&P" means Standard & Poor's Global Ratings, a division of S&P Global Inc., and its successors.

        "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the JCI plc Indenture.

        "U.S. Subsidiary" means any subsidiary of JCI plc that was formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof).

        "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. The clearing systems may change their rules and procedures at any time without notice.

The JCI plc Dollar Notes

        The JCI plc Dollar Notes of a series will be issued in whole or in part in the form of one or more global securities ("Dollar Global Securities") that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee.

        Beneficial interests in the Dollar Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the Dollar Global Securities through either DTC (in the United States of America) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the Dollar Global Securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Beneficial interests in the Dollar Global Securities will be held in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Except as set forth below, the Dollar Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        JCI plc Dollar Notes represented by a Dollar Global Security can be exchanged for definitive securities in registered form only if:

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  DTC notifies JCI plc that it is unwilling or unable to continue as depositary for such Dollar Global Security and JCI plc does not appoint a successor depositary for such Dollar Global Security within 90 days after receiving that notice;

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  at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and JCI plc does not appoint a successor depositary for such Dollar Global Security within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

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  JCI plc determines that such Dollar Global Security will be exchangeable for definitive securities in registered form and notifies the Trustee of its decision; or

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  Upon the request of a holder of any JCI plc Dollar Note upon the occurrence and continuance of an Event of Default with respect to such JCI plc Dollar Note.

        A Dollar Global Security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities ("Dollar Definitive Securities") issued in authorized denominations in registered form for the same aggregate amount. The Dollar Definitive Securities will be registered in the names of the owners of the beneficial interests in the Dollar Global Security as directed by DTC.

        We will make payment of interest, principal or other amounts in respect of the JCI plc Dollar Notes represented by a Dollar Global Security to the applicable paying agent, which in turn will make payment to DTC or its nominee, as the case may be (subject to such paying agent having received cleared funds sufficient to make such payments), as the sole registered owner and the sole holder of the JCI plc Dollar Notes represented by a Dollar Global Security for all purposes under the JCI plc Indenture. Accordingly, we, the Trustee and any paying agent will have no responsibility or liability for:

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  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a JCI plc Dollar Note represented by a Dollar Global Security; and

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  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a Dollar Global Security held through those participants; or the maintenance, supervision or review of any of DTC' s records relating to those beneficial ownership interests.

        We understand that DTC's current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Dollar Global Security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The dealer managers will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a Dollar Global Security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry JCI plc Dollar Notes may be more difficult to pledge because of the lack of a physical note.

        So long as DTC or its nominee is the registered owner of a Dollar Global Security, DTC or its nominee, as the case may be, will be considered the sole registered owner and the sole holder of the JCI plc Dollar Notes represented by a Dollar Global Security for all purposes under the JCI plc Indenture. Except as otherwise provided herein, owners of beneficial interests in the JCI plc Dollar Notes will not be entitled to have JCI plc Dollar Notes registered in their names, will not receive or be entitled to receive physical delivery of the JCI plc Dollar Notes in definitive form and will not be considered owners or holders of JCI plc Dollar Notes under the JCI plc Indenture. Accordingly, each person owning a beneficial interest in a Dollar Global Security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of JCI plc Dollar Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Dollar Global Security. Beneficial owners may experience delays in receiving distributions on their JCI plc Dollar Notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a Dollar Global Security desires to take any action which a holder of JCI plc Dollar Notes is entitled to take under the JCI plc Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a Dollar Global Security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that Dollar Global Security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the JCI plc Dollar Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        We understand that that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The JCI plc Euro Notes

        The JCI plc Euro Notes will initially be represented by one or more fully registered global notes ("Euro Global Securities" and, together with Dollar Global Securities, "Global Securities"). Each such Euro Global Security will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.

        The holder of a Euro Global Security shall be the only person entitled to receive payments in respect of JCI plc Euro Notes represented by such Euro Global Security and we will be discharged by payment to, or to the order of, the holder of such Euro Global Security in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream as the beneficial holder of a particular nominal amount of JCI plc Euro Notes represented by such Euro Global Securities must look solely to Euroclear or Clearstream, as the case may be, for his share of each payment so made by JCI plc to, or to the order of, the holder of such Euro Global Securities. After payment to the common depositary (or its nominee) of interest, principal or other amounts in respect of the JCI plc Euro Notes represented by a Euro Global Securities, JCI plc will not have responsibility or liability for the payment of such amounts to Euroclear or Clearstream or to holders or beneficial owners of book-entry interests in the JCI plc Euro Notes.

        Except as set forth below, the Euro Global Securities may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the Euro Global Securities in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the Euro Global Securities on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Book-entry interests in the JCI plc Euro Notes and all transfers relating to the JCI plc Euro Notes will be reflected in the book-entry records of Clearstream and Euroclear.

        The distribution of the JCI plc Euro Notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the JCI plc Euro Notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the JCI plc Euro Notes will receive payments relating to their JCI plc Euro Notes in euros, except as described under the heading "Description of JCI plc Notes—Issuance of JCI plc Euro Notes in Euros."

        Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow the JCI plc Euro Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

        The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor's interest in the JCI plc Euro Notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

        Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

        Owners of beneficial interests in the JCI plc Euro Notes will not be entitled to have the JCI plc Euro Notes registered in their names, will not receive or be entitled to receive physical delivery of the JCI plc Euro Notes in definitive form and will not be considered the owners or holders of the JCI plc Euro Notes under the JCI plc Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the JCI plc Indenture. Accordingly, each person owning a beneficial interest in a JCI plc Euro Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of JCI plc Euro Notes.

        If the common depositary for any of the JCI plc Euro Notes represented by a Euro Global Security is at any time unwilling or unable to continue as common depositary and a successor common depositary is not appointed by us within 90 days, or upon request of a holder of any JCI plc Euro Notes upon the occurrence and continuance of an Event of Default with respect to such JCI plc Euro Notes, we will issue JCI plc Euro Notes in definitive form ("Euro Definitive Securities" and, together with the Dollar Definitive Securities, the "Definitive Securities") (in minimum denominations of €100,000 principal amount and whole multiples of €1,000 in excess thereof) in exchange for the Euro Global Security that had been held by the common depositary. Any JCI plc Euro Notes issued in definitive form in exchange for a Euro Global Security will be registered in the name or names that the common depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the common depositary's instructions will be based upon directions received by the common depositary from participants with respect to ownership of beneficial interests in the Euro Global Security that had been held by the common depositary. In addition, we may at any time determine that the JCI plc Euro Notes shall no longer be represented by a Euro Global Security and will issue JCI plc Euro Notes in definitive form in exchange for such Euro Global Security pursuant to the procedure described above.

Clearstream

        We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to JCI plc Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures (in the case of the JCI plc Dollar Notes, to the extent received by the U.S. depositary for Clearstream).

Euroclear

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the "Euroclear Operator"), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the "Euroclear Terms and Conditions"), and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to interests in JCI plc Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions (in the case of the JCI plc Dollar Notes, to the extent received by the U.S. depositary for Euroclear).

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the JCI plc Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Dollar Global Securities or Euro Global Securities, as applicable.

Global Clearance and Settlement Procedures

  JCI plc Dollar Notes

        Secondary market trading of JCI plc Dollar Notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading of JCI plc Dollar Notes between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding JCI plc Dollar Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving JCI plc Dollar Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of JCI plc Dollar Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such JCI plc Dollar Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of JCI plc Dollar Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of JCI plc Dollar Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

  JCI plc Euro Notes

        We understand that investors that hold their JCI plc Euro Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. JCI plc Euro Notes may be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the Settlement Date, for value on the Settlement Date.

        We understand that secondary market trading of JCI plc Euro Notes between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading of JCI plc Euro Notes will be settled using procedures applicable to conventional eurobonds in registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the JCI plc Euro Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States of America.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States of America. United States investors who wish to transfer their interests in the JCI plc Euro Notes, or to make or receive a payment or delivery of the JCI plc Euro Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments with respect to the JCI plc Euro Notes to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of JCI plc Euro Notes under the JCI plc Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the JCI plc Euro Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of the exchange offers and consent solicitations and of the ownership and disposition of JCI plc Notes acquired pursuant to the exchange offers. This discussion does not address tax consequences relevant to subsequent purchasers of the JCI plc Notes. The discussion below is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations promulgated thereunder ("Treasury Regulations"), published rulings and administrative pronouncements of the Internal Revenue Service ("IRS") and published court decisions, each as in effect as of the date hereof, and each of which is subject to change at any time or differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below. No ruling will be sought from the IRS with respect to any statement or conclusion in this discussion, and no assurance can be given that the IRS will not challenge such statement or conclusion in this discussion or, if challenged, that a court will uphold such statement or conclusion.

        This discussion is limited to holders who hold Subsidiary Notes and will hold JCI plc Notes received in the exchange offers as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes that all assumptions made, and positions described, in the offering documents (such as prospectus supplements) pursuant to which the Subsidiary Notes were originally issued (as amended through the date hereof) are true, that none of the Subsidiary Notes are subject to the rules relating to contingent payment debt instruments and that the Subsidiary Notes are treated as debt for U.S. federal income tax purposes. This discussion is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Subsidiary Notes or JCI plc Notes in light of their personal circumstances or to holders subject to special rules under the U.S. federal income tax laws, including, among others, banks and other financial institutions, insurance companies, dealers or traders in securities or currencies, regulated investment companies, common trust funds, real estate investment trusts, tax-exempt organizations (including private foundations), subchapter S corporations, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), retirement plans, holders holding Subsidiary Notes or JCI plc Notes in tax-deferred accounts, holders holding Subsidiary Notes or JCI plc Notes as part of a straddle, hedge, conversion, constructive sale, or other integrated or risk reduction transaction, holders who use the mark-to-market method of accounting for their securities, U.S. Holders whose functional currency is not the U.S. dollar, "controlled foreign corporations," "passive foreign investment companies," holders who are subject to the alternative minimum tax, or holders who are former U.S. citizens or U.S. residents, all of which may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address (i) any consequences arising under the Medicare tax on certain investment income, (ii) any applicable tax reporting requirements except as expressly and specifically set forth below, (iii) any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith), (iv) any U.S. federal tax considerations other than those pertaining to the income tax (e.g., estate or gift tax), or (v) any consequences arising under any state, local or non-U.S. tax laws. Holders should consult their tax advisors as to the particular tax consequences to them of the exchange offers and consent solicitations and of owning and disposing of JCI plc Notes in light of their particular circumstances, as well as the effect of any state, local, non-U.S. or other laws.

        As used herein, the term "U.S. Holder" means a beneficial owner of Subsidiary Notes or JCI plc Notes received in the exchange offers that is, for U.S. federal income tax purposes:

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  a citizen or individual resident of the United States;

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  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, (x) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (y) that has a valid election in effect under U.S. Treasury Regulations to be treated as a U.S. person.

        As used herein, the term "Non-U.S. Holder" is a beneficial owner of Subsidiary Notes or JCI plc Notes received in the exchange offers that is not a U.S. Holder or a partnership (or other entity or arrangement classified as a partnership) for U.S. federal income tax purposes.

        If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Subsidiary Notes or JCI plc Notes, the tax treatment of the partnership and each person or entity treated as a partner in such partnership will generally depend upon the activities of the partnership and the status of such partner. Partnerships owning Subsidiary Notes or JCI plc Notes received in the exchange offers and partners in such partnerships should consult their tax advisors about the U.S. federal income tax and other considerations relating to the exchange offers and consent solicitations and the ownership and disposition of such JCI plc Notes.

        THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS, INCLUDING THE RECEIPT OF ANY APPLICABLE CONSENT FEE, AND THE OWNERSHIP AND DISPOSITION OF JCI PLC NOTES RECEIVED IN THE EXCHANGE OFFERS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS.

U.S. Holders

The Exchange Offers

        Tender of Subsidiary Notes.    The exchange of Subsidiary Notes for JCI plc Notes pursuant to the exchange offers will constitute a taxable disposition of such Subsidiary Notes for U.S. federal income tax purposes if the exchange results in a "significant modification" of the Subsidiary Notes within the meaning of the applicable Treasury Regulations. Under such Treasury Regulations, the modification of a debt instrument (whether effected pursuant to an amendment to the terms of a debt instrument or an actual exchange of an existing debt instrument for a new debt instrument) is a "significant modification" if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." The Treasury Regulations further provide that a change in the obligor of a recourse debt instrument is treated as a significant modification unless certain exceptions apply. Because the exchange offers will result in a change in obligor of the Subsidiary Notes and none of the enumerated exceptions should apply, the exchange of Subsidiary Notes for JCI plc Notes pursuant to the exchange offers should be treated as a "significant modification" and thus a taxable exchange for U.S. federal income tax purposes.

        Subject to the discussions below under "—Market Discount," "—Accrued and Unpaid Interest," "—Early Participation Premium," "—Consent Fee," and, in the case of an exchange of TIFSA Euro Notes, "—Foreign Currency Exchange Gain or Loss," a U.S. Holder that exchanges Subsidiary Notes for JCI plc Notes and cash pursuant to the exchange offers generally should recognize gain or loss equal to the difference, if any, between (i) the amount realized by the U.S. Holder on the exchange, and (ii) the U.S. Holder's adjusted tax basis in the Subsidiary Notes exchanged. The amount realized by a U.S. Holder on the exchange of Subsidiary Notes pursuant to the exchange offers generally is the sum of the amount of cash received and the "issue price" of the JCI plc Notes received in respect of the Subsidiary Notes (determined as discussed below under "—Issue Price"), increased by the amount of pre-issuance accrued interest on such JCI plc Notes (as defined below under "—Treatment of the JCI plc Notes Received in the Exchange Offers—Stated Interest"), if any, and reduced by any amounts properly attributable to accrued and unpaid interest on such Subsidiary Notes (which will be treated as discussed below under "—Accrued and Unpaid Interest"). In the case of a U.S. Holder that exchanges TIFSA Euro Notes in the exchange offers, the amount realized by the U.S. Holder with respect to the exchange of such TIFSA Euro Notes will generally be determined in U.S. dollars based on the spot euro/dollar exchange rate ("spot rate") prevailing on the Settlement Date (or, if the date of the exchange is different from the Settlement Date, the date of the exchange (or, if such TIFSA Euro Notes are treated as traded on an established securities market, on the Settlement Date in the case of a cash basis or electing accrual taxpayer)). A U.S. Holder's adjusted tax basis in a Subsidiary Note will generally equal the amount paid for the Subsidiary Note (in the case of TIFSA Euro Notes, as determined in U.S. dollars based on the spot rate prevailing on the date of purchase), (x) increased by any market discount previously taken into account by the U.S. Holder in respect of the Subsidiary Note and (y) reduced (but not below zero) by any amortizable bond premium previously amortized on the Subsidiary Note.

        Except to the extent of any such gain that is treated as ordinary income pursuant to the market discount rules (see below under "—Market Discount") or, in the case of an exchange of TIFSA Euro Notes, any such gain or loss that is treated as ordinary gain or loss pursuant to the foreign currency exchange rules (see below under "—Foreign Currency Exchange Gain or Loss"), any such gain or loss recognized in respect of a Subsidiary Note will generally be capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder held the Subsidiary Note for more than one year as of the date of the exchange. The deductibility of capital losses is subject to limitations under the Code (including under the capital loss limitation rules and the wash sale rules). A U.S. Holder generally should have an initial tax basis in a JCI plc Note received pursuant to the exchange offers equal to its issue price (determined as discussed below under "Issue Price"), increased by the amount of pre-issuance accrued interest on such JCI plc Note (as defined below under "—Treatment of the JCI plc Notes Received in the Exchange Offers—Stated Interest"), if any, and generally should commence a new holding period with respect to the JCI plc Note the day after the completion of the exchange.

        Market Discount.    Any gain recognized by a U.S. Holder with respect to a Subsidiary Note that was acquired with market discount will be subject to tax as ordinary income to the extent of the market discount accrued during the period the Subsidiary Note was held by such U.S. Holder, unless the U.S. Holder previously elected to include market discount in income as it accrued for U.S. federal income tax purposes. A Subsidiary Note generally will be considered to have been acquired with market discount if the U.S. Holder acquired such Subsidiary Note other than at original issuance and the Subsidiary Note's stated principal amount exceeded the tax basis of such Subsidiary Note in the hands of the U.S. Holder immediately after its acquisition, unless such excess is less than a statutorily defined de minimis amount. U.S. Holders who acquired Subsidiary Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules.

        Accrued and Unpaid Interest.    In addition to any gain or loss recognized as discussed above, a U.S. Holder that exchanges Subsidiary Notes for JCI plc Notes pursuant to the exchange offers generally will be required to include the amount of accrued and unpaid interest on such Subsidiary Notes in gross income as interest income at the time of the exchange, to the extent that such amount was not previously so included. U.S. Holders that exchange Subsidiary Notes having a record date for an interest payment that occurs prior to the Expiration Date and a scheduled date for such interest payment that occurs after the Settlement Date may be subject to different treatment. Such U.S. Holders should consult their tax advisors with respect to the U.S. federal income tax treatment of interest on such Subsidiary Notes for the interest period that includes the Settlement Date, including with respect to timing of recognition, as well as the character and treatment of any such interest that is attributable to the portion of such interest period beginning after the Settlement Date.

        Foreign Currency Exchange Gain or Loss.    A portion of any gain or loss recognized by a U.S. Holder upon the exchange of TIFSA Euro Notes for JCI plc Euro Notes pursuant to the exchange offers may be characterized as foreign currency "exchange gain or loss," which is generally treated as ordinary income or loss. The amount characterized as "exchange gain or loss" generally will be equal to the difference, if any, between (i) the U.S. Holder's euro purchase price for the TIFSA Euro Notes exchanged (less any premium previously amortized) translated into U.S. dollars at the spot rate prevailing on the Settlement Date (or, if the date of the exchange is different from the Settlement Date, the date of the exchange (or, if such TIFSA Euro Notes are treated as traded on an established securities market, on the Settlement Date in the case of a cash basis or electing accrual taxpayer)) and (ii) such euro purchase price (less any premium previously amortized) translated into U.S. dollars at the spot rate prevailing on the date the U.S. Holder acquired such TIFSA Euro Notes. Similarly, a U.S. Holder may recognize foreign currency exchange gain or loss on the exchange of TIFSA Euro Notes for JCI plc Euro Notes pursuant to the exchange offers with respect to any accrued and unpaid stated interest on such TIFSA Euro Notes (i.e., if such U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes) and any accrued market discount on such TIFSA Euro Notes previously included by the U.S. Holder in income (i.e., if such U.S. Holder previously elected to include market discount into income as it accrued). The amount of foreign currency exchange gain or loss with respect to any such previously accrued stated interest or market discount generally will equal the difference, if any, between (i) the U.S. dollar value of such accrued and unpaid stated interest or market discount as previously included by such U.S. Holder in income for U.S. federal income tax purposes and (ii) the U.S. dollar value of such accrued and unpaid stated interest translated into U.S. dollars at the spot rate prevailing on the Settlement Date. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes that has previously elected to translate accrued stated interest based on the "spot accrual convention" generally will not recognize any exchange gain or loss with respect to any accrued and unpaid interest recognized as a result of the exchange offers. The net amount of the foreign currency exchange gain or loss with respect to the principal amount of the TIFSA Euro Notes exchanged pursuant to the exchange offers and the exchange gain or loss with respect to any accrued and unpaid interest or market discount on such TIFSA Euro Notes generally will be recognized only to the extent of the total gain or loss realized on the exchange of such TIFSA Euro Notes. Any foreign currency exchange gain or loss so recognized on the exchange will be U.S.-source ordinary income gain or loss. A U.S. Holder that determines its amount realized in connection with the exchange of a TIFSA Euro Note by reference to the spot rate on the date of the exchange (rather than on the Settlement Date (if the Settlement Date is different from the date of the exchange)) may recognize additional foreign currency exchange gain or loss upon the Settlement Date.

        If a U.S. Holder recognizes foreign currency exchange loss upon the exchange of TIFSA Euro Notes for JCI plc Euro Notes pursuant to the exchange offers and the loss is above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS.

        Early Participation Premium.    The U.S. federal income tax treatment of the receipt of the Early Participation Premium is unclear, and Johnson Controls has not requested a ruling from the IRS with respect thereto. Johnson Controls intends to take the position that the Early Participation Premium is part of the consideration for a tendered Subsidiary Note pursuant to the exchange (in which case the Early Participation Premium would be treated as part of the amount realized in the exchange by a U.S. Holder in respect of such Subsidiary Note, as provided above). This discussion assumes that such treatment will be respected. Alternatively, the Early Participation Premium may be treated as a separate fee or some other type of income subject to tax as ordinary income. There can be no assurance that the IRS will not successfully challenge the position that Johnson Controls intends to take. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of the Early Participation Premium.

        Consent Fee.    The U.S. federal income tax treatment of the receipt of the applicable Consent Fee is uncertain. There is no legal authority directly on point, and Johnson Controls has not requested a ruling from the IRS with respect thereto. The receipt of the applicable Consent Fee by a U.S. Holder that exchanges Subsidiary Notes for JCI plc Notes could be treated as a separate fee paid for consenting to the proposed amendments, in which case a U.S. Holder would recognize ordinary income upon receipt of the applicable Consent Fee (and the amount of such Consent Fee would not be treated as part of the amount realized by such U.S. Holder upon such U.S. Holder's Subsidiary Note). Alternatively, the receipt of the applicable Consent Fee could be treated as some other type of ordinary income, or possibly as part of the consideration for a tendered Subsidiary Note pursuant to the exchange. U.S. Holders should consult their tax advisors regarding the U.S. federal tax treatment of the applicable Consent Fee to them.

        Issue Price.    Johnson Controls expects that the JCI plc Notes will be "traded on an established market" (within the meaning of the applicable Treasury Regulations) and that accordingly the "issue price" of each series of JCI plc Notes will, subject to the sentence immediately below, generally equal the fair market value of such JCI plc Notes on the Settlement Date. In addition, in accordance with applicable Treasury Regulations, Johnson Controls intends to determine the issue price of each series of JCI plc Notes by subtracting from the issue price (determined as described above and without regard to this sentence) the amount of pre-issuance accrued interest on such JCI plc Notes (as defined below under "—Treatment of the JCI plc Notes Received in the Exchange Offers—Stated Interest"), if any. Johnson Controls will provide investors with information regarding Johnson Controls' determination of the issue price of each series of JCI plc Notes within 90 days of the Settlement Date in a manner consistent with applicable Treasury Regulations. Johnson Controls' determination of the issue price of the JCI plc Notes is binding upon a U.S. Holder unless such holder explicitly discloses to the IRS, on a timely filed U.S. federal income tax return for the taxable year that includes the date of the exchange, that its determination of the issue price is different from that of the issuer, the reasons for the different determination, and how such U.S. Holder determined the issue price.

Treatment of the JCI plc Notes Received in the Exchange Offers

        Stated Interest.    Subject to the discussion below with respect to pre-issuance accrued interest, stated interest on the JCI plc Notes that is treated as "qualified stated interest" under applicable Treasury Regulations generally will be includible in the income of a U.S. Holder as ordinary income at the time received or accrued in accordance with the U.S. Holder's method of tax accounting and will constitute foreign-source income for U.S. federal income tax purposes. However, except in the case of a JCI plc Note that is issued in exchange for a Subsidiary Note having a record date for an interest payment that occurs prior to the Expiration Date and a scheduled date for such interest payment that occurs after the Settlement Date, a U.S. Holder generally should not be required to include in income the portion of the first payment of stated interest on a JCI plc Note in an amount equal to the accrued and unpaid interest on the Subsidiary Note exchanged therefor from the most recent interest payment date on such Subsidiary Note to, but not including, the Settlement Date (such amount, if any, is referred to as "pre-issuance accrued interest"). Instead, a U.S. Holder generally should be able to treat a portion of the first payment of stated interest on a JCI plc Note attributable to pre-issuance accrued interest, if any, as a non-taxable return of capital, and such U.S. Holder's adjusted tax basis in such JCI plc Note would be reduced by such amount. This discussion assumes that this treatment will be respected. A U.S. Holder that receives JCI plc Euro Notes in the exchange offer may recognize foreign currency exchange gain or loss with respect to the receipt of any pre-issuance accrued interest.

        If any non-U.S. taxes are withheld in respect of any payments on the JCI plc Notes, the amount of interest taxable as ordinary income will include amounts withheld in respect of such non-U.S. taxes and, without duplication, any Additional Amounts paid. A U.S. Holder generally may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit, in respect of such non-U.S. taxes for U.S. federal income tax purposes. If a U.S. Holder elects to claim a foreign tax credit, rather than a deduction, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. Holder in the particular year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes generally will constitute "passive category income."

        Original Issue Discount.    It is possible that one or more series of the JCI plc Notes may be treated as being issued with original issue discount ("OID") for U.S. federal income tax purposes. Specifically, if the "stated redemption price at maturity" of the JCI plc Notes exceeds their issue price (as defined above) by a de minimis amount or more as determined under applicable Treasury Regulations (generally 1/4 of one percent of their principal amount multiplied by the number of complete years to maturity), the excess will constitute OID for U.S. federal income tax purposes. The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. A U.S. Holder of JCI plc Notes that are issued with OID will be required to include the OID as ordinary interest income for U.S. federal income tax purposes as it accrues in accordance with a constant yield method based upon a compounding of interest, regardless of the U.S. Holder's regular method of accounting for U.S. federal income tax purposes, and before receiving the cash to which that interest income is attributable. As described above, because the issue price of the JCI plc Notes will be determined by reference to their fair market value on the Settlement Date, Johnson Controls cannot know before such date whether the JCI plc Notes will have OID.

        The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the JCI plc Note's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over (ii) the aggregate amount of any stated interest allocable to such accrual period. OID allocable to a final accrual period is the difference between the stated principal amount and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a JCI plc Note at the beginning of any accrual period is equal to its issue price increased by the sum of the accrued OID for all prior accrual periods and decreased by the amount of any payments other than stated interest. The note's yield to maturity is the discount rate that, when used in computing the present value of all payments on the note, produces an amount equal to the issue price of the note.

        Certain series of the JCI plc Notes will have a maturity date not more than a year from the Settlement Date and as a result will be treated as "short-term obligations" that will be subject to special tax rules. If a JCI plc Note is a short-term obligation, the applicable Treasury Regulations provide that none of the interest paid on such note will be treated as qualified stated interest, and thus such JCI plc Note will be deemed to be issued with OID. U.S. Holders of a JCI plc Note that is a short-term obligation using the accrual method of accounting generally will be required to include such OID in income on a straight line basis, unless an election is made by such U.S. Holder to accrue such OID in accordance with a constant yield method based on daily compounding. U.S. Holders using the cash method of accounting are generally not required to accrue OID on a short-term obligation into income on a current basis, unless they elect to do so. In the case of a U.S. Holder of a JCI plc Note that is a short-term obligation that is not required, and does not elect, to include OID on such short-term obligation in income currently, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of such JCI plc Note will be ordinary income to the extent of the OID accrued on a straight line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of such sale or other taxable disposition. In addition, U.S.

Holders of a short-term obligation that are not required, and do not elect, to include OID in income currently generally are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the short-term obligation in an amount not exceeding the deferred interest income (including accrued OID) with respect to such short-term obligation, until such deferred interest income is realized. A U.S. Holder's tax basis in a JCI plc Note that is a short-term obligation will be increased by the amount included in such U.S. Holder's income with respect to such JCI plc Note. U.S. Holders that receive JCI plc Notes pursuant to the exchange offers that constitute short-term obligations should consult their tax advisors regarding the special tax rules that may apply to short-term obligations.

        Foreign Currency Denominated Interest and OID.    Payments on the JCI plc Euro Notes will be denominated and paid in euro. The amount of stated interest income recognized by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes in respect of the JCI plc Euro Notes will be the U.S. dollar value of the euro interest payment, translated at the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. A U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes generally will not recognize any foreign currency exchange gain or loss upon receipt of a euro interest payment, but may have foreign currency exchange gain or loss attributable to the actual disposition of the euros received (as discussed below under "—Conversion or Other Taxable Disposition of Foreign Currency").

        In the case of a U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes with respect to stated interest on the JCI plc Euro Notes, and in the case of any U.S. Holder (whether such U.S. Holder uses the cash method or accrual method of accounting for U.S. federal income tax purposes) with respect to OID, if any, on the JCI plc Euro Notes, such U.S. Holder will generally be required to include in income the U.S. dollar value of stated interest and OID on a JCI plc Euro Note held by such U.S. Holder that accrued during the relevant accrual period, translated at the average spot rate in effect during such accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. Holder, at the average rate for the partial period within the taxable year). Alternatively, a U.S. Holder may elect to translate such accrued interest income and OID at the spot rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the spot exchange rate in effect on the last day of the taxable year), or, if a payment of interest or payment attributable to OID is actually received within five business days of the last day of the accrual period, an electing U.S. Holder may instead translate such accrued interest into U.S. dollars at the spot rate in effect on the day the payment is received. The above election will apply to all debt obligations that a U.S. Holder holds at the beginning of the first taxable year to which the election applies and any debt instruments thereafter acquired by the U.S. Holder. A U.S. Holder may not revoke this election without the consent of the IRS.

        Upon receipt of a euro interest payment in the case of a U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes or a euro payment attributable to OID in the case of any U.S. Holder (whether such U.S. Holder uses the cash method or accrual method of accounting for U.S. federal income tax purposes), in each case, including a payment attributable to accrued but unpaid interest or OID upon the sale, retirement or other taxable disposition of a JCI plc Euro Note, such U.S. Holder will generally recognize foreign currency exchange gain or loss (which is taxable as ordinary income or loss from sources within the United States, and is generally not treated as an adjustment to interest income or expense) equal to the difference, if any, between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued in U.S. dollars with respect to such payment, regardless of whether the payment is in fact converted into U.S. dollars. For this purpose, all receipts with respect to a JCI plc Euro Note will be viewed (i) first, as the receipt of any stated interest payment called for under the terms of such JCI plc Euro Note, (ii) second, as the receipt of previously accrued OID (to the extent thereof) and (iii) third, as the receipt of principal.

        If a U.S. Holder receives a payment of interest or a payment of OID on the JCI plc Euro Notes in U.S. dollars, then the U.S. dollar amount received may not be equal to the U.S. dollar amount required to be recognized as interest income under the rules discussed above. Any difference between such amounts will give rise to foreign currency exchange gain or loss and be taxed as described above.

        Amortizable Bond Premium.    If a U.S. Holder's initial tax basis in a JCI plc Note (excluding the portion of such basis that is attributable to pre-issuance accrued interest, if any) is greater than its stated redemption price at maturity, the U.S. Holder will be considered to have acquired the JCI plc Note with amortizable "bond premium" for U.S. federal income tax purposes. A U.S. Holder generally may elect to amortize the premium over the remaining term of the JCI plc Note in accordance with a constant yield method as an offset to qualified stated interest otherwise includible in income under a U.S. Holder's regular accounting method. An election to amortize bond premium, once made, generally applies to all taxable debt obligations then held or subsequently acquired by such U.S. Holder, and may not be revoked without the consent of the IRS. If a U.S. Holder does not elect to amortize the premium, that premium will reduce the gain or increase the loss such holder would otherwise recognize on a sale or other taxable disposition of the JCI plc Notes.

        Because the JCI plc Notes may, under certain circumstances, be redeemed prior to maturity at a premium, special rules apply that may adversely affect the amount of premium that a U.S. Holder may amortize with respect to a JCI plc Note. The bond premium rules are complex and U.S. Holders should consult their tax advisors regarding the application of these rules to the JCI plc Notes.

        In the case of any JCI plc Note that is treated as issued with bond premium, a U.S. Holder will generally be required to recognize foreign currency exchange gain or loss on any bond premium amortized by such U.S. Holder with respect to such JCI plc Note based on the difference in the spot rate prevailing on the Settlement Date and each date that the amortized amount of the premium reduces (or is deducted against) the interest inclusion with respect to such JCI plc Note.

        Sale or Other Taxable Disposition of JCI plc Notes.    Subject to the discussion above under "—Original Issue Discount" relating to JCI plc Notes that are short-term obligations, upon the sale, exchange, redemption, retirement or other taxable disposition of a JCI plc Note, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition in respect of the JCI plc Note (except to the extent such cash or property is attributable to accrued but unpaid interest (other than pre-issuance accrued interest, if any) or accrued OID on a short-term obligation, which will generally be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder's adjusted tax basis in the JCI plc Note. A U.S. Holder's adjusted tax basis in a JCI plc Note will generally equal its initial tax basis in the JCI plc Note (determined in U.S. dollars), (x) increased by any OID that the U.S. Holder previously included in income with respect to the JCI plc Note, and (y) decreased by any bond premium that the U.S. Holder previously amortized with respect to the JCI plc Note. Such capital gain or loss will generally be U.S.-source capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the JCI plc Note exceeds one year. The deductibility of capital losses is subject to limitations.

        A U.S. Holder that receives euros on the sale, exchange, redemption, retirement or other taxable disposition of a JCI plc Euro Note generally will have an amount realized equal to the U.S. dollar value of such euros translated at the spot rate on the date of such sale, exchange, redemption, retirement or other taxable disposition (or, if such JCI plc Euro Note is treated as traded on an established securities market, on the settlement date in the case of a cash basis or electing accrual basis taxpayer). The U.S. Holder generally will realize foreign currency exchange gain or loss upon such sale, exchange, redemption, retirement, or other taxable disposition of a JCI plc Euro Note (as ordinary income or loss from sources within the United States) if there is any difference between (i) the spot rate on the date such U.S. Holder acquired such JCI plc Euro Note and (ii) the spot rate on the date such JCI plc Euro Note is disposed of or the date the payment in respect of such sale, exchange, redemption, retirement or other taxable disposition is received, as applicable. Such foreign currency exchange gain or loss, together with any foreign currency exchange gain or loss realized on such disposition in respect of accrued interest and OID, generally will be realized only to the extent of the total gain or loss realized by such U.S. Holder on such disposition.

        A U.S. Holder that determines its amount realized in connection with the sale, exchange, redemption, retirement or other taxable disposition of a JCI plc Euro Note by reference to the spot rate on the date of such sale, exchange, redemption, retirement or other taxable disposition (rather than on the settlement date) may recognize additional foreign currency exchange gain or loss upon receipt of euros from such sale, exchange, redemption, retirement or other taxable disposition.

        If a U.S. Holder recognizes foreign currency exchange loss upon the disposition of a JCI plc Euro Note and the loss is above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS.

        Contingent Payment Debt Instrument Rules.    Under certain circumstances Johnson Controls may become obligated to pay a U.S. Holder amounts in excess of the stated interest and principal, or prior to their scheduled payment dates. The obligation to make such contingent payments may implicate special rules under the Treasury Regulations governing "contingent payment debt instruments." If the JCI plc Notes were treated as contingent payment debt instruments, a U.S. Holder generally would be required to treat any gain recognized on the sale or other disposition of a JCI plc Note as interest income rather than as capital gain, and the timing, character and amount of income inclusions on the JCI plc Notes might also be affected. Under applicable Treasury Regulations, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, based on all the facts and circumstances as of the issue date, such contingency or contingencies, in the aggregate, are "remote" or "incidental" or in certain other circumstances. Johnson Controls intends to take the position, and assumes in this discussion, that the JCI plc Notes are not contingent payment debt instruments within the meaning of the applicable Treasury Regulations. Johnson Controls' position is binding on a U.S. Holder unless such U.S. Holder discloses a contrary position in the manner that is required by the applicable Treasury Regulations. Johnson Controls' position is not, however, binding on the IRS. U.S. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the JCI plc Notes.

Conversion or Other Taxable Disposition of Foreign Currency

        A U.S. Holder generally will have tax basis in euros received as a TIFSA Euro Notes Consent Fee, or as interest on or upon a sale, exchange, redemption or other disposition of a JCI plc Euro Note, equal to the U.S. dollar value of such euros when the TIFSA Euro Notes Consent Fee or interest is received, or at the time of the sale, exchange, redemption or other disposition. On a conversion or other taxable disposition of such euros, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of U.S. dollars or the fair market value in U.S. dollars of any other property received and (ii) such U.S. Holder's tax basis in such euros. Any such gain or loss generally will be treated as ordinary income or loss from sources within the United States.

Non-U.S. Holders

The Exchange Offers

        Tender of Subsidiary Notes.    As discussed above under "U.S. Holders—The Exchange Offers—Tender of Subsidiary Notes," the exchange of Subsidiary Notes for JCI plc Notes pursuant to the exchange offers should constitute a disposition of such Subsidiary Notes for U.S. federal income tax purposes. Subject to the discussions below under "—Accrued and Unpaid Interest on JCI Inc. Notes," "—Early Participation Premium on JCI Inc. Notes," "—Consent Fee on JCI Inc. Notes," and "Backup

Withholding and Information Reporting," a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the exchange (or other income recognized in connection with the exchange) by such Non-U.S. Holder of Subsidiary Notes for JCI plc Notes pursuant to the exchange offers and consent solicitation unless such gain (or other income) is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States). Such effectively connected gain (or other income) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Accrued and Unpaid Interest on JCI Inc. Notes.    Any amounts received by a Non-U.S. Holder in respect of accrued and unpaid interest on JCI Inc. Notes not previously included in income will generally not be subject to U.S. federal income or withholding tax (subject to the discussion below under "Backup Withholding and Information Reporting") provided that (i) such Non-U.S. Holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of JCI Inc. stock entitled to vote, (B) is not a "controlled foreign corporation" with respect to which JCI Inc. is a "related person" within the meaning of the Code, (C) is not a bank receiving certain types of interest, and (ii) Johnson Controls or the applicable withholding agent has received appropriate documentation from such Non-U.S. Holder (e.g., IRS Form W-8BEN or IRS Form W-8BEN-E) establishing that such Non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes and certain other certification requirements are satisfied.

        If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest exemption" described above, any amounts attributable to accrued and unpaid interest in respect of the JCI Inc. Notes received by the Non-U.S. Holder may be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States, as described below. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-U.S. Holder generally must furnish appropriate documentation to the applicable withholding agent (e.g., IRS Form W-8BEN or IRS Form W-8BEN-E). Non-U.S. Holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Any amounts paid to a Non-U.S. Holder in respect of accrued and unpaid interest on the JCI Inc. Notes that is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Early Participation Premium on JCI Inc. Notes.    As discussed above under "U.S. Holders—The Exchange Offers—Early Participation Premium," the U.S. federal income tax treatment of the Early Participation Premium received with respect to the tender of Subsidiary Notes is unclear. Johnson

Controls intends to take the position that the Early Participation Premium is additional consideration for the tendered Subsidiary Note. Alternatively, the Early Participation Premium may be treated as a separate fee or some other type of income subject to tax as ordinary income and thus, in the case of Early Participation Premium with respect to the exchange of JCI Inc. Notes, may be subject to U.S. federal withholding tax at a 30% rate (or lower applicable treaty rate), unless the Non-U.S. Holder properly demonstrates that such Early Participation Premium is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States), in which case such Early Participation Premium would be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. There can be no assurance that the IRS will not successfully challenge the position that Johnson Controls intends to take. Accordingly, the applicable withholding agent may withhold U.S. federal withholding tax at the applicable rate from any payment of the Early Participation Premium with respect to JCI Inc. Notes to a Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal tax treatment of the receipt of the Early Participation Premium, the availability of a refund of any U.S. withholding tax, the provisions of any applicable income tax treaties which may provide different rules from those described above, and the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax.

        Consent Fee on JCI Inc. Notes.    As discussed above under "U.S. Holders—The Exchange Offers—Consent Fee," the U.S. federal income tax treatment of the receipt of the applicable Consent Fee is uncertain. The receipt of the applicable Consent Fee by a Non-U.S. Holder could be treated as a separate fee paid for consenting to the proposed amendments or some other type of ordinary income. Accordingly, Johnson Controls intends to, and an applicable withholding agent may, withhold U.S. federal withholding tax at a 30% rate (or lower applicable treaty rate) on the payment of the applicable Consent Fee on JCI Inc. Notes to a Non-U.S. Holder, unless the Non-U.S. Holder properly demonstrates that such Consent Fee is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States), in which case such Consent Fee would be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal tax treatment of the applicable Consent Fee to them, the availability of a refund of any U.S. withholding tax, the provisions of any applicable income tax treaties which may provide different rules from those described above, and the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax.

Treatment of the JCI plc Notes Received in the Exchange Offers

        Subject to the discussion below under "Backup Withholding and Information Reporting," a Non-U.S. Holder that receives JCI plc Notes pursuant to the exchange offers generally should not be subject to U.S. federal income or withholding tax with respect to any interest (including OID) or gain received or realized with respect to such JCI plc Notes, unless, in each case, such interest (including OID) or gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States), in which case such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such interest or gain at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person (and if such Non-U.S. Holder is a corporation, such Non-U.S. Holder may also be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments).

Holders Not Tendering in the Exchange Offers

In General

        The U.S. federal income tax treatment of holders who do not tender their Subsidiary Notes pursuant to the exchange offers and consent solicitations will depend upon whether the adoption of the proposed amendments results in a "deemed" exchange of such Subsidiary Notes for U.S. federal income tax purposes to such non-tendering holders. In general, the modification of a debt instrument will result in a deemed exchange of an "old" debt instrument for a "new" debt instrument (upon which gain or loss may be realized) if such modification is "significant" within the meaning of applicable Treasury Regulations. Under these Treasury Regulations, a modification is "significant" if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are "economically significant." The Treasury Regulations also provide that a modification that releases a guarantee on a recourse debt instrument is not a significant modification if it does not result in a change of "payment expectations." We believe that the release of Guarantees pursuant to the proposed amendments will not result in a change of payment expectations within the meaning of the Treasury Regulations. The Treasury Regulations further provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define "customary accounting or financial covenants." It is not clear whether the amendments to the covenants pursuant to the proposed amendments constitute alterations to "customary accounting or financial covenants." In addition, it is not clear whether the amendments to the Events of Default provisions or the amendments to the provisions regarding consolidations, mergers, sales and conveyances under the applicable Subsidiary Indentures pursuant to the proposed amendments are "economically significant." If adoption of the proposed amendments does not constitute a significant modification of the Subsidiary Notes, then holders should not recognize gain or loss as a result of the adoption of the proposed amendments and should continue to have the same tax basis and holding period with respect to the Subsidiary Notes as immediately before the adoption of the proposed amendments. Although there is no authority directly on point and the matter is thus unclear, Johnson Controls intends to treat the adoption of the proposed amendments as not constituting a significant modification to the terms of the Subsidiary Notes with respect to non-tendering holders. There can be no assurance, however, that the IRS will not successfully challenge the position that Johnson Controls intends to take.

        In light of the uncertainty of the applicable rules, non-tendering holders should consult their tax advisors regarding the risk that adoption of the proposed amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the proposed amendments are so treated and the U.S. federal income tax consequences of continuing to hold Subsidiary Notes after the adoption of the proposed amendments. In addition, holders that validly withdraw the tender of their Subsidiary Notes but receive an applicable Consent Fee should consult their tax advisors as to the consequences of the receipt of such Consent Fee to them, including whether the receipt of such Consent Fee could result in a "significant modification" of the Subsidiary Notes to such holder.

U.S. Holders

        If the IRS successfully asserts that the adoption of the proposed amendments was a significant modification that resulted in a deemed exchange of "old" Subsidiary Notes for "new" Subsidiary Notes to non-tendering holders, or, if the receipt of the applicable Consent Fee by a U.S. Holder that tenders but validly withdraws the tender of its Subsidiary Notes results in a significant modification of such Subsidiary Notes, the treatment of such U.S. Holder would depend upon whether such exchange qualifies as a recapitalization for U.S. federal income tax purposes. Such qualification may not be clear depending on, among other issues, whether the Subsidiary Notes constitute "securities" for U.S. federal income tax purposes. Holders of Subsidiary Notes should consult their tax advisors as to the possibility that any such deemed exchange could qualify as a recapitalization for U.S. federal income tax purposes and the amount and character of any gain or loss that would be recognized in the case of a taxable deemed exchange, including the possibility of the "new" Subsidiary Notes being issued with OID or treated as short-term obligations.

        The receipt of the applicable Consent Fee by a U.S. Holder that validly withdraws the tender of its Subsidiary Notes would generally be treated as described above under "—U.S. Holders—The Exchange Offers—Consent Fee." U.S. Holders that withdraw the tender of their Subsidiary Notes but receive the applicable Consent Fee should consult their tax advisors regarding the U.S. federal income tax consequences to them of the receipt of the applicable Consent Fee.

Non-U.S. Holders

        For Non-U.S. Holders who do not tender their Subsidiary Notes, subject to the discussion below regarding the receipt of the applicable Consent Fee, there should be no material U.S. federal income tax consequences if the adoption of the proposed amendments is not treated as resulting in a deemed exchange. Even if the adoption of the proposed amendments results in a deemed exchange that does not qualify as a recapitalization for U.S. federal income tax purposes, Non-U.S. Holders generally would not be subject to U.S. federal tax on such deemed exchange except in the same circumstances and manner as described above under "—Non-U.S. Holders—The Exchange Offers," and below under "Backup Withholding and Information Reporting," and any resulting OID on the "new" Subsidiary Notes generally would be subject to U.S. federal income and withholding tax in the same manner as interest on the Subsidiary Notes is currently subject to U.S. federal income and withholding tax.

        The receipt of the applicable Consent Fee with respect to Subsidiary Notes by a Non-U.S. Holder that validly withdraws the tender of its Subsidiary Notes would generally be treated as described above under "—Non-U.S. Holders—The Exchange Offers—Consent Fee on JCI Inc. Notes," and, in the case of an applicable Consent Fee received with respect to TIFSA Notes, "—Non-U.S. Holders—The Exchange Offers." Non-U.S. Holders that withdraw the tender of their Subsidiary Notes but receive the applicable Consent Fee should consult their tax advisors regarding the U.S. federal income tax consequences to them of the receipt of the applicable Consent Fee.

Backup Withholding and Information Reporting

        A holder may be subject to information reporting with respect to cash received pursuant to the exchange offers, payments of principal and interest (including OID, if any) on the Subsidiary Notes or the JCI plc Notes, and the sale, exchange or other disposition of the Subsidiary Notes or the JCI plc Notes, and may be subject to backup withholding unless such holder timely provides the applicable withholding agent with a properly completed and executed applicable IRS Form W-8 (in the case of a Non-U.S. Holder) or W-9 (in the case of a U.S. Holder) and otherwise complies with applicable requirements of the backup withholding rules, or otherwise establishes an exemption. Holders of Subsidiary Notes and JCI plc Notes should consult their own tax advisors as to the applicability to them of these backup withholding and information reporting requirements, their qualification for an exemption from such requirements and the procedures for establishing such exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

CERTAIN IRISH TAX CONSEQUENCES

        The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of the Notes based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with holders of the Subsidiary Notes who will beneficially own their JCI plc Notes as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding JCI plc Notes, such as dealers in securities, trusts, etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the JCI plc Notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the JCI plc Notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Taxation of Noteholders

Withholding Tax

        In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest which should include interest payable on the JCI plc Notes. Johnson Controls will not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a JCI Note where:

  (a)
  the JCI plc Notes are Quoted Eurobonds, i.e. securities which are issued by a company (such as Johnson Controls), which are listed on a recognised stock exchange (such as the NYSE) and which carry a right to interest; and

  (b)
  the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland, either:

  (i)
  the JCI plc Notes are held in a clearing system recognised by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognised); or

  (ii)
  the person who is the beneficial owner of a JCI plc Note is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

        Thus, so long as the JCI plc Notes continue to be quoted on the NYSE and are held in a clearing system recognised by the Irish Revenue Commissioners (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognised), interest on the JCI plc Notes can be paid by any Paying Agent acting on behalf of Johnson Controls free of any withholding or deduction for or on account of Irish income tax.

        If the JCI plc Notes continue to be quoted on the NYSE but cease to be held in a recognised clearing system, interest on the Notes may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a Paying Agent outside Ireland.

Encashment Tax

        In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest on any Subsidiary Note or JCI plc Note, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder of a Subsidiary Note or a JCI plc Note. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Income Tax, PRSI and Universal Social Charge

        Notwithstanding that a holder of a JCI plc Note may receive interest on a JCI plc Note free of withholding tax, the holder of a JCI plc Note may still be liable to pay Irish tax with respect to such interest. Noteholders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions and the universal social charge in respect of interest they receive on the JCI plc Notes.

        Interest paid on the JCI plc Notes may have an Irish source and therefore may be within the charge to Irish income tax, notwithstanding that the Noteholder is not resident in Ireland. In the case of Noteholders who are non-resident individuals such Noteholders may also be liable to pay the universal social charge in respect of interest they receive on the Notes.

        Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

        There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by JCI in the ordinary course of its trade or business to a company are exempt from income tax provided the recipient company is not resident in Ireland and is a company which is either resident for tax purposes in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory and which tax corresponds to income tax or corporation tax in Ireland or, in respect of the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which is not yet in force but which will come into force once all ratification procedures have been completed. Secondly, interest paid by Johnson Controls free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory or is a company not resident in Ireland which is under the control, whether directly or indirectly, of person(s) who by virtue of the law of a Relevant Territory are resident for the purpose of tax in a Relevant Territory and are not under the control of person(s) who are not so resident or is a company not resident in Ireland where the principal class of shares of the company or its 75% parent is substantially and regularly traded on a recognised stock exchange.

        For the purposes of the above, "Relevant Territory" means a member state of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

        For the purposes of these exemptions and where not specified otherwise, residence is determined under the terms of the relevant double taxation agreement or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within the above exemptions is also exempt from the universal social charge.

        Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the Notes are held or attributed, may have a liability to Irish corporation tax on the interest.

        Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

        Interest on the JCI plc Notes which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders of the JCI plc Notes who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder of a JCI plc Note.

Capital Gains Tax

        For the purposes of this section a "Non-Irish Holder" is an individual beneficial owner of Subsidiary Notes or JCI plc Notes that is neither resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold Subsidiary Notes or JCI plc Notes in connection with a trade carried on by such person through an Irish branch or agency.

        We believe that a Non-Irish Holder which exchanges a Subsidiary Note for a JCI Note will not be subject to Irish tax on capital gains on a disposal of a Subsidiary Note where it holds Subsidiary Notes as capital assets.

        We believe that a Non-Irish Holder of a JCI Inc. Note will not be subject to Irish tax on capital gains on a disposal of a JCI Inc. Note where it holds JCI plc Notes as capital assets.

Capital Acquisitions Tax

        A gift or inheritance comprising of Subsidiary Notes or JCI plc Notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs, will be levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the Subsidiary Notes or JCI plc Notes are regarded as property situate in Ireland (i.e. if the Subsidiary Notes or JCI plc Notes are physically located in Ireland or if the register of the Subsidiary Notes or JCI plc Notes is maintained in Ireland)).

Stamp Duty

        No stamp duty or similar tax is imposed in Ireland on the issue of the JCI plc Notes.

        No stamp duty will arise on any transfer or redemption of the Subsidiary Notes or the JCI plc Notes (on the basis of an exemption provided for in Section 85(2) of the Stamp Duties Consolidation Act, 1999) where the Subsidiary Notes and the JCI plc Notes:

  (a)
  do not carry a right of conversion into stocks or marketable securities (other than any loan capital) of a company having a register in Ireland or into loan capital having such a right;

  (b)
  do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation;

  (c)
  are issued for a price which is not less than 90% of its nominal value; and

  (d)
  do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument relating to the Subsidiary Notes or the JCI plc Notes (as applicable).

 VALIDITY OF NOTES

        Arthur Cox, Dublin, Ireland, will issue an opinion about certain Irish law matters in connection with the exchange offers. The validity of the notes offered hereby will be passed upon for Johnson Controls by Wachtell, Lipton, Rosen & Katz and for the dealer managers by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The financial statements, financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Johnson Controls International plc and Johnson Controls, Inc. for the year ended September 30, 2016 have been so incorporated in reliance on the reports (the Johnson Controls International plc report contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Tyco business the registrant acquired as of September 2, 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements as of September 25, 2015 and September 26, 2014, and for each of the three fiscal years in the period ended September 25, 2015, and the related financial statement schedule, incorporated in this prospectus by reference from Johnson Controls International plc's (formerly known as Tyco International plc) and subsidiaries' (for the purposes of this paragraph only, the "Company") Current Report on Form 8-K dated March 11, 2016, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Johnson Controls International plc

OFFERS TO EXCHANGE ALL OUTSTANDING NOTES
OF SPECIFIED SERIES OF
JOHNSON CONTROLS, INC. AND TYCO INTERNATIONAL FINANCE S.A.
AND
SOLICITATIONS OF CONSENTS TO AMEND THE RELATED INDENTURES

PROSPECTUS

The Exchange Agent for the Exchange Offers and the Consent Solicitations is:

D.F. King & Co., Inc.

In New York: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Corporate Actions Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (866) 416-0576	In London: 125 Wood Street London EC2V 7AN United Kingdom By Telephone: +44 20 7920 9700
By Facsimile: (For Eligible Institutions only) (212) 709-3328 Confirmation: (212) 232-3235 Attention: Peter Aymar

Website: www.dfking.com/jci
Email: jci@dfking.com

         Any questions or requests for assistance may be directed to the joint lead dealer managers at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers and the Consent Solicitations.

The Information Agent for the Exchange Offers and the Consent Solicitations is:

In New York: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Corporate Actions Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (866) 416-0576	In London: 125 Wood Street London EC2V 7AN United Kingdom By Telephone: +44 20 7920 9700
By Facsimile: (For Eligible Institutions only) (212) 709-3328 Confirmation: (212) 232-3235 Attention: Peter Aymar

Website: www.dfking.com/jci
Email: jci@dfking.com

The Joint Lead Dealer Managers for the Exchange Offers and the Consent Solicitations are:

BofA Merrill Lynch Attn: Liability Management Group 214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 Toll-Free: (888) 292-0070 Collect: (980) 683-3215	Citigroup Global Markets Inc. Attn: Liability Management Group 390 Greenwich Street, 1st Floor New York, New York 10013 Toll-Free: (800) 558-3745 Collect: (212) 723-6106
BofA Merrill Lynch	Citigroup